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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VALIDUS HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Shares, $0.175 par value per share
	(2)	Aggregate number of securities to which transaction applies: 100,841,249
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)
Proposed maximum aggregate value of transaction:
$3,295,937,720.15

Solely for the purpose of calculating the registration fee, the underlying value of the transactions was calculated as the product of (i) 64,791,345 shares of Transatlantic common stock outstanding as of July 5, 2011 and potentially issuable pursuant to Transatlantic options and stock-based awards (as reported in the Form S-4 filed by Allied World Assurance Company Holdings, AG, on July 7, 2011), and (ii) the average of the high and low sales prices of shares of Transatlantic common stock as reported on the New York Stock Exchange on August 2, 2011 ($50.87).
	(5)	Total fee paid: $382,638.37 (Calculated as the product of the maximum aggregate offering price and 0.00011610)
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $387,788.79
	(2)	Form, Schedule or Registration Statement No.: Form S-4 (Registration Number 333-175774)
	(3)	Filing Party: Validus Holdings, Ltd., Commission File No. 001-33606
	(4)	Date Filed: July 25, 2011

PRELIMINARY PROXY STATEMENT
DATED NOVEMBER 7, 2011—SUBJECT TO COMPLETION

29 Richmond Road,
Pembroke HM 08
Bermuda

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                        , 2011

                    , 2011

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Validus Holdings, Ltd. will be held at 29 Richmond Road, Pembroke HM08 Bermuda, on                        , 2011, at                        , Atlantic time, for the following purposes:

  •
  to approve the issuance of Validus voting common shares, par value $0.175 per share, in connection with the proposed acquisition of all of the outstanding shares of common stock, par value $1.00 per share, Transatlantic Holdings, Inc.; and

  •
  to approve one or more adjournments of the Special Meeting in the event that the chairman of the Validus board of directors determines, in his sole discretion, that the Special Meeting should be adjourned to a future date.

        For further information concerning matters to be acted upon at the special meeting of Validus Shareholders, you are urged to read the proxy statement on the following pages.

        This proxy statement is dated                        , 2011 and is first being mailed to Validus Shareholders on or about                        , 2011

        If you are a shareholder of record, please complete, sign, date and return the enclosed proxy card in the return envelope furnished for that purpose, as promptly as possible, whether or not you plan to attend the meeting, or follow the instructions on the proxy card to complete your proxy card on the Internet at the website indicated or by telephone. If you own your shares through a bank, broker, or other nominee, you will receive instructions from that institution on how to instruct them to vote your shares, including by completing a voting instruction form, or providing instructions by Internet or telephone. If you do not receive such instructions, you may contact that institution to request them. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement. Only shareholders of record as shown on the transfer books of Validus at the close of business on September 15, 2011 will be entitled to notice of, and to vote at, the special meeting of Validus Shareholders or any adjournments or postponements thereof. See the section of this proxy statement titled "The Special Meeting" beginning on page            for more information.

By Order of the Board of Directors,

PRELIMINARY PROXY STATEMENT
DATED NOVEMBER 7, 2011—SUBJECT TO COMPLETION

29 Richmond Road,
Pembroke HM 08
Bermuda

SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

        This proxy statement (this "proxy statement") is furnished to the holders of Validus voting common shares, $0.175 par value per share (the "Validus Shares" and, together with any non-voting common shares, $0.175 par value per share, the "Validus common shares") in connection with the solicitation of proxies by the board of directors of Validus Holdings, Ltd. ("Validus") to be voted at a special meeting of shareholders (the "Special Meeting") on                        , 2011, at                        , Atlantic time, at 29 Richmond Road, Pembroke HM08 Bermuda.

        Validus Shareholders will be asked at the Special Meeting:

  •
  to approve the issuance of Validus Shares (the "Share Issuance") in connection with the proposed acquisition of all of the outstanding shares of common stock, par value $1.00 per share (the "Transatlantic Shares") of Transatlantic Holdings, Inc. ("Transatlantic") (the "Share Issuance Proposal"); and

  •
  to approve one or more adjournments of the Special Meeting in the event that the chairman of the Special Meeting determines, in his sole discretion, that the Special Meeting should be adjourned to a future date (the "Adjournment Proposal").

        Validus has delivered an offer to the board of directors of Transatlantic (the "Transatlantic Board") pursuant to which Validus would acquire Transatlantic through an exchange offer and second-step merger for 1.5564 Validus Shares per Transatlantic Share and Transatlantic would pay a one-time special dividend of $11.00 in cash per Transatlantic Share (which may be increased by the amount of the Special Excess Dividend (as defined below)) immediately prior to the expiration time of the exchange offer (the "Merger Offer"). The Merger Offer would be effected pursuant to the terms of an agreement and plan of merger among Transatlantic, Validus, and a wholly owned subsidiary of Validus, a draft of which was delivered to Transatlantic on October 16, 2011 (the "Proposed Merger Agreement"). The Transatlantic Board has rejected the Merger Offer.

        Each of the Merger Offer and the Exchange Offer (as defined below) provide that Transatlantic may pay up to a $2.00 per share cash special dividend (less applicable withholding taxes and without interest); the aggregate amount available to pay this cash special dividend to all Transatlantic stockholders will reduced on a dollar-for-dollar basis for any funds used by Transatlantic for share repurchases made after October 31, 2011 (such dividend, as downwardly adjusted, the "Special Excess Dividend"). Transatlantic's share repurchases after October 31, 2011 through November 3, 2011 (based on publicly available information as of November 4, 2011) have already reduced the value of the Special Excess Dividend to $1.75. Therefore, as Transatlantic continues share repurchases from selling stockholders it will result in a lower Special Excess Dividend payable to Transatlantic stockholders in a transaction with Validus. Validus cannot be assured of the timing or amounts of any ongoing Transatlantic share repurchases and therefore cannot ensure that any Special Excess Dividend would be made available to all Transatlantic stockholders. Any Special Excess Dividend will be funded from available cash on hand at Transatlantic.

        Validus has also amended the terms of the exchange offer that Validus commenced on July 25, 2011 to acquire all outstanding Transatlantic Shares (the "Exchange Offer") to include offer consideration of 1.5564 Validus Shares and $11.00 in cash (less applicable withholding taxes and without interest) per Transatlantic Share and to permit Transatlantic to pay the Special Excess Dividend (less applicable withholding taxes and without interest) prior to the expiration time of the Exchange Offer.

        Validus intends to, promptly after completion of the Exchange Offer, to consummate a second-step merger (the "Second-Step Merger") of Transatlantic with a wholly-owned subsidiary of Validus pursuant to the General Corporation Law of the State of Delaware, as amended (the "DGCL") pursuant to which each Transatlantic Share not owned by Validus following the Exchange Offer (other than Transatlantic Shares held in treasury by Transatlantic and Transatlantic Shares held by Transatlantic stockholders who properly exercise and are otherwise entitled to dissenter's rights under Delaware law) will be converted into the right to receive the same number of Validus Shares and the same amount of cash as are received by Transatlantic stockholders pursuant to the Exchange Offer. On November 4, 2011, Transatlantic filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 reporting that the Transatlantic Board had determined to recommend that Transatlantic stockholders reject the Exchange Offer and not tender their Transatlantic Shares pursuant to the Exchange Offer.

        As of the date of this proxy statement, neither the Merger Offer nor the Exchange Offer has been approved by the Transatlantic Board. The Merger Offer and the Exchange Offer are alternative methods for Validus to acquire all of the issued and outstanding Transatlantic Shares. Ultimately, only one of these transactions, or similar acquisition, can be pursued to completion. Validus intends to acquire Transatlantic by whichever method Validus determines is most likely to be completed. If the Share Issuance is approved by Validus Shareholders, Validus reserves the right to issue Validus Shares in connection with Validus' proposed acquisition of all of the outstanding Transatlantic Shares at an exchange ratio less than or equal to 1.5564 however effected, whether pursuant to the Merger Offer, the Exchange Offer and the Second-Step Merger, or otherwise. Except as otherwise specifically set forth in this proxy statement, we sometimes refer to any such acquisition of Transatlantic Shares as a "Proposed Transatlantic Acquisition."

        Validus has announced that the Validus Board has approved, through open market purchases or otherwise, an increase in Validus' existing share repurchase authorization to a total of $1 billion, contingent upon the consummation of the Proposed Transatlantic Acquisition.

        Validus is soliciting proxies from holders of Validus Shares at the Special Meeting pursuant to this proxy statement in order to be able to issue the Validus Shares to Transatlantic stockholders in connection with a Proposed Transatlantic Acquisition. The Share Issuance will become effective only if it is approved by Validus Shareholders and the Transatlantic Shares are acquired by Validus, either pursuant to the Merger Offer, the Exchange Offer and the Second-Step Merger, or otherwise.

        Based on Validus' and Transatlantic's respective capitalizations as of September 30, 2011, the proposed exchange ratio of 1.5564 Validus Shares per Transatlantic Share in a Proposed Transatlantic Acquisition and assuming dissenter's rights are not properly exercised or are otherwise not available under Delaware law, Validus estimates that former Transatlantic stockholders would own, in the aggregate, approximately 48% of the Validus common shares on a fully-diluted basis following consummation of a Proposed Transatlantic Acquisition.

        Validus Shareholders of record as of the close of business on September 15, 2011 (the "Record Date") will be entitled to vote at the Special Meeting. As of the Record Date, there were 88,386,178 outstanding Validus Shares entitled to vote at the Special Meeting, and 10,651,983 Validus non-voting shares. Each Validus Share entitles the holder of record thereof to one vote at the Special Meeting; however, if, and for so long as, the Validus Shares of a shareholder, including any votes conferred by "controlled shares" (as defined below), would otherwise represent more than 9.09% of the aggregate voting power of all Validus Shares entitled to vote on a matter, the votes conferred by such Validus Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by Validus' bye-laws), the votes conferred by such Validus Shares represent 9.09% of the aggregate voting power of all Validus Shares entitled to vote on such matter. "Controlled shares" include, among other things, all Validus Shares that a person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Internal Revenue Code of 1986 or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

        Validus knows of no specific matter to be brought before the Special Meeting that is not referred to in the Notice of Special Meeting of Shareholders dated                        , 2011. If any such matter comes before the Special Meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

        The affirmative vote of a majority of the votes cast at the Special Meeting at which a quorum is present in accordance with Validus' bye-laws is required to approve the Share Issuance Proposal. The affirmative vote of a majority of the voting power represented at the Special Meeting, at which a quorum is present in accordance with Validus' bye-laws, is required to approve the Adjournment Proposal.

        The Validus board of directors (the "Validus Board") recommends that Validus Shareholders vote "FOR" the Share Issuance Proposal and the Adjournment Proposal.

        This proxy statement provides Validus Shareholders with detailed information about the Special Meeting and the Share Issuance. You can also obtain information from publicly available documents filed by Validus and Transatlantic with the Securities and Exchange Commission (the "SEC"). Validus encourages you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page 25.

        Your vote is very important. Whether or not you plan to attend the Special Meeting, please take time to vote by completing and mailing your enclosed proxy card or by following the voting instructions provided to you if you own your shares through a bank, broker or other nominee. If you do not receive such instructions, you may request them from that firm.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved the Share Issuance, passed upon the merits or fairness of the Share Issuance or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

 SOURCES OF ADDITIONAL INFORMATION

        This proxy statement includes information, including important business and financial information, also set forth in documents filed by Validus and Transatlantic with the SEC, and those documents include information about Validus and Transatlantic that is not included in or delivered with this proxy statement. You can obtain any of the documents filed by Validus or Transatlantic, as the case may be, with the SEC from the SEC or, without charge, from the SEC's website at http://www.sec.gov. Validus Shareholders also may obtain documents filed by Validus with the SEC or documents incorporated by reference in this proxy statement free of cost, by directing a written or oral request to Validus' information agent, Innisfree M&A Incorporated ("Innisfree"), at:

501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll Free: (877) 825-8964
Banks and Brokers May Call Collect: (212) 750-5833

        If you would like to request documents, in order to ensure timely delivery, you must do so at least ten business days before the date of the Special Meeting. This means you must request this information no later than                        , 2011. Validus will mail properly requested documents to requesting Validus Shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

v

QUESTIONS AND ANSWERS ABOUT THE SHARE ISSUANCE AND THE SPECIAL MEETING

        The following questions and answers highlight selected information from this proxy statement and may not contain all the information that is important to you. Validus encourages you to read this entire document carefully.

Q.    When and where is the Special Meeting?

A.
The Special Meeting will take place at            , Atlantic time, on                        , 2011, at 29 Richmond Road, Pembroke HM08 Bermuda.

Q.    What is the purpose of the Special Meeting?

A.
The purpose of the meeting is to seek Validus Shareholder approval of:

•
the Share Issuance in connection with a Proposed Transatlantic Acquisition; and

•
to approve one or more adjournments of the Special Meeting in the event that the chairman of the Special Meeting determines, in his sole discretion, that the Special Meeting should be adjourned to a future date.

  Even if Validus Shareholders approve the Share Issuance, the Share Issuance will take effect only if and when a Proposed Transatlantic Acquisition is consummated.

Q.    Why is Validus Shareholder approval of the Share Issuance required?

A.
The listing requirements of the New York Stock Exchange (the "NYSE") require that Validus Shareholders approve any issuance of Validus Shares or securities convertible into or exercisable for Validus Shares if (a) the Validus Shares or other securities being issued will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (b) the number of Validus Shares to be issued is or will be equal to or in excess of 20% of the number of Validus Shares or other securities before such issuance.

Based upon publicly available information about the number of Transatlantic Shares outstanding as of September 30, 2011 and the proposed exchange ratio of 1.5564 Validus Shares per Transatlantic Share, Validus estimates that it would need to issue 95,943,509 Validus Shares in a Proposed Transatlantic Acquisition. This number of Validus Shares will be greater than 20% of the total number of Validus Shares outstanding prior to such issuance. Because the proposed exchange ratio in each of the Validus Merger Offer and Exchange Offer is fixed, the actual number of Validus Shares issuable in a Proposed Transatlantic Acquisition will depend on the results of Transatlantic's ongoing share repurchase program, the number of Transatlantic Shares outstanding at the time of the consummation of a Proposed Transatlantic Acquisition and whether any Transatlantic stockholders have properly exercised and are entitled to dissenter's rights under Delaware law.

  If the Share Issuance is approved by Validus Shareholders, Validus reserves the right to issue Validus Shares in connection with a Proposed Transatlantic Acquisition, however effected. Other than with respect to the Share Issuance, Validus Shareholders are not being asked to vote on the structure or form of, and Validus Shareholder approval is not required with respect to, a Proposed Transatlantic Acquisition.

Q.    Why is Validus proposing to acquire Transatlantic?

A.
Based on a number of factors described below under "The Proposed Transatlantic Acquisition—Reasons Why the Validus Board Recommends Approval of the Share Issuance in connection with a Proposed Transatlantic Acquisition," the Validus Board believes that an acquisition of

  Transatlantic represents a compelling combination and excellent strategic fit that will create a unique, global leader in reinsurance that will:

  •
  deploy capital effectively to maximize underwriting profitability and achieve superior growth in book value per share;

  •
  continue to aggressively manage capital, consistent with Validus' past practice; and

  •
  be a recognized leader in multiple classes, emphasizing short-tail lines while being well-positioned for cycle management.

Q.    Does the Validus Board recommend approval of the proposals?

A.
Yes. The Validus Board, taking into consideration the reasons discussed under the section of this proxy statement titled "The Proposed Transatlantic Acquisition—Reasons Why the Validus Board Recommends Approval of the Share Issuance in connection with a Proposed Transatlantic Acquisition," authorized and approved the Share Issuance. The Validus Board deems it fair, advisable and in the best interests of Validus to acquire all of the outstanding Transatlantic Shares and to consummate the Share Issuance. The Validus Board recommends that Validus Shareholders vote "FOR" each of the Share Issuance Proposal and the Adjournment Proposal.

Q.    When do you expect the Proposed Transatlantic Acquisition to be completed?

A.
Validus believes that the Proposed Transatlantic Acquisition is capable of being completed in the fourth quarter of 2011 subject to the satisfaction or waiver of the conditions to the Merger Offer or Exchange Offer (or such other conditions as may be applicable to the Proposed Transatlantic Acquisition), as the case may be. However, there can be no assurances that the Transatlantic Board, including a Transatlantic Board comprised of the three nominees (the "Nominees") that Validus is seeking to elect to the Transatlantic Board pursuant to a consent solicitation of Transatlantic stockholders (the "Consent Solicitation"), will seek to enter into the Proposed Merger Agreement with Validus, or otherwise pursue or facilitate the Proposed Transatlantic Acquisition. Validus Shareholders should take all of these factors into account when determining how to vote their Validus Shares.

Q.    What percentage of Validus Shares will the former holders of Transatlantic Shares own after a Proposed Transatlantic Acquisition?

A.
Based on Validus' and Transatlantic's respective capitalizations as of September 30, 2011, the proposed exchange ratio of 1.5564 Validus Shares per Transatlantic Share in a Proposed Transatlantic Acquisition and assuming dissenter's rights are not properly exercised or are otherwise not available under Delaware law, Validus estimates that former Transatlantic stockholders would own, in the aggregate, approximately 48% of the Validus common shares on a fully-diluted basis following consummation of a Proposed Transatlantic Acquisition.

Q.    Are Validus Shareholders able to exercise appraisal rights?

A.
Validus Shareholders will not be entitled to exercise appraisal rights with respect to any matter to be voted upon at the Special Meeting.

Q.    Will I have preemptive rights in connection with the Share Issuance?

A.
No. Validus Shareholders will not be entitled to any preemptive rights in connection with the Share Issuance.

Q.    What is the quorum requirement for the Special Meeting?

A.
The Validus bye-laws provide that two or more Validus Shareholders present in person and representing in person or by proxy in excess of 50% of the total issued Validus Shares must be present throughout the Special Meeting.

Q.    What vote is required to approve the Share Issuance Proposal at the Special Meeting?

A.
The affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present, is required to approve the Share Issuance Proposal.

Q.    What vote is required to approve the Adjournment Proposal at the Special Meeting?

A.
The affirmative vote of a majority of the voting power represented at the Special Meeting, assuming a quorum is present, is required to approve the Adjournment Proposal.

Q.    How can I vote my Validus Shares in person at the Special Meeting?

A.
If your Validus Shares are registered directly in your name as of the record date with the transfer agent, BNY Mellon Shareowner Services, you are considered the "shareholder of record" with respect to those shares, and the proxy materials and proxy card are being sent directly to you. As the shareholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card.

Most Validus Shareholders hold their Validus Shares through a bank, broker or other nominee (that is, in "street name") rather than directly in their own name. If you hold your Validus Shares in street name, you are a "beneficial holder," and the proxy materials are being forwarded to you by your bank, broker or other nominee together with a voting instruction form. Because a beneficial holder is not the shareholder of record, you may not vote these shares in person at the meeting unless you have previously either arranged for the Validus Shares beneficially owned by you to be transferred of record into your name by the record date for the Special Meeting or secured a valid proxy or power of attorney from the bank, broker or other nominee that holds your shares as of the record date for the Special Meeting (and who has received a valid proxy or power of attorney from the shareholder of record pursuant to a "legal proxy" with a power of subdelegation from the shareholder of record as of the record date).

Even if you plan to attend the Special Meeting, we recommend that you vote your Validus Shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Q.    How can I vote my Validus Shares without attending the Special Meeting?

A.
If you are the shareholder of record, you may direct your vote without attending the Special Meeting by completing and mailing your proxy card in the enclosed pre-paid envelope. In addition, if you are the shareholder of record, you may grant a proxy to vote your Validus Shares at the Special Meeting by telephone by calling                         and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 12:59 a.m., Atlantic time, on the day of the Special Meeting. Alternatively, as a shareholder of record, you may vote via the Internet at any time prior to 12:59 a.m., Atlantic time, on the day of the Special Meeting by going to http://www.proxyvote.com, entering the company number and control number on your proxy card and following the instructions to submit an electronic proxy. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card.

If you hold your Validus Shares in street name you should complete and return the voting instruction form you receive from your bank, broker or other nominee in accordance with the instructions you receive from your bank, broker or other nominee. Your voting instruction form may contain instructions from your bank, broker or other nominee that allow you to vote your Validus Shares using the Internet or by telephone. Please consult with your bank, broker or other nominee if you have any questions regarding the voting of Validus Shares held in street name.

Q.    What effect will abstentions and "broker non-votes" have with respect to the Share Issuance Proposal and the Adjournment Proposal?

A.
Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the Special Meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether a quorum exists and will be considered as present for purposes of determining voting power present at the Special Meeting. Abstentions and broker non-votes will not have the effect of a vote against the Share Issuance Proposal, but will have the effect of a vote against the Adjournment Proposal. See the section of this proxy statement titled "The Special Meeting—Record Date and Shares Entitled to Vote."

Q.    If my Validus Shares are held in a brokerage account or in "street name," will my broker vote them for me?

A.
If you own your Validus Shares through a bank, broker or other nominee, you will receive instructions from that institution on how to instruct them to vote your Validus Shares, including by completing a voting instruction form, or providing instructions by Internet or telephone. If you do not receive such instructions, you may contact that institution to request them. In accordance with NYSE rules, banks, brokers and other nominees who hold Validus Shares in street-name for customers may not exercise their voting discretion with respect to the Share Issuance Proposal and the Adjournment Proposal. Accordingly, if you do not provide your bank, broker or other nominee with instructions on how to vote your street name shares, your bank, broker or other nominee will not be permitted to vote them at the Special Meeting, possibly resulting in a "broker non-vote."

Q.    Will any other matters be voted on at the Special Meeting?

A.
Validus knows of no specific matter to be brought before the Special Meeting that is not referred to in the Notice of Special Meeting of Shareholders dated                         , 2011. If any such matter comes before the Special Meeting, the proxy holders will vote proxies in accordance with their judgment.

Q.    What is the record date for the Special Meeting?

A.
Only shareholders of record as of the Record Date of September 15, 2011 are entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.

Q.    How many votes do I have and how many votes can be cast by all Validus Shareholders?

A.
Each Validus Share entitles the holder of record thereof to one vote at the Special Meeting; however, if, and for so long as, the Validus Shares of a shareholder, including any votes conferred by controlled shares, would otherwise represent more than 9.09% of the aggregate voting power of all Validus Shares entitled to vote on a matter, the votes conferred by such Validus Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by Validus' bye-laws), the votes conferred by such Validus Shares represent 9.09% of the aggregate voting power of all Validus Shares entitled to vote on such matter. As of the Record Date, there were 88,386,178 Validus Shares outstanding and entitled to vote at the Special Meeting (without taking into account any voting cutback described above).

Q.    What do I need to do now?

A.
Validus urges you to read carefully this proxy statement, including its annexes and the documents incorporated by reference herein. You also may want to review the documents referenced under the section of this proxy statement titled "Where You Can Find More Information" and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, Validus encourages you to fill in and return the attached proxy card (if you are a shareholder of record) or voting instruction form you receive from your bank, broker or other nominee (if you hold your Validus Shares in street name).

Q.    How will my Validus Shares be voted if I sign and return a proxy card or voting instruction form without specifying how the should be voted?

A.
If you sign and return a proxy card or voting instruction form without giving specific voting instructions, your Validus Shares will be voted "FOR" the Share Issuance Proposal and "FOR" the Adjournment Proposal and as the persons named as proxies may determine in their judgment with respect to any other matters properly presented for a vote before the Special Meeting.

Q.    What do I do if I want to change my vote or revoke my proxy?

A.
You may change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. If you are a Validus Shareholder of record, you may change your vote or revoke your proxy by: (1) delivering to Validus (Attention: General Counsel) at 29 Richmond Road, Pembroke, HM 08 Bermuda a written notice of revocation of your proxy; (2) delivering to Validus an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the Special Meeting and voting in person as described above under the question titled "How can I vote my Validus Shares in person at the Special Meeting?" Attendance at the Special Meeting in and of itself, without voting in person at the Special Meeting, will not cause your previously granted proxy to be revoked. For Validus Shares you hold in street name, you should follow the instructions of your bank, broker or other nominee or, if you have obtained a valid proxy or power of attorney from the bank, broker or other nominee that holds your Validus Shares (and who has received a "legal proxy," with a power of subdelegation, from the shareholder of record as of the Record Date) giving you the right to vote your Validus Shares at the Special Meeting, by attending the Special Meeting and voting in person.

Q.    Who can I contact with any additional questions?

A.
If you have additional questions about the Share Issuance or the Proposed Transatlantic Acquisition, if you would like additional copies of this proxy statement, or if you need assistance voting your Validus Shares, you should contact Innisfree at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll Free: (877) 825-8964
Banks and Brokers May Call Collect: (212) 750-5833

Q.    Where can I find more information about the companies?

A.
You can find more information about Validus and Transatlantic in the documents described under the section of this proxy statement titled "Where You Can Find More Information."

SUMMARY

        This summary highlights the material information in this proxy statement. To more fully understand the Share Issuance Proposal and the Adjournment Proposal, and for a more complete description of the terms of the Proposed Transatlantic Acquisition, you should read carefully this entire document, including the annexes and documents incorporated by reference herein, and the other documents referred to herein. For information on how to obtain the documents that are on file with the SEC, see the section of this proxy statement titled "Where You Can Find More Information."

Validus (page 37)

        Validus is a Bermuda exempted company with its principal executive offices located at 29 Richmond Road, Pembroke, Bermuda HM 08. The telephone number of Validus is (441) 278-9000. Validus is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. ("Validus Re") and Talbot Holdings, Ltd. ("Talbot"). Validus Re is a Bermuda-based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. At September 30, 2011, Validus had total shareholders' equity of $3.6 billion and total assets of $8.0 billion. Validus Shares are listed on the NYSE under the symbol "VR" and, as of                         , 2011, the last practicable date prior to the filing of this proxy statement, Validus had a market capitalization of approximately $       billion. Validus has approximately 460 employees.

        As of the date of the filing of this proxy statement with the SEC, Validus was the registered holder of 200 Transatlantic Shares, or less than 1% of the amount outstanding.

Transatlantic (page 37)

        The following description of Transatlantic is taken from the Joint Proxy Statement/Prospectus filed by Transatlantic with the SEC on August 19, 2011 (the "Allied World/Transatlantic Joint Proxy Statement/Prospectus").

        Transatlantic is a holding company incorporated in the State of Delaware. Transatlantic, through its wholly-owned subsidiaries, Transatlantic Reinsurance Company ("TRC"), Trans Re Zurich Reinsurance Company Ltd., acquired by TRC in 1996, and Putnam Reinsurance Company ("Putnam") (contributed by Transatlantic to TRC in 1995), offers reinsurance capacity for a full range of property and casualty products, directly and through brokers, to insurance and reinsurance companies, in both the domestic and international markets on both a treaty and facultative basis. One or both of TRC and Putnam is licensed, accredited, authorized or can serve as a reinsurer in 50 states and the District of Columbia in the United States and in Puerto Rico and Guam. Through its international locations, Transatlantic has operations worldwide, including Bermuda, Canada, seven locations in Europe, three locations in Central and South America, two locations in Asia (excluding Japan), and one location in each of Japan, Australia and Africa. TRC is licensed in Bermuda, Canada, Japan, the United Kingdom, the Dominican Republic, the Hong Kong Special Administrative Region, the People's Republic of China and Australia. Transatlantic was originally formed in 1986 under the name PREINCO Holdings, Inc. as a holding company for Putnam. Transatlantic's name was changed to Transatlantic Holdings, Inc. on April 18, 1990 following the acquisition on April 17, 1990 of all of the common stock of TRC in exchange for Transatlantic Shares.

        Transatlantic Shares are listed on the NYSE under the ticker symbol "TRH." Transatlantic's principal executive offices are located at 80 Pine Street, New York, New York 10005 and its telephone number is 212-365-2200.

Proposed Transatlantic Acquisition (page 27)

  General

        If the Share Issuance is approved by Validus Shareholders, Validus reserves the right to issue Validus Shares in connection with Validus' proposed acquisition of all of the outstanding Transatlantic Shares at an exchange ratio less than or equal to 1.5564, however effected, whether pursuant to the Merger Offer, the Exchange Offer and the Second-Step Merger, or otherwise. The Merger Offer, the Exchange Offer and the Second-Step Merger are described below. Validus believes that the Proposed Transatlantic Acquisition is capable of being completed in the fourth quarter of 2011.

        The consummation of each of the Merger Offer and the Exchange Offer and the Second-Step Merger would require the issuance of Validus Shares. Based on Validus' and Transatlantic's respective capitalizations as of September 30, 2011, the proposed exchange ratio of 1.5564 Validus Shares per Transatlantic Share and assuming dissenter's rights are not properly exercised or are otherwise not available under Delaware law, Validus estimates that former Transatlantic stockholders would own, in the aggregate, approximately 48% of the issued and outstanding Validus common shares on a fully-diluted basis following closing of a Proposed Transatlantic Acquisition.

        There can be no assurances that the Transatlantic Board, including a Transatlantic Board comprised of the Nominees if the Consent Solicitation is successful, will seek to enter into the Proposed Merger Agreement with Validus, or otherwise pursue or facilitate the Proposed Transatlantic Acquisition.

  Merger Offer (page 27 and Annex A)

        Validus has delivered the Merger Offer to the Transatlantic Board pursuant to which Validus would acquire Transatlantic through an exchange offer and second-step merger for 1.5564 Validus Shares per Transatlantic Share and Transatlantic would pay a one-time special dividend of $11.00 in cash per Transatlantic Share (which may be increased by the amount of the Special Excess Dividend) immediately prior to the expiration time of the exchange offer. Transatlantic's share repurchases after October 31, 2011 through November 3, 2011 (based on publicly available information as of November 4, 2011) have already reduced the value of the Special Excess Dividend to $1.75.

        Validus expects that the cash special dividend (other than the Special Excess Dividend) would be financed by new indebtedness incurred by Transatlantic. Validus has obtained a highly confident letter from J.P. Morgan Securities LLC ("J.P. Morgan") in connection with the arrangement of the full amount of the financing required for the $11.00 per Transatlantic Share cash special dividend. Any Special Excess Dividend would be funded from available cash on hand at Transatlantic.

        Validus believes that the Merger Offer can be consummated most promptly and effectively if the Transatlantic Board approves Transatlantic's entry into a two-step transaction involving an exchange offer and a second-step merger and Validus has delivered the Proposed Merger Agreement to Transatlantic contemplating this structure. The $11.00 cash special dividend and any Special Excess Dividend contemplated by the Merger Offer would be paid prior to the expiration time of the exchange offer contemplated by the Proposed Merger Agreement.

        A summary of the material terms and conditions of the terms of the Proposed Merger Agreement is attached as Annex A hereto.

  Exchange Offer and the Second-Step Merger (page 27 and Annex B)

        Validus has amended the terms of the Exchange Offer to include offer consideration of 1.5564 Validus Shares and $11.00 (less applicable withholding taxes and without interest) in cash per Transatlantic Share and to permit Transatlantic to pay the Special Excess Dividend (less applicable withholding taxes and without interest) prior to the expiration time of the Exchange Offer.

        The expiration time of the Exchange Offer, unless further extended by Validus, is 5:00 p.m., Eastern time, on Friday, November 25, 2011.

        Validus intends to, promptly after completion of the Exchange Offer, consummate the Second-Step Merger of Transatlantic with a wholly-owned subsidiary of Validus pursuant to which each Transatlantic Share not owned by Validus following the Exchange Offer (other than Transatlantic Shares held in treasury by Transatlantic and Transatlantic Shares held by Transatlantic stockholders who properly exercise and are otherwise entitled to applicable dissenter's rights under Delaware law) will be converted into the right to receive the same number of Validus Shares and the same amount of cash as are received by Transatlantic stockholders pursuant to the Exchange Offer.

        On November 4, 2011, Transatlantic filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 reporting that the Transatlantic Board had determined to recommend that Transatlantic stockholders reject the Exchange Offer and not tender their Transatlantic Shares pursuant to the Exchange Offer.

        The terms and conditions of the Exchange Offer are contained in the offer to exchange/prospectus filed with the SEC pursuant to Rule 424(b)(3) on August 19, 2011 (as the same may be amended from time to time, the "Validus Prospectus") and the related Letter of Transmittal which is filed as Exhibit 99.1 to Validus' Registration Statement on Form S-4 filed with the SEC on July 25, 2011, as amended by Amendment No. 20 to Validus' Schedule TO filed with the SEC on November 3, 2011. A summary of the conditions to the Exchange Offer is attached as Annex B hereto.

  Anticipated Accounting Treatment (page 33)

        Validus will account for the acquisition of Transatlantic Shares under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, "Business Combinations" ("ASC 805") under which the total consideration paid in a Proposed Transatlantic Acquisition will be allocated among acquired assets and assumed liabilities based on the fair values of the assets acquired and liabilities assumed. In the event there is an excess of the total consideration paid in the Proposed Transatlantic Acquisition over the fair values, the excess will be accounted for as goodwill. Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the Proposed Transatlantic Acquisition will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of Validus determines that the value of goodwill has become impaired, an accounting charge will be taken in the fiscal quarter in which such determination is made. In the event there is an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid in a Proposed Transatlantic Acquisition, the excess will be accounted for as a gain to be recognized through the income statement at the close of the transaction, in accordance with ASC 805. Validus anticipates the acquisition will result in an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid.

The Special Meeting (page 42)

        The Special Meeting will be held on                        , 2011, at                        , Atlantic time, at 29 Richmond Road, Pembroke HM08 Bermuda. Validus Shareholders will be asked at the Special Meeting:

  •
  to approve the Share Issuance in connection with a Proposed Transatlantic Acquisition; and

  •
  to approve one or more adjournments of the Special Meeting in the event that the chairman of the Special Meeting determines, in his sole discretion, that the Special Meeting should be adjourned to a future date.

        You can vote at the Special Meeting only if you are a shareholder of record, as shown by the transfer books of Validus, at the close of business on September 15, 2011, which is the Record Date for the Special Meeting.

  Recommendation of the Validus Board (page 31)

        The Validus Board recommends that Validus shareholders vote "FOR" each of the Share Issuance Proposal and the Adjournment Proposal.

  Reasons Why the Validus Board Recommends Approval of the Share Issuance in Connection with a Proposed Transatlantic Acquisition (page 31)

        The Validus Board recommends approval of the Share Issuance in order to issue Validus Shares that are necessary to effect the Proposed Transatlantic Acquisition. The Validus Board believes that an acquisition of Transatlantic represents a compelling combination and excellent strategic fit that will create a global reinsurance leader that would have leading positions in attractively priced short-tail lines, property-catastrophe in particular, and long-tail lines with attractive opportunities at the right point of the underwriting cycle, particularly as casualty rates improve and:

  •
  deploy capital effectively to maximize underwriting profitability and achieve superior growth in book value per share;

  •
  continue to aggressively manage capital, consistent with Validus' past practice; and

  •
  be a recognized leader in multiple classes, emphasizing short-tail lines while being well-positioned for cycle management.

        In reaching these conclusions, and in recommending the approval of the Share Issuance, the Validus Board consulted with Validus management as well as Validus' legal and financial advisors and considered a number of factors. Those factors included, but were not limited to, those set forth under the section of this proxy statement titled "The Proposed Transatlantic Acquisition—Reasons Why the Validus Board Recommends Approval of the Share Issuance in Connection with a Proposed Transatlantic Acquisition."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF VALIDUS

        Set forth below is certain selected historical consolidated financial data relating to Validus. The financial data has been derived from Validus' Quarterly Report on Form 10-Q for the nine months ended September 30, 2011, which is incorporated by reference into this proxy statement, and which we refer to as the "Validus 10-Q," and Validus' Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated into this proxy statement, and which we refer to as the "Validus 10-K." You should not take historical results as necessarily indicative of the results that may be expected for any future period.

        This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Validus 10-Q and the Validus 10-K. More comprehensive financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," is contained in the Validus 10-Q and Validus 10-K, and the following summary is qualified in its entirety by reference to the Validus 10-Q and Validus 10-K and all of the financial information and notes contained therein. See the section of this proxy statement titled "Where You Can Find More Information."

        The following table sets forth summarized operational data for the periods ended December 31, 2010, 2009, 2008, 2007 and 2006 and September 30, 2011 and 2010:

	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009(12)	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)
Revenues
Gross premiums written	$1,846,412	$1,731,835	$1,990,566	$1,621,241	$1,362,484	$988,637	$540,789
Reinsurance premiums ceded	(272,752)	(194,106)	(229,482)	(232,883)	(124,160)	(70,210)	(63,696)

Net premiums written	1,573,660	1,537,729	1,761,084	1,388,358	1,238,324	918,427	477,093
Change in unearned premiums	(259,863)	(209,417)	39	61,219	18,194	(60,348)	(170,579)

Net premiums earned	1,313,797	1,328,312	1,761,123	1,449,577	1,256,518	858,079	306,514
Gain on bargain purchase, net of expenses(13)	—	—	—	287,099	—	—	—
Net investment income	84,216	103,141	134,103	118,773	139,528	112,324	58,021
Realized gain on repurchase of debentures	—	—	—	4,444	8,752	—	—
Net realized gains (losses) on investments	23,177	46,897	32,498	(11,543)	(1,591)	1,608	(1,102)
Net unrealized (losses) gains on investments	(22,150)	88,641	45,952	84,796	(79,707)	12,364	—
Other income	2,201	4,667	5,219	4,634	5,264	3,301	—
Foreign exchange (losses) gains	(22,390)	(2,073)	1,351	(674)	(49,397)	6,696	2,157

Total revenues	1,378,851	1,569,585	1,980,246	1,937,106	1,279,367	994,372	365,590
Expenses
Losses and loss expenses	909,572	832,361	987,586	523,757	772,154	283,993	91,323
Policy acquisition costs	232,931	217,376	292,899	262,966	234,951	134,277	36,072
General and administrative expenses(1)	145,244	154,779	209,290	185,568	123,948	100,765	38,354
Share compensation expenses	27,059	21,040	28,911	27,037	27,097	16,189	7,878
Finance expenses	41,297	42,084	55,870	44,130	57,318	51,754	8,789
Transaction expenses	13,583	—	—	—	—	—	—
Fair value of warrants issued	—	—	—	—	—	2,893	77

Total expenses	1,369,686	1,267,640	1,574,556	1,043,458	1,215,468	589,871	182,493

Net income before taxes	9,165	301,945	405,690	893,648	63,899	404,501	183,097
Taxes	(1,050)	(2,068)	(3,126)	3,759	(10,788)	(1,505)	—

Net income	8,115	299,877	402,564	897,407	53,111	402,996	183,097
Net income attributable to non controlling interest	(14,110)	—	—	—	—	—	—

Net income (loss) available (attributable) to Validus	$(5,995)	$299,877	$402,564	$897,407	$53,111	$402,996	$183,097

Comprehensive (loss) income
Unrealized gains arising during the period(2)	—	—	—	—	—	—	(332)
Foreign currency translation adjustments	523	(94)	(604)	3,007	(7,809)	(49)	—
Adjustment for reclassification of losses realized in income	—	—	—	—	—	—	1,102

Comprehensive (loss) income	$(5,472)	$299,783	$401,960	$900,414	$45,302	$402,947	$183,867

	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009(12)	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)
Earnings per share(3)
Weighted average number of common shares and common share equivalents outstanding
Basic	98,430,686	119,414,906	116,018,364	93,697,194	74,677,903	65,068,093	58,477,130
Diluted	98,430,686	123,735,683	120,630,945	97,168,409	75,819,413	67,786,673	58,874,567
Basic (loss) earnings per share	$(0.12)	$2.47	$3.41	$9.51	$0.62	$6.19	$3.13

Diluted (loss) earnings per share	$(0.12)	$2.42	$3.34	$9.24	$0.61	$5.95	$3.11

Cash dividends per share	$0.75	0.66	$0.88	$0.80	$0.80	$—	$—

Selected financial ratios
Losses and loss expenses ratio(4)	69.2%	62.7%	56.1%	36.1%	61.5%	33.1%	29.8%
Policy acquisition cost ratio(5)	17.7%	16.4%	16.6%	18.1%	18.7%	15.6%	11.8%
General and administrative expense ratio(6)	13.1%	13.2%	13.5%	14.7%	12.0%	13.3. %	15.1%
Expense ratio(7)	30.8%	29.6%	30.1%	32.8%	30.7%	28.9%	26.9%
Combined ratio(8)	100.0%	92.3%	86.2%	68.9%	92.2%	62.0%	56.7%

Return on average equity(9)	(0.2)%	10.6%	10.8%	31.8%	2.7%	26.9%	17.0%

        The following table sets forth summarized balance sheet data as of December 31, 2010, 2009, 2008, 2007 and 2006 and September 30, 2011 and 2010:

	As of September 30,		As of December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)
Summary Balance Sheet Data:
Investments at fair value	$5,341,043	$5,448,529	$5,118,859	$5,388,759	$2,831,537	$2,662,021	$1,376,387
Cash and cash equivalents	855,982	518,770	620,740	387,585	449,848	444,698	63,643
Total assets	8,000,740	7,503,242	7,060,878	7,019,140	4,322,480	4,144,224	1,646,423
Reserve for losses and loss expenses	2,565,912	2,020,845	2,035,973	1,622,134	1,305,303	926,117	77,363
Unearned premiums	1,058,593	955,236	728,516	724,104	539,450	557,344	178,824
Senior notes payable	246,955	246,847	246,874	—	—	—	—
Debentures payable	289,800	289,800	289,800	289,800	304,300	350,000	150,000
Total liabilities	4,410,648	3,741,957	3,556,047	2,988,020	2,383,746	2,209,424	453,900
Total shareholders' equity	3,590,092	3,761,285	3,504,831	4,031,120	1,938,734	1,934,800	1,192,523
Book value per common share(10)	34.77	34.43	35.76	31.38	25.64	26.08	20.39
Diluted book value per common share(11)	32.23	32.02	32.98	29.68	23.78	24.00	19.73

(1)
General and administrative expenses for the years ended December 31, 2007 and 2006 include $4,000,000 and $1,000,000 respectively, related to our advisory agreement with Aquiline Capital Partners, LLC, which, together with its related companies, we refer to as "Aquiline." Our advisory agreement with Aquiline terminated upon completion of our initial public offering, in connection with which Validus recorded general and administrative expense of $3,000,000 in the year ended December 31, 2007.

(2)
Validus adopted ASC 820 and ASC 825 as of January 1, 2007 and elected the fair value option on all securities previously accounted for as available-for-sale. Unrealized gains and losses on available-for-sale investments at December 31, 2006 of $875,000, previously included in accumulated other comprehensive income, were treated as a cumulative-effect adjustment as of January 1, 2007. The cumulative-effect adjustment transferred the balance of unrealized gains and losses from accumulated other comprehensive income to retained earnings and had no impact on the results of operations for the annual or interim periods beginning January 1, 2007. Validus' investments were accounted for as trading for the annual or interim periods beginning January 1, 2007 and as such all unrealized gains and losses are included in net income.

(3)
ASC 718 requires that any unrecognized stock-based compensation expense that will be recorded in future periods be included as proceeds for purposes of treasury stock repurchases, which is applied against the unvested restricted shares balance. On March 1, 2007 we effected a 1.75 for 1 reverse stock split of our outstanding common shares. The stock split does not affect our financial statements other than to the extent it decreases the number of outstanding shares and correspondingly increases per share information for all periods presented. The share consolidation has been reflected retroactively in this financial data.

(4)
The losses and loss expense ratio is calculated by dividing losses and loss expenses by net premiums earned.

(5)
The policy acquisition cost ratio is calculated by dividing policy acquisition costs by net premiums earned.

(6)
The general and administrative expense ratio is calculated by dividing the sum of general and administrative expenses and share compensation expenses by net premiums earned. The general and administrative expense ratio for the year ended December 31, 2007 is calculated by dividing the total of general and administrative expenses plus share compensation expenses less the $3,000,000 termination fee payable to Aquiline by net premiums earned.

(7)
The expense ratio is calculated by combining the policy acquisition cost ratio and the general and administrative expense ratio.

(8)
The combined ratio is calculated by combining the losses and loss expense ratio, the policy acquisition cost ratio and the general and administrative expense ratio.

(9)
Annualized return on average equity is calculated by dividing the net income for the period by the average shareholders' equity during the period. Annual average shareholders' equity is the average of the beginning, ending and intervening quarter-end shareholders' equity balances.

(10)
Book value per common share is defined as total shareholders' equity available to Validus divided by the number of common shares outstanding as at the end of the period, giving no effect to dilutive securities.

(11)
Diluted book value per common share is calculated based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of common shares, unvested restricted shares, options and warrants outstanding (assuming their exercise). Diluted book value per common share is a Non-GAAP financial measure as described under Item 7, "Management's Discussion and Analysis of Financial condition and Results of Operations—Financial Measures," in the Validus Form 10-K.

(12)
Operating results of IPC Holdings, Ltd. have been included from the September 2009 date of acquisition.

(13)
The gain on bargain purchase, net of expenses is from the acquisition of IPC Holdings, Ltd. in September 2009 and is net of transaction expenses.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TRANSATLANTIC

        The following disclosure is taken from Transatlantic's Quarterly Report on Form 10-Q for the nine months ended September 30, 2011, which we refer to as the "Transatlantic 10-Q," and Transatlantic's Annual Report on Form 10-K for the year ended December 31, 2010, which we refer to as the "Transatlantic 10-K."

        Set forth below is certain selected historical consolidated financial data relating to Transatlantic. The financial data has been derived from the Transatlantic 10-Q, which is incorporated by reference into this proxy statement, and the Transatlantic 10-K, which is incorporated by reference into this proxy statement. You should not take historical results as necessarily indicative of the results that may be expected for any future period.

        This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Transatlantic 10-Q and the Transatlantic 10-K. More comprehensive financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," is contained in other documents filed by Transatlantic with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See the section of this proxy statement titled "Where You Can Find More Information."

        The following table sets forth operational data as of September 30, 2011 and 2010, and as of December 31, 2010, 2009, 2008, 2007 and 2006:

	Nine Months Ended September 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands, except per share amounts and ratios)
Net premiums written	$2,996,144	$2,980,918	$3,881,693	$3,986,101	$4,108,092	$3,952,899	$3,633,440
Net premiums earned	$2,857,515	$2,924,638	$3,858,620	$4,039,082	$4,067,389	$3,902,669	$3,604,094
Net losses and loss adjustment expenses incurred	(2,460,499)	(2,070,923)	(2,681,774)	(2,679,171)	(2,907,227)	(2,638,033)	(2,462,666)
Net commissions	(715,397)	(709,879)	(932,820)	(927,918)	(980,626)	(980,121)	(903,666)
Increase (decrease) in deferred policy acquisition costs	41,443	10,364	2,898	(12,406)	6,956	16,901	13,471
Other underwriting expenses	(122,878)	(133,015)	(177,624)	(158,181)	(131,555)	(115,760)	(102,339)
Underwriting (loss) profit(1)	(399,816)	21,185	69,300	261,406	54,937	185,656	148,894
Net investment income	344,296	352,224	473,547	467,402	440,451	469,772	434,540
Realized net capital gains (losses)(2)	67,871	16,955	30,101	(70,641)	(435,541)	9,389	10,862
(Loss) gain on early extinguishment of debt	(1,179)	(115)	(115)	9,869	10,250	—	—
Interest on senior notes	(50,386)	(51,192)	(68,272)	(43,454)	(43,359)	(43,421)	(43,405)
Other expenses, net	(83,396)	(25,348)	(31,773)	(28,549)	(23,515)	(25,644)	(10,983)
(Loss) income before income taxes	(122,610)	313,709	472,788	596,033	3,223	595,752	539,908
Income (taxes) benefits	80,874	(53,268)	(70,587)	(118,371)	99,031	(108,611)	(111,756)
Net (loss) income	$(41,736)	$260,441	$402,201	$477,662	$102,254	$487,141	$428,152
Per Common Share:
Net (loss) income:
Basic	$(0.67)	$4.04	$6.28	$7.20	$1.54	$7.37	$6.49
Diluted	(0.67)	3.99	6.19	7.15	1.53	7.31	6.46
Cash dividends declared	0.65	0.62	0.83	0.79	0.73	0.62	0.53
Share Data:
Weighted average common shares outstanding:
Basic	62,447	64,520	64,092	66,381	66,270	66,124	65,955
Diluted	62,447	65,284	64,930	66,802	66,722	66,654	66,266
Ratios:(3)
Loss ratio	86.1%	70.8%	69.5%	66.3%	71.5%	67.6%	68.3%
Commission ratio	23.6	23.9	24.1	23.3	23.9	24.7	24.7
Other underwriting expense ratio	4.3	4.6	4.6	3.9	3.2	2.9	2.9
Underwriting expense ratio	27.9	28.5	28.7	27.2	27.1	27.6	27.6
Combined ratio	114.0%	99.3%	98.2%	93.5%	98.6%	95.2%	95.9%

(1)
Includes pre-tax net catastrophe (costs) of $(683) million in the first nine months of 2011, $(180) million in the first nine months of 2010, ($202) million in the full year 2010, $6 million in the full year 2009, ($170) million in the full year 2008, ($55) million in the full year 2007 and ($29) million in the full year 2006.

(2)
Includes other-than-temporary impairment write-downs charged to earnings of ($3) million in the first nine months of 2011, ($7) million in the first nine months of 2010, ($8) million in the full year 2010, ($83) million in the full year 2009, ($318) million in the full year 2008, ($27) million in the full year 2007 and ($1) million in the full year 2006.

(3)
The loss ratio represents the absolute value of net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the absolute value of the sum of net commission and the (decrease) increase in deferred policy acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents the absolute value of other underwriting expenses expressed as a percentage of net premiums earned. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio.

        The following table sets forth summarized balance sheet data as of September 30, 2011 and 2010, and as of December 31, 2010, 2009, 2008, 2007 and 2006:

	Nine Months Ended September 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands, except per share amounts and ratios)
Total investments	$13,517,462	$13,128,869	$12,972,739	$12,315,395	$10,229,557	$12,500,540	$11,130,832
Cash and cash equivalents	384,574	223,818	284,491	195,723	288,920	255,432	205,264
Total assets	16,594,820	15,884,026	15,705,354	14,943,659	13,376,938	15,484,327	14,268,464
Unpaid losses and loss adjustment expenses	9,729,925	8,959,011	9,020,610	8,609,105	8,124,482	7,926,261	7,467,949
Unearned premiums	1,396,541	1,247,223	1,212,535	1,187,526	1,220,133	1,226,647	1,144,022
Senior notes	1,005,890	1,030,409	1,030,511	1,033,087	722,243	746,930	746,633
Total stockholders' equity	4,294,893	4,360,854	4,284,459	4,034,380	3,198,220	3,349,042	2,958,270
Book value per common share(1)	$69.67	$68.96	$68.83	$60.77	$48.19	$50.56	$44.80

(1)
Book value per common share is stockholders' equity divided by common shares outstanding.

SELECTED UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

        The following selected unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of Transatlantic might have affected the historical financial statements of Validus if it had been consummated at earlier times. The selected unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared using Transatlantic's publicly available financial statements and disclosures. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these selected unaudited condensed consolidated pro forma financial statements. The following selected unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus or a combined company. For a summary of the proposed business combination contemplated by the Proposed Transatlantic Acquisition see the section of this proxy statement entitled "The Proposed Transatlantic Acquisition."

        The selected unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the Transatlantic 10-Q and the Transatlantic 10-K, each as filed with the SEC. The selected unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at September 30, 2011 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2010 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

        This pro forma information is subject to risks and uncertainties, including those discussed in the section of this proxy statement titled "Risk Factors."

        The following table sets forth summarized pro forma statement of operations data as of September 30, 2011 and December 31, 2010:

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
	(Dollars in thousands, except share and per share amounts)
Revenues
Gross premiums written	$5,076,464	$6,118,134
Reinsurance premiums ceded	(506,660)	(475,357)

Net premiums written	4,569,804	5,642,777
Change in unearned premiums	(398,492)	(23,034)

Net premiums earned	4,171,312	5,619,743
Net investment income	426,117	601,614
Net realized gains on investments	94,188	70,571
Net unrealized gains (losses) on investments	182,637	(17,557)
Loss on early extinguishment of debt	(1,179)	(115)
Other income	2,201	5,219
Foreign exchange (losses) gains	(22,390)	1,351

Total revenues	4,852,886	6,280,826
Expenses
Losses and loss expenses	3,370,071	3,669,360
Policy acquisition costs	906,885	1,222,821
General and administrative expenses	261,043	383,387
Share compensation expenses	53,534	64,211
Finance expenses	108,695	146,825

Total expenses	4,700,228	5,486,604

Net income before taxes	152,658	794,222
Income tax benefit (expense)	5,786	(52,436)

Net income	158,444	741,786
Net income attributable to noncontrolling interest	(14,110)	—

Net income available to Validus	$144,334	$741,786

Comprehensive (loss) income
Foreign currency translation adjustments, net of tax	(18,000)	119,957
Net unrealized appreciation (depreciation) of investments, net of tax	—	—
Change in retirement plan liability, net of tax	(632)	452

Comprehensive income	$125,702	$862,195

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	194,374,195	213,255,252
Diluted	198,128,098	219,172,096
Basic earnings per share	$0.71	$3.45
Diluted earnings per share	$0.70	$3.38
Selected financial ratios
Losses and loss expenses ratio	80.8%	65.2%
Policy acquisition cost ratio	21.7%	21.8%
General and administrative expense ratio	7.6%	8.0%
Expense ratio	29.3%	29.8%
Combined ratio	110.1%	95.0%

        The following table sets forth summarized pro forma balance sheet data as of September 30, 2011:

As of September 30, 2011
(Dollars in thousands, except share and per share amounts)
Summary Balance Sheet Data:
Investments at fair value	$18,759,946
Cash and cash equivalents	1,240,556
Total assets	24,659,932
Reserve for losses and loss expenses	12,784,470
Unearned premiums	2,452,546
Senior notes payable and credit facility payable	1,950,776
Debentures Payable	289,800
Total liabilities	17,890,330
Total shareholders' equity	6,769,602
Book value per common share	33.97
Diluted book value per common share	32.31

COMPARATIVE PER SHARE DATA

        The Transatlantic historical per share data is taken from the Allied World/Transatlantic Joint Proxy Statement/Prospectus. The pro forma combined data is taken from the section of this proxy statement titled "Unaudited Condensed Consolidated Pro Forma Financial Information."

        The historical earnings per share, dividends, and book value of Validus and Transatlantic shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2010 and unaudited consolidated financial statements as of and for the nine months ended September 30, 2010. The unaudited pro forma comparative basic and diluted earnings per share data give effect to Proposed Transatlantic Acquisition using the purchase method of accounting as if the acquisition had been completed on January 1, 2010. The unaudited pro forma book value and diluted book value per share information was computed as if the acquisition had been completed on December 31, 2010 and September 30, 2011.

        The historical earnings per share, dividends, and book value of Validus and Transatlantic shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2010 and unaudited consolidated financial statements as of and for the nine months ended September 30, 2011. The unaudited pro forma comparative basic and diluted earnings per share data give effect to the acquisition using the purchase method of accounting as if the acquisition had been completed on January 1, 2010. The unaudited pro forma book value and diluted book value per share information was computed as if the acquisition had been completed on December 31, 2010 and September 30, 2011. You should read this information in conjunction with the historical financial information of Validus and of Transatlantic included or incorporated elsewhere in this proxy statement, including Validus' and Transatlantic's financial statements and related notes thereto. The unaudited pro forma data is not necessarily indicative of actual results had the acquisition occurred during the periods indicated. The unaudited pro forma data is not necessarily indicative of future operations of Validus.

        This pro forma information is subject to risks and uncertainties, including those discussed in the section of this proxy statement titled "Risk Factors."

        Per share data for the year ended December 31, 2010:

	Historical Validus(1)	Historical Transatlantic	Validus Pro forma combined	Equivalent per share of Transatlantic common stock(1)(2)		Equivalent per share of Transatlantic common stock(1)(2)
	(For the year ended December 31, 2010)
Basic earnings per common share	$3.41	$6.28	$3.45	$5.37		$5.37
Diluted earnings per common share	$3.34	$6.19	$3.38	$5.26		$5.26
Diluted operating earnings per common share(3)	$2.68	$5.89	$3.10	$4.82		$4.82
Cash dividends declared per common share	$0.88	$0.83	$0.88	$1.37		$1.37
Book value per common share (at period end)	$35.76	$68.83	$33.96	$52.86	(4)	$63.86	(5)
Diluted book value per common share (at period end)	$32.98	$66.77	$32.28	$50.24	(4)	$61.24	(5)

        Per share data for the period ended September 30, 2011:

	Historical Validus(1)	Historical Transatlantic	Validus Pro forma combined	Equivalent per share of Transatlantic common stock(1)(2)		Equivalent per share of Transatlantic common stock(1)(2)
	(For the nine months ended September 30, 2011)
Basic (loss) earnings per common share	$(0.12)	$(0.67)	$0.71	$1.11		$1.11
Diluted (loss) earnings per common share	$(0.12)	$(0.67)	$0.70	$1.09		$1.09
Diluted operating earnings per common share(3)	$0.23	$0.24	$0.09	$0.14		$0.14
Cash dividends declared per common share	$0.75	$0.65	$0.75	$1.17		$1.17
Book value per common share (at period end)	$34.77	$69.67	$33.97	$52.87	(4)	$63.87	(5)
Diluted book value per common share (at period end)	$32.23	$67.55	$32.31	$50.29	(4)	$61.29	(5)

(1)
Validus' investments in fixed maturities are classified as trading and carried at fair value, with related net unrealized gains or losses included in earnings. Transatlantic classifies its fixed maturities as either held to maturity or available for sale. Reclassifying these securities as trading would result in these unrealized gains and losses being reported as components of the income statements. As a result, historical Transatlantic and equivalent per share of Transatlantic common stock are not comparable.

(2)
Equivalent per share amounts are calculated by multiplying Validus pro forma per share amounts by the exchange offer ratio of 1.5564.

(3)
Net operating income (loss), a non-GAAP financial measure, is defined by Validus as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. This measure focuses on the underlying fundamentals of operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to underlying business.

(4)
For purposes of calculating equivalent per share of Transatlantic common stock values for book value per common share, the equivalent per share amount does not include the $11.00 per Transatlantic Share cash consideration contemplated to be paid as a special dividend in the Merger Offer and as a portion of the exchange consideration in the Exchange Offer and the Second-Step Merger, or any Special Excess Dividend.

(5)
For purposes of calculating equivalent per share of Transatlantic common stock values for book value per common share, the equivalent per share amount includes the $11.00 per Transatlantic Share cash consideration contemplated to be paid as a special dividend in the Merger Offer and as a portion of the exchange consideration in the Exchange Offer and the Second-Step Merger, but does not include any Special Excess Dividend.

 COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

        The following table sets forth the high and low sales prices per share of Validus Shares and Transatlantic Shares for the periods indicated as reported on the consolidated tape of the NYSE as well as cash dividends per common share, as reported in the Validus 10-K and the Transatlantic 10-K, respectively, with respect to the years 2009 and 2010, and thereafter as reported in publicly available sources. The Transatlantic dividend information was taken from the Allied World/Transatlantic Joint Proxy Statement/Prospectus and other publicly available sources. Please see the section of this proxy statement titled "Other Information."

	Validus				Transatlantic
	High	Low	Dividend		High	Low	Dividend
Year Ended December 31, 2011
Fourth Quarter (through November 4, 2011)	$30.87	$23.87	N/A	(2)	$55.00	$46.81	N/A	(1)
Third Quarter	$31.35	$23.24	$0.25		$53.00	$44.54	$0.22
Second Quarter	$34.95	$29.44	$0.25		$51.23	$43.85	$0.21
First Quarter	$33.72	$28.86	$0.25		$52.68	$46.17	$0.21
Year Ended December 31, 2010
Fourth Quarter	$30.83	$26.13	$0.22		$54.08	$49.68	$0.21
Third Quarter	$26.94	$24.31	$0.22		$51.50	$46.05	$0.21
Second Quarter	$27.64	$23.14	$0.22		$53.39	$44.08	$0.21
First Quarter	$28.25	$25.62	$0.22		$54.25	$46.67	$0.20
Year Ended December 31, 2009
Fourth Quarter	$27.35	$24.52	$0.20		$56.42	$49.01	$0.20
Third Quarter	$26.42	$20.95	$0.20		$51.36	$41.48	$0.20
Second Quarter	$24.76	$20.88	$0.20		$46.83	$34.92	$0.20
First Quarter	$26.71	$21.16	$0.20		$40.52	$26.16	$0.19

(1)
The Transatlantic Board declared on September 8, 2011 a quarterly cash dividend of $0.22 per Transatlantic Share payable on December 2, 2011 to Transatlantic stockholders of record on November 18, 2011.

(2)
The Validus Board declared on November 2, 2011 a quarterly dividend of $0.25 per Validus common share and $0.25 per Validus common share equivalent for which each outstanding Validus warrant is exercisable. The dividend is payable on December 30, 2011 to Validus shareholders and warrant holders of record on December 15, 2011.

        The following table sets out the trading information for Validus Shares and Transatlantic Shares on July 12, 2011, the last full trading day before Validus' public announcement of delivery of the Initial Validus Proposal to the Transatlantic Board, and November 4, 2011, the last practicable trading day prior to the filing of this proxy statement.

	Validus Common Share close	Transatlantic Common Stock close	Equivalent Validus Per Share Amount
July 12, 2011	$30.81	$49.02	$58.95
November 4, 2011	$28.65	$54.42	$55.59

        Equivalent per share amounts are calculated by multiplying Validus per share amounts by the exchange ratio of 1.5564 and adding $11.00 in cash per Transatlantic Share and do not contemplate the payment of any Special Excess Dividend.

        The value of the Validus Shares payable in the Validus Transaction Proposal will change as the market price of Validus Shares fluctuates, and may therefore be different from prices set forth above at the time this proxy statement or the Proposed Transatlantic Acquisition may become effective. Please see the section of this proxy statement titled "Forward Looking Statements." Validus shareholders are encouraged to obtain current market quotations for Validus Shares and Transatlantic Shares prior to making any decision with respect thereto.

FORWARD-LOOKING STATEMENTS

        This proxy statement may include forward-looking statements, both with respect to Validus and Validus' industry, that reflect Validus' current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would," and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus' control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether the conditions of any Proposed Transatlantic Acquisition will be met or whether a Proposed Transatlantic Acquisition will be consummated; 2) uncertainty as to the actual premium that will be realized by Transatlantic stockholders in connection with a Proposed Transatlantic Acquisition; 3) failure to realize the anticipated benefits of the Proposed Transatlantic Acquisition, including as a result of delay in completing the transaction or integrating the businesses of Validus and Transatlantic; 4) uncertainty as to the long-term value of Validus Shares; 5) unpredictability and severity of catastrophic events; 6) rating agency actions; 7) adequacy of Validus' or Transatlantic's risk management and loss limitation methods; 8) cyclicality of demand and pricing in the insurance and reinsurance markets; 9) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 10) adequacy of Validus' or Transatlantic's loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition in the insurance and reinsurance markets; 14) potential loss of business from one or more major reinsurance or insurance brokers; 15) the credit risk Validus and Transatlantic assume through their dealings with insurance and reinsurance brokers; 16) Validus' or Transatlantic's ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 17) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 18) the integration of businesses Validus may acquire or new business ventures Validus may start; 19) the legal, regulatory and tax regimes under which Validus and Transatlantic operate; 20) the effect on Validus' or Transatlantic's investment portfolios of changing financial market conditions, including inflation, interest rates, liquidity and the recent downgrade of U.S. securities by Standard & Poor's and the possible effect on the value of securities in Validus' and Transatlantic's investment portfolios, as well as other factors; 21) acts of terrorism or outbreak of war or hostilities; 22) availability of reinsurance and retrocessional coverage; and 23) the outcome of transaction related litigation, as well as management's response to any of the aforementioned factors.

        The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Validus 10-Q, the Validus 10-K, the Transatlantic 10-Q and the Transatlantic 10-K, each as filed with the SEC. Any forward-looking statements made in this proxy statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or Validus' business, operations or financial condition. Except to the extent required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

        No rating agency (A.M. Best, Moody's, or Standard & Poor's) has specifically approved or disapproved or otherwise taken definitive action on the Proposed Transatlantic Acquisition.

RISK FACTORS

        In addition to the other information included or incorporated by reference in this proxy statement (including the matters addressed under Forward-Looking Statements above), you should carefully consider the following risk factors before deciding whether to vote to approve the Share Issuance Proposal and the Adjournment Proposal. Each proposal is described in this proxy statement under "The Special Meeting." In addition to the risk factors set forth below, you should read and consider other risk factors specific to each of the Validus and Transatlantic businesses that will also affect Validus after a Proposed Transatlantic Acquisition, described in Part I, Item 1A of the Validus 10-K and this Transatlantic 10-K, and the other documents that have been filed with the SEC and all of which are incorporated by reference into this proxy statement. If any of the risks described below or in the reports incorporated by reference into this proxy statement actually occurs, the respective businesses, financial results, financial conditions, operating results or share prices of Validus or Transatlantic could be materially adversely affected.

Risk Factors Relating to a Proposed Transatlantic Acquisition

Validus must obtain governmental, regulatory and insurance department approvals to consummate a Proposed Transatlantic Acquisition, which, if delayed or not granted, may jeopardize or delay a Proposed Transatlantic Acquisition, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the combination contemplated by the Proposed Transatlantic Acquisition.

        The consummation of any Proposed Transatlantic Acquisition is conditioned on the receipt of all governmental and regulatory authorizations, consents, orders and approvals determined to be necessary or advisable by Validus, including without limitation, approval from the New York State Department of Financial Services. If Validus does not receive these approvals, then Validus will not be obligated to complete a Proposed Transatlantic Acquisition.

        The governmental and regulatory agencies from which Validus will seek these approvals have broad discretion in administering the applicable governing regulations. As a condition to their approval of a Proposed Transatlantic Acquisition, agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company's business. These requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the consummation of a Proposed Transatlantic Acquisition or may reduce the anticipated benefits of a transaction contemplated by a Proposed Transatlantic Acquisition. Further, no assurance can be given that the required consents and approvals will be obtained or that the required conditions to a Proposed Transatlantic Acquisition will be satisfied, and, if all required consents and approvals are obtained and the conditions to the consummation of a Proposed Transatlantic Acquisition are satisfied, no assurance can be given as to the terms, conditions and timing of the consents and approvals. If Validus agrees to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any consents or approvals required to consummate a Proposed Transatlantic Acquisition, these requirements, limitations, additional costs or restrictions could adversely affect Validus' ability to integrate the operations of Validus and Transatlantic or reduce the anticipated benefits of the combination contemplated by a Proposed Transatlantic Acquisition. This could have a material adverse effect on the business, financial condition and results of operations of the combined company and the market value of Validus Shares after the acquisition. In addition, a third party could attempt to intervene in any governmental or regulatory filings to be made by Validus or otherwise object to the granting to Validus of any such governmental or regulatory authorizations, consents, orders or approvals, which may cause a delay in obtaining, or the imposition of material requirements, limitations, costs, divestitures or restrictions on, or the failure to obtain, any such authorizations, consents, orders or approvals. Please see the information in the section titled "Regulatory Approvals" for a description of the regulatory approvals necessary in connection with a Proposed Transatlantic Acquisition.

The Proposed Transatlantic Acquisition remains subject to other conditions that Validus cannot control.

        The Merger Offer and the Exchange Offer are subject to the conditions set forth in Annex A and Annex B attached hereto, respectively, and any other Proposed Transatlantic Acquisition would be subject to similar conditions. There are no assurances that all of the conditions to the Merger Offer or the Exchange Offer will be satisfied. In addition, the Transatlantic Board may continue to refuse to accept the Merger Offer or seek to take actions that will delay, or frustrate, the satisfaction of one or more of the conditions referenced in Annex A or B, as applicable.

Validus may waive one or more of the conditions to a Proposed Transatlantic Acquisition without resoliciting or seeking additional shareholder approval for the Share Issuance.

        Each of the conditions to Validus' obligations to complete a Proposed Transatlantic Acquisition, may be waived, in whole or in part by Validus. The Validus Board will evaluate the materiality of any such waiver to determine whether resolicitation of proxies is necessary or, if shareholder approval of the Share Issuance has been received, whether further shareholder approval is necessary. In the event that any such waiver is not determined to be significant enough to require resolicitation or additional approval of shareholders, a Proposed Transatlantic Acquisition may be consummated without seeking further shareholder approval of the Share Issuance.

If a Proposed Transatlantic Acquisition is consummated through the Exchange Offer or the Merger Offer, full integration of Transatlantic's operations with Validus may be delayed if Validus does not hold at least 90% of the outstanding Transatlantic Shares following consummation of the Exchange Offer or the first-step exchange offer contemplated by the Merger Offer.

        The Exchange Offer is subject to a minimum tender condition, which provides that, prior to the expiration time of the Exchange Offer, Transatlantic stockholders shall have validly tendered and not withdrawn at least that number of Transatlantic Shares that, when added to the Transatlantic Shares then owned by Validus or any of its subsidiaries, represents a majority of the then-outstanding number of Transatlantic Shares on a fully-diluted basis. If Validus accepts Transatlantic Shares for exchange and owns 90% or more of the outstanding Transatlantic Shares after the Exchange Offer is completed, the Second-Step Merger can be effected as a "short form" merger under Delaware law without the consent of any stockholder (other than Validus) and without the approval of the Transatlantic Board. If Validus does not acquire at least 90% of the outstanding Transatlantic Shares in the Exchange Offer or otherwise, then both Transatlantic Board approval and Transatlantic stockholder approval will be required to effect the Second-Step Merger. While the requirements of a Transatlantic stockholder and Transatlantic Board approval would not prevent the Second-Step Merger from occurring, because Validus would hold sufficient Transatlantic Shares to approve the Second-Step Merger and remove the Transatlantic Board, it could delay the consummation of the Second-Step Merger and could delay the realization of some or all of the anticipated benefits from integrating Transatlantic's operations with Validus, including, among others, achieving some or all of the synergies associated with the acquisition of Transatlantic by Validus. The exchange offer and second-step merger contemplated by the Merger Offer will be subject to similar risks relating to delay and integration.

The Proposed Transatlantic Acquisition will result in the payment of a termination fee to Allied World.

        On June 12, 2011, Transatlantic entered into an Agreement and Plan of Merger with Allied World Assurance Company Holdings, AG, a corporation limited by shares organized under the laws of Switzerland ("Allied World") and GO Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Allied World ("Acquisition Sub") (the "Allied World Acquisition Agreement"), which have would resulted in the merger of Acquisition Sub with and into Transatlantic, with Transatlantic continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Allied World (the "Allied World Acquisition"). Transatlantic, Allied World and Acquisition Sub

terminated the Allied World Acquisition Agreement on September 16, 2011 and abandoned the Allied World Acquisition.

        Transatlantic paid a termination fee in the amount of $35 million (and expense reimbursement in the amount of $13.3 million) to Allied World in connection with the termination of the Allied World Acquisition. If prior to September 15, 2012 Transatlantic enters into a definitive agreement with regard to, or consummates, a Proposed Transatlantic Acquisition, Transatlantic will be required to pay an additional termination fee to Allied World equal to $66.7 million.

Risk Factors Relating to Validus Following the Consummation of a Proposed Transatlantic Acquisition.

Validus may experience difficulties integrating Transatlantic's businesses, which could cause Validus to fail to realize the anticipated benefits of the acquisition.

        If Validus' acquisition of Transatlantic is consummated, achieving the anticipated benefits of the acquisition will depend in part upon whether the two companies integrate their businesses in an effective and efficient manner. The companies may not be able to accomplish this integration process smoothly or successfully. The integration of certain operations following the acquisition of Transatlantic will take time and will require the dedication of significant management resources, which may temporarily distract management's attention from the routine business of the combined entity.

        Any delay or inability of management to successfully integrate the operations of the two companies could compromise the combined entity's potential to achieve the anticipated long-term strategic benefits of the acquisition and could have a material adverse effect on the business, financial condition and results of operations of the combined company and the market value of Validus Shares after the acquisition.

Validus has only conducted a limited review of Transatlantic's non-public information. Therefore, Validus may be subject to unknown liabilities of Transatlantic which may have a material adverse effect on Validus' profitability, financial condition and results of operations.

        To date, Validus has conducted only a limited due diligence review of Transatlantic's non-public information. The consummation of a Proposed Transatlantic Acquisition may constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, or result in the acceleration or other change of any right or obligation (including, without limitation, any payment obligation) under agreements which have not been provided to Validus. As a result, after the consummation of a Proposed Transatlantic Acquisition, Validus may be subject to unknown liabilities of Transatlantic, which may have a material adverse effect on the business, financial condition and results of operations of the combined company and the market value of Validus Shares after the consummation of a Proposed Transatlantic Acquisition.

        A Proposed Transatlantic Acquisition may also permit a counter-party to an agreement with Transatlantic to terminate that agreement because completion of a Proposed Transatlantic Acquisition would cause a default or violate an anti-assignment, change of control or similar clause. If this happens, Validus may have to seek to replace that agreement with a new agreement. Validus cannot assure you that it will be able to replace a terminated agreement on comparable terms or at all. Depending on the importance of a terminated agreement to Transatlantic's business, failure to replace that agreement on similar terms or at all may increase the costs to Validus of operating Transatlantic's business or prevent Validus from operating part or all of Transatlantic's business.

The Proposed Transatlantic Acquisition may result in one or more ratings organizations taking actions which may adversely affect the combined companies' business, financial condition and operating results, as well as the market price of Validus Shares.

        Ratings with respect to claims paying ability and financial strength are important factors in maintaining customer confidence in Validus and its ability to market insurance and reinsurance products and compete with other insurance and reinsurance companies. Rating organizations regularly analyze the financial performance and condition of insurers and reinsurers and will likely reevaluate the ratings of Validus and its reinsurance subsidiaries following the consummation of the Proposed Transatlantic Acquisition. Although none of Standard & Poor's, A.M. Best or Moody's took any formal action with respect to modifying Validus' ratings or Transatlantic's ratings following the announcement of the Merger Offer or the Exchange Offer, following the closing of a Proposed Transatlantic Acquisition, any ratings downgrades, or the potential for ratings downgrades, of Validus or its subsidiaries (including the newly acquired Transatlantic operating companies) could adversely affect Validus' ability to market and distribute products and services and successfully compete in the marketplace, which could have a material adverse effect on the business, financial condition and results of operations of the combined company and the market value of Validus Shares after the consummation of a Proposed Transatlantic Acquisition.

The occurrence of severe catastrophic events after the completion of a Proposed Transatlantic Acquisition could cause Validus' financial results to be more volatile and may affect the financial results of Validus differently than if a Proposed Transatlantic Acquisition did not take place.

        Because following a Proposed Transatlantic Acquisition Validus will, among other items, underwrite a large concentration of property catastrophe insurance and reinsurance and have large aggregate exposures to natural and man-made disasters, Validus expects that its loss experience generally will include infrequent events of great severity. Consequently, the occurrence of losses from catastrophic events is likely to cause substantial volatility in Validus' financial results following the consummation of the acquisition of Transatlantic. In addition, because catastrophes will continue to be an inherent risk of Validus' business following the consummation of the acquisition of Transatlantic, a major event or series of events can be expected to occur from time to time and to have a material adverse effect on the business, financial condition and results of operations of Validus and the market value of Validus Shares after the consummation of a Proposed Transatlantic Acquisition.

Future results of the combined company may differ materially from the Unaudited Condensed Consolidated Pro Forma Financial Information of Validus and Transatlantic presented in this proxy statement.

        The future results of Validus following the consummation of a Proposed Transatlantic Acquisition may be materially different from those shown in the Unaudited Condensed Consolidated Pro Forma Financial Information presented in this proxy statement, which show only a combination of Validus' and Transatlantic's historical results after giving effect to a Proposed Transatlantic Acquisition. Validus has estimated that it will record approximately $61.1 million in transaction expenses (inclusive of refinancing costs and Transatlantic transaction costs), as described in the notes to the Unaudited Condensed Consolidated Pro Forma Financial Information included in this proxy statement. In addition, the final amount of any charges relating to acquisition accounting adjustments that Validus may be required to record will not be known until following the consummation of a Proposed Transatlantic Acquisition. These and other expenses and charges may be higher or lower than estimated.

The recent downgrade in the U.S. credit rating could materially adversely affect the business, financial condition and results of operations of Validus and Transatlantic and have an adverse effect on the exchange offer.

        On August 5, 2011, Standard & Poor's lowered its long term sovereign credit rating on the United States of America from AAA to AA+. The current U.S. debt ceiling and budget deficit concerns have increased the possibility of other credit-rating downgrades and an economic slowdown. The impact of the downgrade is inherently unpredictable and could have a material adverse effect on the financial markets and economic conditions in the United States and throughout the world. In turn this could have a material adverse effect on the business, financial condition and results of operations of Validus and Transatlantic, including with respect to assets in their investment portfolios, as well as assets in trusts or other collateral arrangements posted by or to them. A decrease in the market value of investments held by Validus and Transatlantic could adversely affect the capital adequacy of such companies, which could require them to raise additional capital during a period of distress in financial markets, potentially at a higher cost. Additionally, rating agencies could impose higher capital requirements for Validus and Transatlantic to maintain their existing credit and financial strength ratings. Domestic and international equity markets have also recently experienced heightened volatility and turmoil, which may have an adverse effect on the market price of Validus common shares at the date the exchange offer is consummated. No prediction can be made as to the extent, severity and duration of the impact of the U.S. downgrade, a possible economic slowdown or of other recent events on the business, results of operations and financial condition of Validus and Transatlantic or on the exchange offer.

Risk Factors Relating to Transatlantic's Businesses

        You should read and consider risk factors specific to Transatlantic's businesses that will also affect Validus after the Proposed Transatlantic Acquisition contemplated by this proxy statement, described in Part I, Item 1A of the Transatlantic 10-K and other documents that have been filed by Transatlantic with the SEC and which are incorporated by reference into this proxy statement.

Risk Factors Relating to Validus' Businesses

        You should read and consider risk factors specific to Validus' businesses that will also affect Validus after the Proposed Transatlantic Acquisition contemplated by this proxy statement, described in Part I, Item 1A of the Validus 10-K and other documents that have been filed by Validus with the SEC and which are incorporated by reference into this proxy statement.

THE PROPOSED TRANSATLANTIC ACQUISITION

The Merger Offer

        Validus has delivered the Merger Offer to the Transatlantic Board pursuant to which Validus would acquire Transatlantic through an exchange offer and second-step merger for 1.5564 Validus Shares per Transatlantic Share and Transatlantic would pay a one-time special dividend of $11.00 in cash per Transatlantic Share (which may be increased by the amount of the Special Excess Dividend) immediately prior to the expiration time of the exchange offer.

        Validus expects that the cash special dividend (other than the Special Excess Dividend) would be financed by new indebtedness incurred by Transatlantic. Validus has obtained a highly confident letter from J.P. Morgan in connection with the arrangement of the full amount of the financing required for the $11.00 per Transatlantic Share cash special dividend. Any Special Excess Dividend would be funded from available cash on hand at Transatlantic.

        Validus believes that the Merger Offer can be consummated most promptly and effectively if the Transatlantic Board approves Transatlantic's entry into a two-step transaction involving an exchange offer and a second-step merger and Validus has delivered the Proposed Merger Agreement to Transatlantic contemplating this structure. The $11.00 cash special dividend and any Special Excess Dividend contemplated by the Validus Merger Offer would be paid prior to the expiration time of the exchange offer.

        There can be no assurances that the Transatlantic Board, including a Transatlantic Board comprised of the Nominees if the Consent Solicitation is successful, will seek to enter into the Proposed Merger Agreement with Validus.

        A summary of the material terms and conditions of the Proposed Merger Agreement is attached as Annex A hereto.

The Exchange Offer

        Validus has amended the terms of the Exchange Offer to include offer consideration of 1.5564 Validus Shares and $11.00 (less applicable withholding taxes and without interest) in cash per Transatlantic Share and to permit Transatlantic to pay the Special Excess Dividend (less applicable withholding taxes and without interest) prior to the expiration time of the Exchange Offer.

        The expiration time of the Exchange Offer, unless further extended by Validus, is 5:00 p.m., Eastern time, on Friday, November 25, 2011.

        Validus intends to, promptly after completion of the Exchange Offer, to consummate the Second-Step Merger of Transatlantic with a wholly-owned subsidiary of Validus pursuant to which each Transatlantic Share not owned by Validus following the Exchange Offer (other than Transatlantic Shares held in treasury Transatlantic and Transatlantic Shares held by Transatlantic stockholders who properly exercise and are otherwise entitled to applicable dissenter's rights under Delaware law) will be converted into the right to receive the same number of Validus Shares and the same amount of cash as are received by Transatlantic stockholders pursuant to the Exchange Offer.

        On November 4, 2011, Transatlantic filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 reporting that the Transatlantic Board had determined to recommend that Transatlantic stockholders reject the Exchange Offer and not tender their Transatlantic Shares pursuant to the Exchange Offer.

        The terms and conditions of the Exchange Offer are contained in the Validus Prospectus, as amended by Amendment No. 20 to Validus' Schedule TO filed with the SEC on November 3, 2011. A summary of certain terms and conditions of the Exchange Offer is attached as Annex B hereto.

        There can be no assurances that the Transatlantic Board, including a Transatlantic Board comprised of the Nominees if the Consent Solicitation is successful, will seek to pursue or facilitate the Exchange Offer.

The Special Excess Dividend

        Each of the Merger Offer and the Exchange Offer provide that Transatlantic may pay an additional cash Special Excess Dividend (less applicable withholding taxes and without interest) to Transatlantic Stockholders. The aggregate amount available to pay this cash special dividend to Transatlantic stockholders will be reduced on a dollar-for-dollar basis for any funds used by Transatlantic for share repurchases made after October 31, 2011. Transatlantic's share repurchases after October 31, 2011 through November 3, 2011 (based on publicly available information as of November 4, 2011) have already reduced the value of the Special Excess Dividend to $1.75. Therefore, as Transatlantic continues share repurchases from selling stockholders it will result in a lower Special Excess Dividend payable to all Transatlantic stockholders in a transaction with Validus. Validus cannot be assured of the timing or amounts of any ongoing Transatlantic share repurchases and therefore cannot ensure that any Special Excess Dividend would be made available to all Transatlantic stockholders. Any Special Excess Dividend will be funded from available cash on hand at Transatlantic.

Other Potential Transactions

        As of the date of this proxy statement, neither the Merger Offer nor the Exchange Offer has been approved by the Transatlantic Board. The Merger Offer and the Exchange Offer are alternative methods for Validus to acquire all of the issued and outstanding Transatlantic Shares. Ultimately, only one of these transactions, or similar acquisition, can be pursued to completion. Validus intends to seek to acquire Transatlantic by whichever method Validus determines is most likely to be completed. If the Share Issuance is approved by Validus shareholders, Validus reserves the right to issue Validus Shares in connection with Validus' proposed acquisition of all of the outstanding Transatlantic Shares at an exchange ratio less than or equal to 1.5564 however effected, whether pursuant to the Merger Offer, the Exchange Offer and the Second-Step Merger, or otherwise.

Background of the Proposed Transatlantic Acquisition

        Since Validus' formation in 2005, Validus has explored all available avenues for profitable growth, including evaluating opportunities for strategic acquisitions which fit Validus' criteria. In connection with such strategic evaluation, Validus has in the past had preliminary discussions with Transatlantic regarding a potential business combination transaction.

        On June 3, 2011, Edward J. Noonan, the Chief Executive Officer and Chairman of the Validus Board, spoke by telephone with Robert F. Orlich, President, Chief Executive Officer and a Director of Transatlantic. Mr. Noonan discussed with Mr. Orlich a potential business combination transaction between Validus and Transatlantic.

        On June 7, 2011, Validus delivered a letter to Transatlantic reiterating its interest in exploring a business combination transaction with Transatlantic.

        On June 12, 2011, Transatlantic and Allied World announced that they had entered into the Allied World Acquisition Agreement.

        On July 7, 2011, Allied World filed the Allied World/Transatlantic Joint Proxy Statement/Prospectus with the SEC. The Allied World/Transatlantic Joint Proxy Statement/Prospectus purports to provide a summary of the events leading to Allied World and Transatlantic entering into the Allied World Acquisition Agreement.

        In the afternoon of July 12, 2011, Mr. Noonan placed a telephone call to Mr. Orlich. Mr. Noonan spoke with Mr. Orlich and explained that Validus would be making a proposal to acquire Transatlantic in a merger pursuant to which Transatlantic stockholders would receive 1.5564 Validus Shares in the merger and $8.00 per share in cash pursuant to a one-time special dividend from Transatlantic immediately prior to closing of the merger (the "Initial Merger Offer"). Mr. Noonan also noted that while Validus preferred to work cooperatively with Transatlantic to complete a consensual transaction, it was also prepared to take the Initial Merger Offer directly to Transatlantic stockholders if necessary.

        Following this telephone call, in the evening of July 12, 2011, Validus delivered a proposal letter containing the Initial Merger Offer to the Transatlantic Board in care of Richard S. Press, Chairman of the Transatlantic Board, and Mr. Orlich and issued a press release announcing the Validus Merger Offer.

        On the morning of July 13, 2011, Transatlantic issued a press release acknowledging receipt of the letter from Validus containing the Initial Merger Offer and a separate press release announcing a record date for the Transatlantic special meeting of stockholders relating to the Allied World Acquisition as of the close of business on July 22, 2011.

        Also on the morning of July 13, 2011, Allied World issued a press release announcing the record date for its extraordinary general meeting of its shareholders relating to the Allied World Acquisition as of the close of business on July 22, 2011.

        On the afternoon of July 17, 2011, Validus delivered supplemental materials relating to the superior economics and other benefits of the Initial Merger Offer to the Transatlantic Board and, in the evening of July 17, 2011, Validus issued a press release relating to the supplemental materials.

        On July 18, 2011, Validus filed a Notification and Report Form with the federal antitrust authorities under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to a Proposed Transatlantic Acquisition. On August 17, 2011 at 11:59 p.m. Eastern time, the applicable waiting period under the HSR Act for the acquisition by Validus of Transatlantic Shares pursuant to a Proposed Transatlantic Acquisition expired.

        On July 19, 2011, Transatlantic issued a press release announcing that the Transatlantic Board determined that the Initial Merger Offer does not constitute a "superior proposal" under the terms of the Allied World Acquisition Agreement and reaffirmed its support of the Proposed Allied World Acquisition. However, Transatlantic also announced that the Transatlantic Board had determined that the Initial Merger Offer is reasonably likely to lead to a "superior proposal" and that the failure to enter into discussions with Validus regarding the Initial Merger Offer would result in a breach of the Transatlantic Board's fiduciary duties under applicable law.

        On the morning of July 23, 2011, following the expiration of a three business days' notice period under the Allied World Acquisition Agreement, Transatlantic delivered a form of confidentiality agreement for Validus' execution as a precondition to the commencement of discussions and exchange of confidential information. The form of confidentiality agreement included standstill provisions that would have prevented Validus from making the Exchange Offer directly to Transatlantic stockholders.

        On the evening of July 23, 2011, in-house counsel from Validus and Transatlantic, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), outside counsel to Validus, and Gibson, Dunn & Crutcher LLP ("Gibson Dunn"), outside counsel to Transatlantic, spoke via telephone to discuss the form of confidentiality agreement delivered by Transatlantic earlier that day. On this call, Transatlantic and Validus were unable to come to agreement regarding the removal of the restrictive standstill provisions. Later that evening, Validus delivered a form of confidentiality agreement to Transatlantic that it would be prepared to execute.

        On the morning of July 25, 2011, Validus sent a letter to the Transatlantic Board regarding Transatlantic's refusal to enter into a confidentiality agreement that would not foreclose Validus from pursuing its proposal for Transatlantic and informed the Transatlantic Board that Validus was commencing the Exchange Offer that morning.

        On July 25, 2011, Validus commenced the Exchange Offer and issued a press release announcing the commencement of the Exchange Offer and repeating the text of the letter that it sent to the Transatlantic Board earlier that morning.

        Also on July 25, 2011, Validus filed a prospectus/offer to exchange on Form S-4 with the SEC with respect to the Exchange Offer (as amended or supplemented, the "Validus S-4").

        On the morning of July 28, 2011, Transatlantic filed a Schedule 14D-9 announcing, among other things, that the Transatlantic Board reaffirmed its support of the Allied World Acquisition and recommended that Transatlantic stockholders reject the Exchange Offer and not tender their Transatlantic Shares pursuant to the Exchange Offer.

        Also on the morning of July 28, 2011, Transatlantic filed a Form 8-K with the SEC announcing that it had adopted a stockholder rights plan, which has a term of one year and a 10% beneficial ownership threshold.

        Additionally, on the morning of July 28, 2011, Transatlantic announced that it had filed a complaint against Validus in the United States District Court for the District of Delaware, alleging that Validus violated the securities laws by making false and misleading statements to Transatlantic stockholders in connection with the Exchange Offer and its opposition to the Proposed Allied World Acquisition. Validus believes that this action is meritless. On August 10, 2011, Validus moved to dismiss this complaint for failure to state a claim. On October 3, 2010, the parties to such action entered into a Stipulation and Proposed Scheduling Order Regarding Service, Pleadings and Motions to Dismiss which provided, among other things, that defendants' pending motion to dismiss was withdrawn as moot, defendants consented to the filing of a second amended complaint and the time for defendants to respond to any such complaint was extended to fourteen days after filing.

        On the afternoon of July 28, 2011, Validus issued a press release reiterating that the Exchange Offer was superior to the Allied World Acquisition and challenging misleading statements that had been made by Transatlantic earlier that day.

        On August 2, 2011, Validus obtained amendments to its applicable credit facilities necessary for satisfying a condition to the Exchange Offer.

        On August 3, 2011, Validus filed a preliminary proxy statement with the SEC with respect to soliciting votes to approve the Share Issuance Proposal and the Adjournment Proposal.

        On August 4, 2011, at Transatlantic's request, Mr. Noonan and Joseph E. (Jeff) Consolino, Validus' President and Chief Financial Officer, met with Mr. Orlich and Michael Sapnar, Transatlantic's Executive Vice President and Chief Operating Officer, to discuss the potential terms of a confidentiality agreement between Validus and Transatlantic.

        On August 5, 2011, at Validus' request, representatives of Skadden, Arps and Gibson Dunn met to discuss the potential terms of a confidentiality agreement between Validus and Transatlantic.

        On August 10, 2011, Validus filed a complaint in the Court of Chancery of the State of Delaware against Transatlantic, the members of the Transatlantic Board, and Allied World. The complaint alleges that Transatlantic directors have breached and are breaching their fiduciary duties by refusing to recommend against the Allied World acquisition, refusing to engage Validus in discussions about the Validus offer, and making false and misleading statements and omissions in connection with seeking stockholder approval of the Allied World acquisition. The complaint also alleges that Allied World has aided and abetted these breaches of fiduciary duty. On August 16, 2011, Validus filed a motion seeking (i) a preliminary injunction seeking a declaratory judgment regarding Transatlantic's interpretation of Section 5.5(e) of the Allied World Acquisition Agreement and whether the Transatlantic Board has breached its fiduciary duties by refusing to enter into discussions and exchange information with Validus and (ii) expedited discovery in connection with the preliminary injunction hearing. On August 25, 2011, Validus withdrew, without prejudice, its motion for a declaratory judgment and expedited discovery.

        Also on August 10, 2011, Validus sent a letter to the Transatlantic Board regarding the above referenced Delaware Chancery Court complaint and notifying the Transatlantic Board that Skadden, Arps, would be delivering to Gibson Dunn an executed one-way confidentiality agreement that would permit Transatlantic to receive and review non-public information regarding Validus, and which would not contain a standstill or prevent Transatlantic from disclosing such information as it may be legally required. That same day, Skadden, Arps delivered to Gibson Dunn the above referenced executed one-way confidentiality agreement.

        On August 19, 2011 the Validus S-4 was declared effective by the SEC.

        On August 22, 2011, Validus filed with the SEC its definitive proxy statement with respect to soliciting votes against the Allied World Acquisition Agreement and related proposals.

        On September 9, 2011, Institutional Shareholder Services, the nation's leading independent proxy voting and corporate governance advisory firm, issued a report recommending that Transatlantic stockholders vote against the adoption of the Allied World Acquisition Agreement and the Transatlantic special stockholder meeting adjournment proposal.

        On September 16, 2011, Transatlantic and Allied World issued a press release announcing that they had mutually terminated the Allied World Acquisition Agreement and that they entered into a termination agreement, dated as of as of September 15, 2011 (the "Termination Agreement"). Consistent with the terms of the Allied World Acquisition Agreement, Transatlantic agreed pursuant to the Termination Agreement to pay Allied World, within two business days, a termination fee in the amount of $35 million (and expense reimbursement in the amount of $13.3 million), and to pay an additional fee in the amount of $66.7 million in the event that, prior to September 15, 2012, Transatlantic enters into any definitive agreement in respect of any competing transaction or recommends or submits a competing transaction to its stockholders for adoption, or a transaction in respect of a competing transaction is consummated.

        On September 20, 2011, Transatlantic filed with the SEC a preliminary consent revocation statement relating to the Transatlantic Board's opposition to Validus' solicitation of written consents of Transatlantic stockholders to, among other things, remove and replace members of the Transatlantic Board.

        On September 23, 2011, Transatlantic and Validus entered into a confidentiality agreement (the "Confidentiality Agreement") pursuant to which they exchanged non-public information. Under the terms of the Confidentiality Agreement, Validus agreed, during a period that expired at 11:59 p.m., Eastern time, on October 31, 2011 (the "Restricted Period"), not to take or enter into an agreement with any third party regarding certain actions, including acquiring any additional Transatlantic Shares, mailing its Consent Statement to Transatlantic stockholders or collecting consent cards in connection therewith or seeking to call a special meeting of Transatlantic's stockholders pursuant to Transatlantic's bylaws. Validus and Transatlantic also agreed to take no action with respect to their pending litigation in the Chancery Court of Delaware and United States District Court for the State of Delaware during this period.

        On September 24, 2011 and September 25, 2011, Mr. Noonan and Mr. Sapnar, and representatives of Greenhill & Co., LLC ("Greenhill"), Validus' financial advisor, and Goldman, Sachs & Co.

("Goldman Sachs") and Moelis & Company LLC ("Moelis"), Transatlantic's financial advisors, engaged in discussions regarding the processes under which Transatlantic and Validus would exchange non-public information.

        Beginning on September 26, 2011 and continuing through November 1, 2011, representatives of Transatlantic and Validus and their respective advisors engaged in mutual due diligence, including through electronic data rooms, conference calls and in-person meetings. This diligence process, performed in consultation with an internationally recognized actuarial firm, generally confirmed Validus' prior view of Transatlantic's business, operations and reserve levels.

        On October 5, 2011, representatives of Transatlantic and Validus and their respective advisors met to discuss structuring the Exchange Offer and the second-step merger to permit Validus Shares issuable to Transatlantic stockholders to be received on a tax-free basis.

        On October 16, 2011, Skadden, Arps delivered the Proposed Merger Agreement to Gibson Dunn.

        On October 25, 2011, the Validus Board met to receive an update on the due diligence on Transatlantic that had been conducted by Validus' management and its advisors and discuss a possible revision to the terms of the Initial Merger Offer. During this meeting, the Validus Board discussed with Validus' management the parameters of a potential increase in the cash component of the Initial Merger Offer.

        On October 26, 2011, based on instruction from Validus' management, Greenhill advised Goldman Sachs and Moelis that, based in part on Validus' findings in due diligence, Validus was considering a potential increase in the size of the special dividend contemplated by the Initial Merger Offer by $3.00 in cash per share, for a total of $11.00 per share, while maintaining the exchange ratio at 1.5564 Validus Shares per Transatlantic Share. Greenhill noted that this transaction would be consummated on the basis of the two-step merger agreement that had been delivered by Skadden, Arps to Gibson Dunn on October 16, 2011. Greenhill advised Goldman Sachs and Moelis of its view that agreement by Validus and Transatlantic on such a transaction could be reached prior to the expiration of the Restricted Period under the Confidentiality Agreement.

        On October 27, 2011, Greenhill, Goldman Sachs and Moelis engaged in discussions regarding transaction related diligence matters raised by Transatlantic. Mr. Noonan and Mr. Sapnar also had a telephone conversation which covered these additional diligence matters.

        On October 28, 2011, Mr. Noonan and Joseph E. (Jeff) Consolino, President and Chief Financial Officer of Validus, met with Mr. Sapnar and Steven Skalicky, Executive Vice President and Chief Financial Officer of Transatlantic, to discuss transaction related diligence matters. Later that evening, representatives of Greenhill, Goldman Sachs and Moelis engaged in further discussion regarding these matters.

        On October 29, 2011 and October 30, 2011, Mr. Noonan and Mr. Sapnar and representatives of Greenhill, Goldman Sachs and Moelis continued their discussions.

        On October 31, 2011, Goldman Sachs and Moelis contacted Greenhill to report the Transatlantic Board's views regarding the potential increase to the Initial Merger Offer that had been discussed the previous week, including the potential parameters of an acceptable increased offer. Later that day, following discussions with Transatlantic management, Greenhill called Goldman Sachs and Moelis to discuss the possibility of Validus permitting Transatlantic to pay a $2.00 per share dividend out of Transatlantic's cash on hand in addition to the $11.00 per share special dividend previously proposed by Validus and to review governance issues. Mr. Noonan and Mr. Sapnar engaged in telephone discussions regarding a potential transaction following this call.

        At 11:59 p.m., Eastern time, on October 31, 2011, the Restricted Period under the Confidentiality Agreement expired.

        On November 1, 2011, Validus announced in a press release that it had extended the expiration time of the Exchange Offer to 5:00 p.m., Eastern time, on Friday, November 25, 2011, and that Validus and Transatlantic continued to exchange information and remained in discussions regarding a possible transaction.

        Also on November 1, 2011, Goldman Sachs and Moelis reported to Greenhill that the Transatlantic Board was unable to act on the increased offer from Validus and had failed to accept the increased offer.

        On November 2, 2011, Mr. Noonan called Mr. Sapnar to discuss Validus' increased offer. Mr. Sapnar advised that the Transatlantic Board had failed to accept the increased offer.

        Also on November 2, 2011, Validus delivered the Merger Offer to the Transatlantic Board. The Transatlantic Board has rejected the Merger Offer.

        Additionally, on November 2, 2011, Validus delivered to Transatlantic a letter demanding that the Transatlantic Board set a record date in connection with this consent solicitation. Further, on November 2, 2011, Validus delivered a letter demanding that Transatlantic deliver to Validus, among other things, a list of Transatlantic stockholders as of such date.

        On November 3, 2011, Validus publicly disclosed the terms of the Merger Offer in a press release and announced that it had amended the terms of the Exchange Offer.

        Also on November 3, 2011, Validus announced that the Validus Board has approved, through open market purchases or otherwise, an increase in Validus' existing share repurchase authorization to a total of $1 billion, contingent upon the acquisition of Transatlantic by Validus.

        On November 4, 2011, the Transatlantic Board filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 reporting that the Transatlantic Board had determined to recommend that Transatlantic stockholders reject the Exchange Offer and not tender their Transatlantic Shares pursuant to the Exchange Offer.

Recommendation of the Validus Board

        The Validus Board recommends that Validus shareholders vote "FOR" each of the Share Issuance Proposal and the Adjournment Proposal.

Reasons Why the Validus Board Recommends Approval of the Share Issuance in Connection with a Proposed Transatlantic Acquisition

        By approving the Share Issuance, you will be enabling Validus to issue the Validus Shares necessary to effect a Proposed Transatlantic Acquisition. The Validus Board believes that the acquisition of Transatlantic represents a compelling combination and excellent strategic fit that will create a global reinsurance leader that would have leading positions in attractively priced short-tail lines, property-catastrophe in particular, and long-tail lines with attractive opportunities at the right point of the underwriting cycle, particularly as casualty rates improve. In reaching these conclusions and in recommending the approval of the Share Issuance, the Validus Board consulted with Validus management as well as legal and financial advisors and considered a number of factors. The factors included, but were not limited to, the following:

  •
  the complementary business fit of Validus and Transatlantic, including Validus' presence in Bermuda and London and Transatlantic's presence in the United States, Continental Europe and Asia;

  •
  the stronger competitive position of the combined company relative to Validus' peer group, including that the combined company would create a geographically diversified company with a top-six reinsurance industry position on a pro forma basis (based on property catastrophe gross premiums written for Validus and net premiums written for Transatlantic in 2010);

  •
  the Validus Board's belief that the combined company would have significant capital availability that could be actively managed to the benefit of Validus' shareholders, including that the combination of Validus and Transatlantic would create a company with an estimated $1.1 billion of pre-synergy, pre-catastrophe earnings,(1) which could be available for expanded share repurchase activity;

(1)
Based upon combined last twelve months pre-catastrophe accident year earnings as of March 31, 2011.

•
the opportunity to reduce costs associated with running two separate public companies, including Transatlantic's NYSE listing fees, transfer agent fees, legal and accounting fees related to SEC filings and stockholder mailings, printing and mailing expenses for periodic reports and proxy statements, annual meeting expenses and other investor relations related expenses, which expenses Validus believes are duplicative and can be eliminated if Validus and Transatlantic combine resulting in these expenses for the combined company representing a smaller portion of combined revenues;

•
the potential for significant future tax synergies, including (i) the restructuring of the combined company's legal organization, including restructuring Transatlantic's non-U.S. subsidiaries and (ii) the maximization of after-tax returns on the combined company's investment portfolio;

•
the fact that Validus will experience modest accretion to its book value and tangible book value per share as a result of the transaction;

•
the ongoing representation by all of Validus' existing directors on the Validus Board after the Proposed Transatlantic Acquisition, and the fact that Validus' senior management will continue to manage Validus; and

•
Validus' board of directors' belief, based on advice from legal counsel, that a Proposed Transatlantic Acquisition is likely to receive necessary regulatory approvals in a relatively timely manner without material adverse conditions.

        The Validus Board considered other factors in making its determination and recommendation, including the following:

  •
  the fact that Transatlantic paid a termination fee in the amount of $35 million (and expense reimbursement in the amount of $13.3 million) in connection with the termination of the Allied World Acquisition and will be required to pay an additional termination fee of $66.7 million in connection with the execution of a definitive agreement with regard to, or the consummation of, a Proposed Transatlantic Acquisition;

  •
  the fact that Validus will be subject to certain restrictions on the conduct of its business and its ability to pursue transactions other than a Proposed Transatlantic Acquisition in the event that it enters into the Proposed Merger Agreement in connection with the Merger Offer, subject to appropriate modifications proposed by Validus' management and outside legal counsel to reflect a two-step structure;

  •
  the fact that, in order to reach a consensual transaction with Transatlantic, the Validus Board determined that the Proposed Merger Agreement would need to be substantially similar to the Allied World Acquisition Agreement;

  •
  the inability to control Transatlantic's conduct of business before consummation of a Proposed Transatlantic Acquisition, subject to certain restrictions on the conduct of Transatlantic's business that would be applicable in connection with the Merger Offer;

  •
  the fact the payment to Transatlantic stockholders of the cash consideration contemplated by the Exchange Offer is not subject to a financing condition;

  •
  that Validus shareholders and Transatlantic stockholders may not react favorably to the acquisition of Transatlantic, and the execution risk and additional costs that would be required to complete the acquisition of Transatlantic as a result of any legal actions and dissenters' rights actions brought by Transatlantic stockholders;

  •
  the effect of the announcement of Validus' intent to acquire Transatlantic on Validus' share price if Validus shareholders do not view such acquisition positively or if the acquisition of Transatlantic is not completed;

  •
  the potential disruption to Validus' business that could result from the announcement and pursuit of a Proposed Transatlantic Acquisition, including the diversion of management and employee attention;

  •
  the possibility that the acquisition of Transatlantic might not be completed due to difficulties in obtaining sufficient shareholder and stockholder approval (including sufficient tenders from Transatlantic stockholders), the occurrence of a material adverse effect on either company's business, or the inability to obtain required regulatory approvals;

  •
  the risk that A.M. Best, Standard & Poor's or Moody's might lower the ratings of Validus or any of its subsidiaries following a Proposed Transatlantic Acquisition;

  •
  the possibility that, after consummation of the acquisition of Transatlantic, Validus might find a material adverse fact or circumstance affecting Transatlantic that was not disclosed by Transatlantic in its publicly available financial and other information, which could have a material adverse effect on Validus;

  •
  the fact that Validus does not expect material employee-based cost savings to result from the acquisition of Transatlantic; and

  •
  the risks described in this proxy statement under the section titled "Risk Factors."

        The foregoing discussion of the information and factors considered by the Validus Board is not intended to be exhaustive, but is believed to include the material factors considered by the Validus Board. In view of the variety of factors considered in connection with its evaluation of the Share Issuance and the other transactions contemplated by the acquisition of Transatlantic, the Validus Board did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the Validus Board may have given differing weights to different factors. The Validus Board believed that the positive factors discussed above outweighed the negative factors discussed above, especially after giving weight to the likelihood of occurrence.

Interests of Validus Directors and Executive Officers in a Proposed Transatlantic Acquisition

        The consummation of a Proposed Transatlantic Acquisition will not be deemed to be a change in control impacting grants under any of Validus' long-term incentive or stock option plans, or a change in control under any employment agreement between Validus and any of its employees. As a result, no options or other equity grants held by such persons will vest as a result of a Proposed Transatlantic Acquisition.

Anticipated Accounting Treatment

        Validus will account for the acquisition of Transatlantic Shares under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, "Business Combinations" ("ASC 805") under which the total consideration paid in a Proposed Transatlantic Acquisition will be allocated among acquired assets and assumed liabilities based on the fair values of the assets acquired and liabilities assumed. In the event there is an excess of the total consideration paid in the exchange offer over the fair values, the excess will be accounted for as goodwill. Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the exchange offer will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of Validus determines that the value of goodwill has become impaired, an accounting charge will be taken in the fiscal quarter in which such determination is made. In the event there is an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid in a Proposed Transatlantic Acquisition, the excess will be accounted for as a gain to be recognized through the income statement at the close of the transaction, in accordance with ASC 805. Validus anticipates the acquisition will result in an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid.

Sources of Funds, Fees and Expenses

  General

        Whether a Proposed Transatlantic Acquisition is consummated pursuant to the Merger Offer, the Exchange Offer and the Second-Step Merger, or otherwise, the aggregate acquisition consideration to be paid to Transatlantic stockholders will include the Validus Shares to be issued pursuant to the Share Issuance. In addition, Transatlantic stockholders will receive cash in lieu of any fractional Validus Shares to which they may be entitled.

  Sources and Use of Cash

        If a Proposed Transatlantic Acquisition is consummated pursuant to the Exchange Offer and the Second-Step Merger, Validus estimates that the aggregate consideration to be paid to Transatlantic by Validus will consist of approximately $661 million in cash (less applicable withholding taxes and without interest) and that number of Validus Shares determined in accordance with the exchange ratio. In addition, Transatlantic stockholders will receive cash in lieu of any fractional Validus Shares to which they may be entitled. Any Special Excess Dividend would be funded from available cash on hand at Transatlantic.

        Validus has obtained commitments from J.P. Morgan, as lead arranger, and JPMorgan Chase Bank, N.A. to provide, subject to certain conditions, senior bank financing consisting of up to $350 million under a proposed new unsecured credit facility (the "Bridge Facility"), for financing a portion of the cash component of the consideration to be paid to Transatlantic stockholders in connection with the Exchange Offer. These commitments supersede and replace the previously disclosed commitments from J.P. Morgan and JPMorgan Chase Bank, N.A. to provide up to $200 million of senior bank financing. The documentation governing the credit facility contemplated by these commitments has not been finalized, and accordingly, the actual terms may differ from the summary below. Validus plans to fund the remaining cash component of the consideration to be paid to Transatlantic stockholders in connection with the Exchange Offer through borrowing under Validus' existing (i) $340 million Three-Year Unsecured Letter of Credit Facility Agreement, dated as of March 12, 2010, as amended (the "Existing Three-Year L/C Facility") among Validus, Validus Reinsurance Ltd. ("Validus Re"), the subsidiary account parties from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank Securities Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and (ii) $60 million Three-Year Revolving Credit Facility Agreement, dated as of March 12, 2010, as amended, among Talbot Holdings Ltd., as borrower, Validus, the lenders from time to time party thereto and Lloyds TSB Bank plc, as administrative agent.

        Validus has obtained amendments to its applicable credit facilities, satisfying a condition to the Exchange Offer.

        If the Proposed Transatlantic Acquisition is consummated pursuant to the Merger Offer, the cash provided to Transatlantic stockholders would be distributed pursuant to a one-time special dividend (and potentially the Special Excess Dividend) from Transatlantic immediately prior to closing of the merger. Validus expects that the pre-closing special dividend (other than any Special Excess Dividend) would be financed entirely by new indebtedness incurred by Transatlantic. Validus has obtained a highly confident letter from J.P. Morgan in connection with the arrangement of the full amount of financing required for the $11.00 per Transatlantic Share cash special dividend. Any Special Excess Dividend would be funded from available cash on hand at Transatlantic.

        In addition to the amounts payable in respect of the Exchange Offer and the Second-Step Merger described above, Validus estimates that an additional amount of cash equal to approximately $176.1 million will be required to complete a Proposed Transatlantic Acquisition, which estimated total amount includes:

  •
  the payment of the Allied World Termination Fee;

  •
  any cash that may be required to be paid in respect of dissenter's rights; and

  •
  payment of any fees, expenses and other related amounts incurred in connection with a Proposed Transatlantic Acquisition.

        The estimated amount of cash required is based on Validus' due diligence review of Transatlantic's publicly available information to date and is subject to change. For a further discussion of the risks relating to Validus' limited due diligence review, see the section of this proxy statement titled "Risk Factors."

  Fees and Expenses

        Validus has engaged Greenhill as a financial advisor with respect to the acquisition of Transatlantic. In connection with Greenhill's services as a financial advisor to Validus in connection with the acquisition of Transatlantic, Validus has agreed to pay Greenhill an aggregate fee of $20.0 million, $4.25 million of which has already been paid and $15.75 million (less the fee for Greenhill's service as dealer manager in connection with the exchange offer described below) of which is contingent upon the consummation of a transaction with Transatlantic or entry into a definitive agreement that subsequently results in a transaction with Transatlantic. In addition, Validus will reimburse Greenhill for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel. Validus has also agreed to indemnify Greenhill and its affiliates in connection with Greenhill's service as a financial advisor against certain liabilities in connection with their engagement.

        Validus has also engaged Greenhill to act as dealer manager in connection with the Exchange Offer. Greenhill may contact beneficial owners of Transatlantic Shares in its capacity as dealer manager regarding the Exchange Offer and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the prospectus/offer to exchange and related materials filed by Validus with the SEC on July 25, 2011 to beneficial owners of Transatlantic Shares. Validus has agreed to pay Greenhill a fee of $50,000 for its service as dealer manager in connection with the Exchange Offer (with such amount offset against the contingent portion of the fee payable to Greenhill in its capacity as a financial advisor to Validus as described above). In addition, Validus will reimburse Greenhill for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel.

Validus has also agreed to indemnify Greenhill and its affiliates in connection with Greenhill's service as dealer manager against certain liabilities in connection with their engagement.

        Validus has also engaged J.P. Morgan, as a financial advisor with respect to the transaction. In connection with J.P. Morgan's services as a financial advisor to Validus in connection with the transaction, Validus agreed to pay J.P. Morgan an aggregate fee of $4.0 million, $1.0 million of which has already been paid and $3.0 million of which is contingent upon the consummation of a transaction with Transatlantic or entry into a definitive agreement that subsequently results in a transaction with Transatlantic. In addition, Validus will reimburse J.P. Morgan for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel. Validus has also agreed to indemnify J.P. Morgan and its affiliates in connection with J.P. Morgan's service as financial advisor against certain liabilities in connection with their engagement.

        Additionally, Validus has engaged J.P. Morgan to provide financing for the Exchange Offer and Validus has agreed to pay J.P. Morgan customary fees in respect thereof. As part of this engagement, Validus has agreed that J.P. Morgan will have the right to act as, lead bookrunning manager and lead underwriter, lead placement agent or lead initial purchaser in connection with any public or private offering of debt or equity securities, any proceeds of which are used for the initial financing of the acquisition of Transatlantic, or the refinancing of any interim debt (including any drawing under any revolving credit facility) or preferred stock financing otherwise issued in connection with the Proposed of Transatlantic Acquisition occurring at any time prior to October 31, 2013.

        Validus has retained Innisfree M&A Incorporated ("Innisfree") as information agent in connection with the Exchange Offer. The information agent may contact holders of Transatlantic Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers, commercial banks, trust companies and other nominees to forward material relating to the Exchange Offer to beneficial owners of Transatlantic Shares. Validus will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. Validus agreed to indemnify the information agent against certain liabilities and expenses in connection with the Exchange Offer.

        Validus has also retained Innisfree for solicitation and advisory services in connection with the solicitation of Validus shareholders in connection with this proxy statement and Transatlantic stockholder in connection with the other proxy solicitations described in this proxy statement, for which Innisfree will receive a customary fee. Validus has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including reasonable legal fees and related charges.

        In addition, Validus has retained BNY Mellon Shareowner Services as the exchange agent in connection with the Exchange Offer. Validus will pay the exchange agent reasonable and customary compensation for its services in connection with the Exchange Offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses.

        Except as set forth above, Validus will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Proposed Transatlantic Acquisition. Validus will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

REGULATORY MATTERS

U.S. Antitrust Clearance

        Under the HSR Act, and the rules that have been promulgated thereunder, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The Proposed Transatlantic Acquisition is subject to such requirements.

        Pursuant to the requirements of the HSR Act, Validus filed a Notification and Report Form and requested early termination of the HSR Act waiting period with respect to the Proposed Transatlantic Acquisition with the Antitrust Division and the FTC on July 18, 2011. On August 17, 2011 at 11:59 p.m. Eastern time, the applicable waiting period under the HSR Act for the acquisition by Validus of Transatlantic Shares pursuant to a Proposed Transatlantic Acquisition expired.

U.S. Insurance Regulatory

        The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that, prior to the acquisition of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring company must obtain approval from the insurance commissioner of the insurance company's state of domicile or, in certain jurisdictions, where such insurance company is commercially domiciled.

        Transatlantic owns Transatlantic Reinsurance Company and Putnam Reinsurance Company, each of which are insurance companies domiciled in New York. Accordingly, before it can acquire indirect control of each of Transatlantic Reinsurance Company and Putnam Reinsurance Company through its acquisition of Transatlantic, Validus will be required to obtain approval for acquisition of control under Section 1506 of the New York Insurance Code. Validus does not believe based on publicly available information that Transatlantic Reinsurance Company or Putnam Reinsurance Company is commercially domiciled in any U.S. State. Validus filed an application for acquisition of control with respect to Transatlantic under Section 1506 of the New York Insurance Code on August 1, 2011.

Other Regulatory Approvals

        The consummation of any Proposed Transatlantic Acquisition will also be subject to review by antitrust, insurance and other authorities in jurisdictions outside the U.S. Validus has filed and is in the process of filing as soon as practicable all applications and notifications determined by Validus to be necessary or advisable under the laws of the respective jurisdictions for the consummation of a Proposed Transatlantic Acquisition.

        No assurance can be given that the required consents and approvals of the applicable governmental authorities to complete an acquisition of Transatlantic will be obtained, and, if all required consents and approvals are obtained, no assurance can be given as to the terms, conditions and timing of the consents and approvals. If Validus agrees to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any consents or approvals required to consummate a Proposed Transatlantic Acquisition, these requirements, limitations, additional costs or restrictions could adversely affect Validus' ability to integrate the operations of Validus and Transatlantic or reduce the anticipated benefits of the combination contemplated by a Proposed Transatlantic Acquisition. For more information, please see the section of this proxy statement titled "Risk Factors."

Section 203 of the DGCL

        The completion of any Proposed Transatlantic Acquisition is subject to the condition that the Transatlantic Board shall have approved the Proposed Transatlantic Acquisition pursuant to the requirements of Section 203 of the DGCL, or Validus shall be satisfied that Section 203 does not apply to or otherwise restrict a Proposed Transatlantic Acquisition. This condition will be satisfied if (1) prior to effectiveness of the applicable Proposed Transatlantic Acquisition, the Transatlantic Board (x) shall have approved the acquisition of Transatlantic Shares pursuant to the applicable Proposed Transatlantic Acquisition or (y) shall have approved each of Validus and its subsidiaries as an "interested stockholder" or (2) Validus acquires Transatlantic Shares that, together with the Transatlantic Shares then owned by Validus, represent at least 85% of the Transatlantic Shares outstanding on the date hereof (excluding for the purposes of determining voting stock outstanding, Transatlantic Shares owned by certain employee stock plans and directors who are also officers of Transatlantic).

        Section 203, in general, prevents an "interested stockholder" (generally, a stockholder and an affiliate or associate thereof owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) (defined to include a merger or consolidation and certain other transactions) with a Delaware corporation for a period of three years following the time such stockholder became an interested stockholder unless (1) prior to such time the corporation's board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares of stock owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (3) at or subsequent to such time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation (excluding for such purposes voting stock owned by the interested stockholder). Unless at least one of the conditions described above is satisfied, Section 203 of the DGCL would apply to the Second-Step Merger and any other business combination involving Validus or any of its subsidiaries, on the one hand, and Transatlantic, on the other hand. Consequently, Section 203 could significantly delay Validus' ability to acquire the entire equity interest in Transatlantic.

Other State Takeover Statutes

        A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, stockholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. To the extent that these state takeover statutes (other than Section 203 of the DGCL) purport to apply to any Proposed Transatlantic Acquisition, Validus believes that there are reasonable bases for contesting such laws. In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in the state and were incorporated there. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a Federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma because they would subject those corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held, in Grand Metropolitan P.L.C. v. Butterworth, that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

        Transatlantic, directly or through its subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted takeover laws. Validus does not know whether any of these laws will, by their terms, apply to a Proposed Transatlantic Acquisition and has not complied with any such laws. Should any person seek to apply any state takeover law, Validus will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to any Proposed Transatlantic Acquisition, and an appropriate court does not determine that it is inapplicable or invalid as applied to any such Proposed Transatlantic Acquisition, Validus might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, Validus might be unable to complete a Proposed Transatlantic Acquisition, or be delayed in continuing or consummating a Proposed Transatlantic Acquisition.

Going Private Transaction

        The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the Second-Step Merger or another business combination following the exchange of Transatlantic Shares pursuant to the Exchange Offer in which Validus seeks to acquire the remaining Transatlantic Shares not held by it. Validus believes that Rule 13e-3 should not be applicable to a Proposed Transatlantic Acquisition; however, the SEC may take a different view under the circumstances. Rule 13e-3 requires, among other things, that certain financial information concerning Transatlantic and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such transaction be filed with the SEC and disclosed to stockholders prior to consummation of the transaction.

 PROJECTED VALIDUS FINANCIAL INFORMATION

        Validus' senior management does not as a matter of practice prepare or disclose public forecasts or projections as to our future performance, earnings or other operating metrics beyond the current fiscal year, and we do not place much emphasis on projections for extended periods due to the unpredictability of the underlying assumptions and estimates.

        However, at the request of Transatlantic's management, certain financial projections prepared by, or as directed by, Validus' management have been provided by Validus to Transatlantic in connection with the Validus Merger Offer. Summaries of the foregoing financial projections (the "Financial Projections") are being provided herein solely because they were provided to Transatlantic to assist Transatlantic in reviewing the terms of the Validus Merger Offer. The inclusion of these Financial Projections in this proxy statement should not be regarded as an indication that Validus, Transatlantic, the Validus Board (or any committee thereof), the Transatlantic Board (or any committee thereof), or any other recipient of this information considered, or now considers, such Financial Projections to be a reliable prediction of future results, and they should not be relied on as such.

        The Financial Projections reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Validus' business, all of which are difficult to predict and many of which are beyond Validus' control. The Financial Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Financial Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including the various risks set forth in this proxy statement and Validus' periodic reports. See the section of this proxy statement titled "Forward-Looking Statements." There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Financial Projections cover multiple years and such information by its nature becomes meaningfully less reliable with each successive year.

        The Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, and they do not give effect to the Proposed Transatlantic Acquisition or the effect of any failure of the transactions contemplated by the Proposed Transatlantic Acquisition to occur, and should not be viewed as accurate or continuing as of any other such date or in the event of any such failure.

        The Financial Projections were prepared solely for use in connection with evaluating the Validus Merger Offer and not with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Validus' registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and deny any association with, the Financial Projections. The audit report included in the Validus 10-K refers exclusively to Validus' historical financial information. It does not extend to the Financial Projections and should not be read as such.

        Validus has made publicly available its actual results of operations for the quarter ended September 30, 2011. Readers of this proxy statement are cautioned not to place undue reliance on the projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in the Financial Projections.

        The inclusion of the Financial Projections herein will not be deemed an admission or representation by Validus that they are viewed by Validus or any other party as material information of Validus. The Financial Projections are not included in this proxy statement in order to induce any Validus Shareholder to vote in favor of the Share Issuance Proposal or the Adjournment Proposal. Validus does not intend to update or otherwise revise the Financial Projections to reflect circumstances existing since their preparation, to reflect the occurrence of unanticipated events even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

        The projections include the effects of capital management over the projection period (either by means of share repurchases or dividends).

Validus—Summary Projections
($ in thousands, except per share data)

	2011E	2012E	2013E	2014E	2015E	2016E
Stockholders' Equity	$3,646,196	$3,660,569	$3,660,569	$3,660,569	$3,660,569	$3,660,569
Total Net Premiums Written	1,751,264	1,994,353	2,053,021	2,102,594	2,172,702	2,257,523
Net Income	77,521	440,544	466,341	472,414	474,605	492,627
Diluted EPS	$0.68	$4.33	$5.34	$6.20	$7.24	$8.90
Loss Ratio	67.8%	49.5%	49.7%	50.0%	50.5%	50.6%
Combined ratio	99.8%	80.1%	80.0%	80.2%	80.7%	80.7%

INFORMATION ABOUT VALIDUS AND TRANSATLANTIC

Validus

        Validus is a Bermuda exempted company with its principal executive offices located at 29 Richmond Road, Pembroke, HM 08 Bermuda. The telephone number of Validus is (441) 278-9000. Validus is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Re and Talbot. Validus Re is a Bermuda-based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. At September 30, 2011, Validus had total shareholders' equity of $3.6 billion and total assets of $8.0 billion. Validus Shares are listed on the NYSE under the symbol "VR" and, as of                     , 2011, the last practicable date prior to the filing of this proxy statement, Validus had a market capitalization of approximately $      billion. Validus has approximately 460 employees.

        As of the date of the filing of this proxy statement with the SEC, Validus was the registered holder of 200 Transatlantic Shares, or less than 1% of the amount outstanding.

        Validus files periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's website address is http://www.sec.gov. Validus Shares are traded on the NYSE with the symbol "VR." Similar information concerning Validus can be reviewed at the office of the NYSE at 20 Broad Street, New York, New York, 10005. Validus' website address is http://www.validusholdings.com. Information contained in this website is not part of this proxy statement.

        Validus' annual reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge, including through its website, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Copies of the charters for the audit committee, the compensation committee, the corporate governance and nominating committee, the finance committee and the underwriting committee, as well as Validus' Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees (the "Code"), which applies to all of Validus' directors, officers and employees, and Code of Ethics for Senior Officers, which applies to Validus' principal executive officer, principal accounting officer and other persons holding a comparable position, are available free of charge on Validus' website at www.validusholdings.com or by writing to Investor Relations, Validus Holdings, Ltd., 29 Richmond Road, Pembroke, Bermuda HM 08. Validus will also post on its website any amendment to the Code and any waiver of the Code granted to any of its directors or executive officers to the extent required by applicable rules.

Transatlantic

        The following description of Transatlantic is taken from the Allied World/Transatlantic Joint Proxy Statement/Prospectus.

        Transatlantic is a holding company incorporated in the State of Delaware. Transatlantic, through its wholly-owned subsidiaries, TRC, Trans Re Zurich Reinsurance Company Ltd., acquired by TRC in 1996, and Putnam (contributed by Transatlantic to TRC in 1995), offers reinsurance capacity for a full range of property and casualty products, directly and through brokers, to insurance and reinsurance companies, in both the domestic and international markets on both a treaty and facultative basis. One or both of TRC and Putnam is licensed, accredited, authorized or can serve as a reinsurer in 50 states and the District of Columbia in the United States and in Puerto Rico and Guam. Through its international locations, Transatlantic has operations worldwide, including Bermuda, Canada, seven locations in Europe, three locations in Central and South America, two locations in Asia (excluding Japan), and one location in each of Japan, Australia and Africa. TRC is licensed in Bermuda, Canada, Japan, the United Kingdom, the Dominican Republic, the Hong Kong Special Administrative Region, the People's Republic of China and Australia. Transatlantic was originally formed in 1986 under the name PREINCO Holdings, Inc. as a holding company for Putnam. Transatlantic's name was changed to Transatlantic Holdings, Inc. on April 18, 1990 following the acquisition on April 17, 1990 of all of the common stock of TRC in exchange for Transatlantic Shares.

        Transatlantic Shares are listed on the NYSE under the ticker symbol "TRH." Transatlantic's principal executive offices are located at 80 Pine Street, New York, New York 10005 and its telephone number is 212-365-2200.

        Internet Address: Transatlantic's Internet address is www.transre.com and the investor relations section of its website is located at http://ir1.transre.com. Transatlantic makes available free of charge, through the investor relations section of its website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

THE SPECIAL MEETING

        This proxy statement is being provided to the Validus Shareholders in connection with the solicitation of proxies by the Validus Board to be voted at the Special Meeting and any adjournment thereof.

Date, Time and Place

        The Special Meeting will be held at            , Atlantic time, on                        , 2011, at 29 Richmond Road, Pembroke, Bermuda HM 08.

Record Date and Shares Entitled to Vote

        Validus Shareholders of record, as shown on the transfer books of Validus at the close of business on September 15, 2011 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. As of September 15, 2011, there were 88,386,178 outstanding Validus Shares entitled to receive notice of and to vote at the Special Meeting, and 10,651,983 non-voting common shares. Each Validus Share entitles the holder of record thereof to one vote at the Special Meeting; however, if, and for so long as, the Validus Shares of a shareholder, including any votes conferred by controlled shares, would otherwise represent more than 9.09% of the aggregate voting power of all Validus Shares entitled to vote on a matter, the votes conferred by such Validus Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by Validus' bye-laws), the votes conferred by such Validus Shares represent 9.09% of the aggregate voting power of all Validus Shares entitled to vote on such matter.

How to Vote Your Validus Shares

        The manner in which your Validus Shares may be voted depends on how your Validus Shares are held.

  •
  If you are a shareholder of record, meaning that your Validus Shares are represented by certificates or book entries in your name so that you appear as a shareholder in the transfer books maintained by the share transfer agent, Bank of New York Mellon, a proxy card for voting those Validus Shares included with this proxy statement may be used. You may direct how your Validus Shares are to be voted by:

  •
  completing, signing, dating and returning the proxy card in the enclosed envelope; or

  •
  voting in person at the Validus Special Meeting by bringing the enclosed proxy card or using the ballot provided at the meeting. You should be prepared to present photo identification for admission upon request or you will not be admitted to the Special Meeting; or

  •
  alternatively, you may use the toll-free telephone number indicated on the proxy card to vote by telephone or visit the website indicated in the proxy card to vote on the Internet.

  •
  If you own Validus Shares through a bank, broker or other nominee (in "street name"), you should, instead of a proxy card, receive from your bank, broker or other nominee a voting instructions form. You can use such voting instructions form to instruct how your Validus Shares are to be voted. As with a proxy card, you may direct how your Validus Shares are to be voted by completing, signing, dating and returning the voting instructions form in accordance with the instructions received from your bank, broker or other nominee. In addition, many banks and brokerage firms have arranged for Internet or telephonic instructions regarding how shares are to be voted and provide instructions for using those services on the voting instruction form. Please consult with your bank, broker, or other nominee if you have any questions regarding the electronic voting of Validus Shares held in street name. Validus has requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Transatlantic Shares and will reimburse those persons for their reasonable out-of-pocket expenses for forwarding the materials. Only Validus Shareholders of record may vote their Validus Shares in person at the Special Meeting. Therefore, if you own your Validus Shares in street name, you will be entitled to attend the Special Meeting and vote your Validus Shares only if you have previously either arranged for the Validus Shares of record to be transferred into your name by the Record Date for the Special Meeting or secured a valid proxy or power of attorney from the bank, broker or other nominee that holds your Validus Shares as of the Record Date for the Special Meeting (and who has received a valid proxy or power of attorney from the shareholder of record pursuant to a "legal proxy" with power of subdelegation from the shareholder of record as of the Record Date).

        Validus has requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Validus Shares and it will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

        If you sign and return a proxy card or voting instruction form without giving specific voting instructions, your Validus Shares will be voted "FOR" the Share Issuance Proposal and "FOR" the Adjournment Proposal and as the persons named as proxies may determine in their judgment with respect to any other matters properly presented for a vote before the Special Meeting.

Quorum; Required Vote; Abstentions and Broker Non-Votes

        The quorum required at the Special Meeting is two or more Validus Shareholders present in person and representing in person or by proxy in excess of 50% of the total issued Validus Shares throughout the meeting. An affirmative vote of a majority of the votes cast at the Special Meeting, at which a quorum is present in accordance with Validus' bye-laws, is required to approve the Share Issuance Proposal. In accordance with NYSE rules, banks, brokers and other nominees who hold Validus Shares in street-name for customers may not exercise their voting discretion with respect to the Share Issuance Proposal and the Adjournment Proposal. Accordingly, if you do not provide your bank, broker or other nominee with instructions on how to vote your street name Validus Shares, your bank, broker or other nominee will not be permitted to vote them at the Special Meeting. An affirmative vote of a majority of voting power present at the Special Meeting, at which a quorum is present in accordance with Validus' bye-laws, is required to approve the Adjournment Proposal. Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum exists and will be considered as present for purposes of determining voting power present at the Special Meeting. Abstentions and broker non-votes will not have the effect of a vote against the Share Issuance Proposal, but will have the effect of a vote against the Adjournment Proposal.

How to Revoke a Proxy

        You may change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by: (1) delivering to Validus (Attention: General Counsel) at 29 Richmond Road, Pembroke, Bermuda HM 08 a written notice of revocation of your proxy; (2) delivering to Validus an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the Special Meeting and voting in person as described above under the section of this proxy statement titled "How to Vote Your Validus Shares." Attendance at the Special Meeting in and of itself, without voting in person at the Special Meeting, will not cause your previously granted proxy to be revoked. For Validus Shares you hold in street name, you should follow the instructions of your bank, broker or other nominee or, if you have previously either arranged for the Validus Shares to be transferred of record into your name by the Record Date for the Special Meeting or secured a valid proxy or power of attorney from the bank, broker or other nominee that holds your Validus Shares as of the Record Date for the Special Meeting (and who has received a valid proxy or power of attorney from the shareholder of record pursuant to a "legal proxy" with a power of subdelegation from the shareholder of record as of the Record Date) by attending the Special Meeting and voting in person.

The Proposals

  Proposal 1: Share Issuance

        The Validus Board adopted, subject to Validus Shareholder approval at the Special Meeting, a resolution to approve the issuance of Validus Shares in connection with a Proposed Transatlantic Acquisition.

        If the Share Issuance is approved by Validus Shareholders, Validus reserves the right to issue Validus Shares in connection with a Proposed Transatlantic Acquisition, however effected. Other than with respect to the Share Issuance, Validus Shareholders are not being asked to vote on the structure or form of, and Validus Shareholder approval is not required with respect to, any Proposed Transatlantic Acquisition.

        The listing requirements of the NYSE require that Validus Shareholders approve any issuance of Validus Shares or securities convertible into or exercisable for Validus Shares if (x) the Validus Shares or other securities being issued will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (y) the number of Validus Shares to be issued is or will be equal to or in excess of 20% of the number of Validus Shares or other securities before such issuance.

        Based upon publicly available information about the number of Transatlantic Shares outstanding as of September 30, 2011, the proposed exchange ratio of 1.5564 Validus Shares per Transatlantic Share and assuming dissenters' rights are not properly exercised or are otherwise not available under Delaware law, Validus estimates that it would need to issue 97,249,766 Validus Shares in a Proposed Transatlantic Acquisition. This number of Validus Shares will be greater than 20% of the total number of Validus Shares outstanding prior to such issuance. Because the proposed exchange ratio in each of the Merger Offer and Exchange Offer is fixed, the actual number of Validus Shares issuable in a Proposed Transatlantic Acquisition will depend on the number of Transatlantic Shares outstanding at the time of the consummation of a Proposed Transatlantic Acquisition.

        The affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present, is required to approve the Share Issuance Proposal.

        A Proposed Transatlantic Acquisition cannot be consummated unless Validus Shareholders approve the Share Issuance Proposal.

        The Validus Board recommends a vote "FOR" the Share Issuance Proposal.

  Proposal 2: Adjournment Proposal

        Validus Shareholders are being asked to consider and vote on a proposal to approve one or more adjournments of the Special Meeting in the event that the chairman of the Validus Board determines, in his sole discretion, that the Special Meeting should be adjourned to a future date.

        The affirmative vote of a majority of the voting power represented at the Special Meeting, assuming a quorum is present, is required to approve the Adjournment Proposal.

        The Validus Board recommends a vote "FOR" the Adjournment Proposal.

  Other Matters

        Validus knows of no specific matter to be brought before the Special Meeting that is not referred to in the notice of the Special Meeting. If any such matter comes before the Special Meeting, including any Validus Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

Validus' Auditors

        Representatives of PricewaterhouseCoopers are not expected to be present at the Special Meeting and accordingly will not make any statement or be available to respond to any questions.

        If you have any questions or require any assistance in voting your Validus Shares, please contact:

501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

BENEFICIAL OWNERSHIP OF VALIDUS COMMON SHARES

        The following table sets forth information as of November 4, 2011 regarding the beneficial ownership of Validus' common shares by:

  •
  each person known by Validus to beneficially own more than 5% of our outstanding common shares,

  •
  each of Validus' directors,

  •
  each of our named executive officers, and

  •
  all of our directors and executive officers as a group.

        The information provided in the table below with respect to each principal shareholder has been obtained from that shareholder.

Beneficial owner(1)(16)(17)	Common Shares	Shares Subject To Exercise of Warrants	Unvested Restricted Shares and Shares Subject to Exercise of Options	Total Common Shares and Common Share Equivalents (16)	Total Beneficial Ownership (%)(2)	Fully Diluted Total Beneficial Ownership (%)(2)
Investment funds affiliated with The Goldman Sachs Group, Inc.(3),(4)	4,937,698	1,604,410	—	6,542,108	6.50%	5.81%
Aquiline Capital Partners LLC and the funds it manages(5)	6,255,943	2,756,088	—	9,012,031	8.85%	8.01%
Funds affiliated with or managed by Vestar Capital Partners(6)	4,086,770	972,810	—	5,059,580	5.06%	4.50%
Funds affiliated with or managed by New Mountain Capital, LLC(7)	3,849,997	784,056	—	4,634,053	4.64%	4.12%
Entities affiliated with Bank of America Corp. or managed by Bank of America Corp. affiliates(3),(8)	6,700,182	1,067,187	—	7,767,369	7.76%	6.90%
Edward J. Noonan(9)	471,541	29,039	981,648	1,482,228	0.51%	1.32%
Jeff Consolino(9)	91,865	—	437,611	529,476	0.09%	0.47%
Conan M. Ward(9)	78,464	—	429,488	507,952	0.08%	0.45%
C. N. Rupert Atkin(9)	331,352	—	60,669	392,021	0.33%	0.35%
Michael E. A. Carpenter(10)	316,743	—	802	317,545	0.32%	0.28%
C. Jerome Dill	32,972	—	101,980	134,952	0.03%	0.12%
Stuart W. Mercer(9)	6,323	—	207,327	213,650	0.01%	0.19%
Andrew M. Gibbs	47,237	—	34,600	81,837	0.05%	0.07%
Andrew E. Kudera	3,890	—	22,033	25,923	0.00%	0.02%
Robert F. Kuzloski	8,718	—	35,529	44,247	0.01%	0.04%
Jonathan Ritz	1,436	—	20,546	21,982	0.00%	0.02%
Matthew J. Grayson(10)	—	291,151	—	291,151	0.29%	0.26%
Jeffrey W. Greenberg(10),(12)	6,255,943	2,766,107	—	9,022,050	8.86%	8.02%
John J. Hendrickson(10)	—	—	4,850	4,850	0.00%	0.00%
Sander M. Levy(10),(13)	—	—	—	—	5.06%	4.50%
Jean-Marie Nessi(10)	—	—	—	—	0.00%	0.00%
Mandakini Puri(10)	—	—	—	—	0.00%	0.00%
Alok Singh(10),(14)	—	—	—	—	4.64%	4.12%
Christopher E. Watson(10),(11)	—	6,026	—	6,026	0.01%	0.01%
Directors and Executive Officers as a group (20 persons)(15)	1,390,541	336,234	2,337,083	4,063,858	1.74%	3.61%
Shares held by persons owning less than 5% and unnamed executive officers	71,842,527	341,478	3,006,170	75,459,532	72.61%	66.80%
Total	99,053,996	7,862,262	5,343,253	112,538,530	100.00%	100.00%

(1)
All holdings in this beneficial ownership table have been rounded to the nearest whole share.

(2)
The percentage of beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage. Total beneficial ownership is determined in accordance with the rules of the SEC and includes common shares issuable within 60 days of July 29, 2011 upon the exercise of all options and warrants and other rights beneficially owned by the indicated person on that date. Fully diluted total beneficial ownership is based upon all common shares and all common shares subject to exercise of options and warrants outstanding at July 29, 2011. Under our Bye-laws, if, and for so long as, the common shares of a shareholder, including any votes conferred by "controlled shares," would otherwise represent more than 9.09% of the aggregate voting power of all common shares entitled to vote on a matter, including an election of directors, the votes conferred by such shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Bye-laws), the votes conferred by such shares represent 9.09% of the aggregate voting power of all common shares entitled to vote on such matter.

(3)
All of the common shares beneficially owned by funds affiliated with or managed by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. ("Goldman Sachs") are non-voting. 5,714,285 of the common shares beneficially owned by entities affiliated with Bank of America Corp. ("Bank of America") (the parent corporation of Merrill Lynch & Co, Inc. ("Merrill Lynch")) or managed by Bank of America affiliates are non-voting. Other shares listed are shares held by entities not managed by Merrill Lynch Global Private Equity.

(4)
Funds affiliated with or managed by Goldman Sachs (collectively, the "Goldman Sachs Funds") are GSCP V AIV, L.P. (1,652,541 shares and 638,458.3 warrants), GS Capital Partners V Employees Fund, L.P. (534,123 shares and 206,360.0 warrants), GS Capital Partners V Offshore, L.P. (1,129,544 shares and 436,397.5 warrants), GS Capital Partners V GmbH & Co. KG (86,690 shares and 33,495.5 warrants), GSCP V Institutional AIV, Ltd. (749,836 shares and 289,698.7 warrants), GS Private Equity Partners 1999, L.P. (408,029 shares), GS Private Equity Partners 1999 Offshore, L.P. (65,208 shares), GS Private Equity Partners 1999—Direct Investments Funds, L.P. (11,663 shares), GS Private Equity Partners 2000, L.P. (172,416 shares), GS Private Equity Partners 2000 Offshore Holdings, L.P. (60,689 shares) and GS Private Equity Partners 2000—Direct Investment Fund, L.P. (66,959 shares). The Goldman Sachs Group, Inc., and certain affiliates, including Goldman Sachs, which is a broker-dealer, and the Goldman Sachs Funds may be deemed to directly or indirectly beneficially own in the aggregate 4,937,698 of our common shares and 1,604,410.0 warrants which are owned directly or indirectly by the Goldman Sachs Funds. Affiliates of The Goldman Sachs Group, Inc. and Goldman Sachs are the general partner, managing general partner or managing limited partner of the Goldman Sachs Funds. Goldman Sachs is the investment manager for certain of the Goldman Sachs Funds. Goldman Sachs is a direct and indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman Sachs and the Goldman Sachs Funds share voting power and investment power with certain of their respective affiliates. The Goldman Sachs Group, Inc. and Goldman Sachs each disclaim beneficial ownership of the common shares owned directly or indirectly by the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any.

(5)
Funds managed by Aquiline Capital Partners LLC are Aquiline Financial Services Fund L.P. (4,015,760 shares and 116,503.2 warrants) and Aquiline Financial Services Fund (Offshore) L.P. (2,240,183 shares and 64,991.1 warrants). Aquiline Capital Partners LLC owns the remaining 2,574,593.7 of the warrants shown. Christopher E. Watson is a senior principal at Aquiline Capital Partners LLC and Jeffrey W. Greenberg is the managing principal of Aquiline Capital Partners LLC.

(6)
Funds affiliated with or managed by Vestar Capital Partners are Vestar AIV Employees Validus Ltd. (43,111 shares and 10,236.3 warrants), Vestar AIV Holdings B L.P. (34,109 shares and 8,130.9 warrants), and Vestar AIV Holdings A L.P. (4,009,550 shares and 954,442.4 warrants). Sander M. Levy is a managing director of Vestar Capital Partners.

(7)
Funds affiliated with or managed by New Mountain Capital, LLC are New Mountain Partners II (Cayman), L.P. (3,516,057 shares and 716,031.5 warrants), Allegheny New Mountain Partners (Cayman), L.P. (272,106 shares and 55,392.1 warrants) and New Mountain Affiliated Investors II (Cayman), L.P. (61,834 shares and 12,632.0 warrants). Alok Singh is a managing director of New Mountain Capital, LLC.

(8)
Entities affiliated with Bank of America or managed by Bank of America affiliates are ML Global Private Equity Fund, L.P. (4,285,714 shares and 364,803.6 warrants), Merrill Lynch Ventures L.P. 2001 (1,428,571 shares and 121,601.2 warrants), GMI Investments, Inc. (580,781.9 warrants) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (559,158 shares), Bank of America, National Association (422,967 shares), Banc of America Investment Advisors, Inc. (3,051 shares) and Merrill Lynch International (721 shares).

The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership ("ML Partners"). The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global Private Equity Fund, L.P., retains decision-making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners' general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch, which in turn is a wholly owned subsidiary of Bank of America. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch, because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

  The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. ("ML Ventures"), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch, because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

  Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. ML Global Private Equity Fund, L.P. disclaims beneficial ownership of the shares that Merrill Lynch Ventures, L.P. 2001 holds of record or may be deemed to beneficially own.

(9)
Unvested restricted shares held by our named executive officers and included in common shares accumulate dividends and may be voted. Unvested restricted shares held by our named executive officers are Mr. Noonan (241,807 shares), Mr. Consolino (190,997 shares), Mr. Ward (182,874 shares), Mr. Atkin (60,669 shares), Mr. Dill (74,764), Mr. Mercer (157,327 shares), Mr. Ross (12,680 shares) and Mr. Ritz (20,546 shares).

(10)
See "Election of Directors" in Validus' proxy statement for its 2011 annual general meeting filed with the SEC on March 23, 2011 for biographies of the directors, including their relationships with certain beneficial owners of common shares listed in this table. See "Directors" in the Validus S-4 for a biography of Michael E.A. Carpenter.

(11)
Does not include shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Watson disclaims the existence of a group and beneficial ownership of the shares and warrants owned by Aquiline Capital Partners LLC and the funds it manages.

(12)
Includes shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Greenberg disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by Aquiline Capital Partners LLC.

(13)
Includes shares and warrants beneficially owned by entities affiliated with or managed by Vestar Capital Partners. Mr. Levy disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by Vestar Capital Partners.

(14)
Includes shares, options and warrants beneficially owned by entities affiliated with or managed by New Mountain Capital LLC. Mr. Singh disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by New Mountain Capital Group, LLC.

(15)
Excludes shares as to which beneficial ownership is disclaimed.

(16)
Total common shares and common share equivalents equal the sum of (i) common shares; (ii) unvested restricted shares; (iii) shares subject to the exercise of warrants; and (iv) shares subject to the exercise of options.

(17)
The addresses of each beneficial owner are as follows: Funds affiliated with or managed by Goldman, Sachs & Company, c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282; Aquiline Financial Services Fund L.P., c/o Aquiline Capital Partners LLC, 535 Madison Avenue, New York, NY 10022; Funds affiliated with or managed by Vestar, c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, NY 10167; Funds affiliated with or managed by New Mountain Capital, LLC, c/o New Mountain Capital, LLC, 787 Seventh Avenue, 49th Floor, New York, NY 10019; Funds affiliated with or managed by Bank of America, c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080. The address of each other beneficial owner listed is c/o Validus Holdings, Ltd., 29 Richmond Road, Pembroke HM08 Bermuda.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Validus

        Validus has established written procedures for the review of transactions between Validus and any company affiliated with funds managed by any of Validus' sponsors (a "portfolio company") or any other company in which Validus' officers or directors have a material interest. Any such transaction must be reviewed and approved by our management or the management of the operating subsidiary entering into the transaction, and the terms of such transaction should be arm's-length or on terms that are otherwise fair to Validus. Any such transaction will also require prior approval of the audit committee, except reinsurance assumed transactions with a portfolio company that senior management has determined are ordinary course. Furthermore, the effect, if any, of such a transaction on the independence of any director will be considered.

        The employers of or entities associated with certain directors or their affiliates have purchased or may in the future purchase insurance and/or reinsurance from Validus on terms Validus believes were and will be no more favorable to these insureds than those made available to other customers.

        Certain members of Validus' management and staff have provided guarantees to 1384 Capital Ltd, a company formed to indirectly facilitate the provision of Funds at Lloyd's.

  Compensation Committee Interlocks and Insider Participation

        Validus' compensation committee is composed of John J. Hendrickson, Sander M. Levy, Mandakini Puri and Alok Singh. Sumit Rajpal was a member of the compensation committee until his resignation from the Validus Board on February 7, 2011. Entities affiliated with Messrs. Hendrickson, Levy, Rajpal and Singh acquired Validus common shares at the time of our formation and are parties to our shareholder agreement described below.

  Shareholders' Agreement and Related Provisions

        Certain Validus Shareholders who acquired Validus common shares prior to the date of Validus' initial public offering ("Existing Shareholders") and we have entered into a shareholders' agreement dated as of December 12, 2005 that governs certain relationships among, and contains certain rights and obligations of, such Existing Shareholders. In connection with any future public offerings of Validus common shares by us, the shareholders' agreement grants those Existing Shareholders certain rights to participate in registered offerings by Validus of its common shares, including "demand" and "piggyback" registration rights. The shareholders' agreement defines Aquiline Capital Partners, LLC (together with its related companies "Aquiline"), Goldman Sachs Capital Partners, Vestar Capital Partners, New Mountain Capital and Merrill Lynch Global Private Equity as "Sponsors." So long as a Sponsor continues to beneficially hold at least 1/3 of its original common shares, a Sponsor is deemed to be a "Qualified Sponsor." The shareholders' agreement permits Qualified Sponsors to make up to four demand registrations.

        These demand and piggyback registration rights are subject to limitations as to the maximum number of Validus common shares that may be registered if the managing underwriter in such an offering advises that the number of Validus common shares offered should be limited due to market conditions or otherwise. We are required to pay all expenses incurred in connection with demand and piggyback registrations, excluding, in the case of demand registrations, underwriting discounts and commissions. Each of Goldman Sachs Capital Partners and Merrill Lynch Global Private Equity are entitled to require pursuant to the shareholders' agreement that Validus appoint each of Goldman Sachs and Merrill Lynch to act as a lead managing underwriter for certain demand registrations; provided that each of Goldman Sachs and Merrill Lynch individually are recognized at the time as a leading underwriter for such securities and affiliates of Goldman Sachs and Merrill Lynch are Qualified Sponsors at such time and the terms offered are market terms.

        Additionally, the shareholders' agreement provides that Existing Shareholders as well as affiliates, directors, officers, employees and agents of Existing Shareholders are permitted to engage in activities or businesses that are competitive with Validus. This section of the shareholders' agreement also specifically releases Existing Shareholders from any obligation to refer business opportunities to Validus and establishes that no Existing Shareholder has any fiduciary duty to Validus.

  Related Party Transactions

        On December 8, 2005, Validus entered into agreements with Goldman Sachs Asset Management and its affiliates ("GSAM") under which GSAM provides investment management services for a portion of Validus' investment portfolio. For the three and nine months ended September 30, 2010, GSAM was deemed to be a related party due to a combination of GSAM being a shareholder in Validus and having an employee on the Validus Board during this period. For the three and nine months ended September 30, 2011, GSAM was no longer a related party due to the resignation of Sumit Rajpal from the Validus Board effective February 7, 2011. Investment management fees earned by GSAM for the three and nine months ended September 30, 2010 were $370,000 and $1,397,000, respectively. Management believes that the fees charged were consistent with those that would have been charged in arm's-length transactions with unrelated third parties.

        Aquiline Capital Partners, LLC and its related companies ("Aquiline"), which own 6,255,943 Validus Shares in Validus, hold warrants to purchase 2,756,088 Validus Shares, and have two employees on the Validus Board who do not receive compensation from Validus, are shareholders of Group Ark Insurance Holdings Ltd. ("Group Ark"). Christopher E. Watson, a director of Validus, also serves as a director of Group Ark. Pursuant to reinsurance agreements with a subsidiary of Group Ark, Validus recognized gross premiums written during the three and nine months ended September 30, 2011 of $53,000 (2010: $nil) and $1,464,000 (2010: $1,341,000), respectively, of which $683,000 was included in premiums receivable at September 30, 2011 (December 31, 2010: $378,000). Validus also recognized reinsurance premiums ceded during the three and nine months ended September 30, 2011 of $nil (2010: $nil) and $163,000 (2010: $606,000), respectively, of which $21,000 was included in reinsurance balances payable at September 30, 2011 (December 31, 2010: $132). Earned premium adjustments of $451,000 (2010: ($237,000)) and $1,129,000 (2010: $645,000) were incurred during the three and nine months ended September 30, 2011.

        Aquiline is also a shareholder of Tiger Risk Partners LLC ("Tiger Risk"). Christopher E. Watson, a director of Validus serves as a director of Tiger Risk. Pursuant to certain reinsurance contracts, Validus recognized brokerage expenses paid to Tiger Risk for the three and nine months ended September 30, 2011 of $57,000 (2010: ($11,000)) and $1,138,000 (2010: $1,458,000), respectively, of which $155,000 was included in accounts payable and accrued expenses at September 30, 2011 (December 31, 2010: $792,000).

        On November 24, 2009, Validus entered into an Investment Management Agreement with Conning, Inc. ("Conning") to manage a portion of the Validus investment portfolio. Aquiline acquired Conning on June 16, 2009. John J. Hendrickson and Jeffrey W. Greenberg, directors of the Company, each serve as a director of Conning Holdings Corp., the parent company of Conning and Michael Carpenter, the Chairman of Talbot Holdings, Ltd. serves as a director of a subsidiary company of Conning Holdings Corp. Investment management fees earned by Conning for the three and nine months ended September 30, 2011 were $200,000 (2010: $100,000) and $580,000 (2010: $286,000), respectively, of which $201,000 was included in accounts payable and accrued expenses at September 30, 2011 (December 31, 2010: $97,000).

  Executive Compensation

        Validus is not a party to any compensation agreement or understanding between its own named executive officers or the named executive officers of Transatlantic that would result in the payment of any amount, or the acceleration of vesting of any amount, as a result of a Proposed Transatlantic Acquisition, or otherwise would be affected by a Proposed Transatlantic Acquisition. Whether or not a Proposed Transatlantic Acquisition occurs, Validus' named executive officers are entitled to certain payments in connection with certain terminations of employment pursuant to the terms of their employment agreements with Validus but these payments would not differ based on whether the termination of employment occurred before or after a Proposed Transatlantic Acquisition or whether a Proposed Transatlantic Acquisition occurs.

SOLICITATION OF PROXIES

        Except as set forth below, Validus will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee for the solicitation of proxies in connection with this solicitation.

        Proxies will be solicited by mail, telephone, facsimile, telegraph, the internet, e-mail, newspapers and other publications of general distribution and in person.

        Validus has retained Innisfree for solicitation and advisory services in connection with solicitations relating to the Special Meeting, for which Innisfree may receive a fee of up to $600,000 in connection with the solicitation of proxies for the Special Meeting and other solicitations and advisory services in connection with a Proposed Transatlantic Acquisition. Up to 60 people may be employed by Innisfree in connection with the solicitation of proxies for the Special Meeting. Validus has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including reasonable legal fees and related charges. Innisfree will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders. The entire expense of soliciting proxies for the Special Meeting by or on behalf of Validus is being borne by Validus.

        If you have any questions concerning this proxy statement or the procedures to be followed to execute and deliver a proxy, please contact Innisfree at the address or phone number specified above or on the back cover of this proxy statement.

OTHER INFORMATION

        All references to "dollars" and "$" in this proxy statement refer to U.S. dollars.

        Validus has filed a preliminary proxy statement in connection with the solicitation of proxies from Transatlantic stockholders to vote against the adoption of the Allied World Acquisition Agreement and vote against other proposals brought before the special meeting of Transatlantic stockholders to be held to consider such proposals. This proxy statement does not relate to the special meeting of Transatlantic stockholders or the adoption of the Allied World Acquisition Agreement.

        The information concerning Transatlantic, its business, management and operations presented or incorporated by reference in this proxy statement has been taken from, or is based upon, publicly available information on file with the SEC and other publicly available information. Although Validus has no knowledge that would indicate that statements and information relating to Transatlantic contained or incorporated by reference in this proxy statement, in reliance upon publicly available information, are inaccurate or incomplete, to date it has not had access to the full books and records of Transatlantic, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements.

        The consolidated financial statements of Transatlantic appearing in the Transatlantic 10-K and the Transatlantic 10-Q (including schedules appearing therein), and Transatlantic management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 and September 30, 2011 included therein, have been audited by an independent registered public accounting firm, as set forth in their reports thereon, included therein, and included and/or incorporated herein by reference. Validus has not obtained the authorization of Transatlantic's independent auditors to incorporate by reference the audit reports relating to this information.

        Pursuant to Rule 12b-21 under the Exchange Act, Validus requested that Transatlantic provide Validus with information required for complete disclosure regarding the businesses, operations, financial condition and management of Transatlantic. Validus will amend or supplement this proxy statement to provide any and all information Validus receives from Transatlantic, if Validus receives the information before the Special Meeting and Validus considers it to be material, reliable and appropriate.

        Please see the section of this proxy statement titled "Where You Can Find More Information."

SHAREHOLDER PROPOSALS FOR VALIDUS 2012 ANNUAL GENERAL MEETING

        Shareholder proposals intended for inclusion in the proxy statement for the Validus 2012 annual general meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the General Counsel at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, Bermuda HM 08. Such proposals must be received by November 25, 2011.

        In addition, a Validus shareholder may present a proposal at the Validus 2012 annual general meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the proxy statement for the Validus 2012 annual general meeting and must be received by the General Counsel at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, Bermuda HM 08 by February 9, 2012. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Validus Board as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

 WHERE YOU CAN FIND MORE INFORMATION

        Validus and Transatlantic file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Validus and Transatlantic file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet worldwide website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information for Validus and Transatlantic may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005.

        If you are a Validus Shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through Validus, the SEC or the SEC's Internet website as described above. Documents filed with the SEC are available from Validus without charge, excluding all exhibits, except that, if Validus has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.

        You may obtain documents filed with the SEC by requesting them in writing or by telephone from Innisfree.

        If you would like to request documents, in order to ensure timely delivery, you must do so at least ten business days before the date of the Special Meeting. This means you must request this information no later than                        , 2011. Validus will mail properly requested documents to requesting Validus Shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

        You can also get more information by visiting Validus' website at http://www.validusholdings.com and Transatlantic's website at http://www.transre.com.

        Materials from these websites and other websites mentioned in this proxy statement are not incorporated by reference in this proxy statement. If you are viewing this proxy statement in electronic format, each of the URLs mentioned in this proxy statement is an active textual reference only.

        The SEC allows Validus to "incorporate by reference" information in this proxy statement, which means that Validus can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Validus and Transatlantic have previously filed with the SEC. These documents contain important information about Validus and Transatlantic and their financial condition, business and results.

Validus Filings
(Commission File No. 001-33606)
Annual Report on Form 10-K	For the fiscal year ended December 31, 2010
Quarterly Report on Form 10-Q	For the three months ended March 31, 2011, the six months ended June 30, 2011 and the nine months ended September 30, 2011
Current Reports on Form 8-K
Filed on February 25, 2011, February 28, 2011, March 17, 2011, April 5, 2011, May 5, 2011, May 5, 2011, May 9, 2011, May 10, 2011, May 23, 2011, June 1, 2011, June 23, 2011, July 13, 2011, August 3, 2011, August 8, 2011, August 8, 2011, October 27, 2011, October 27, 2011 and November 3, 2011 (other than any portion of any documents not deemed to be filed)
The description of Validus Shares contained in its registration statement on Form S-3, including any amendment or report filed for the purpose of updating the description.	Filed on August 7, 2008
Proxy Statement on Schedule 14A	Filed on March 23, 2011
Transatlantic Filings
(Commission File No. 000-27662)
Annual Report on Form 10-K	For fiscal year ended December 31, 2010
Quarterly Report on Form 10-Q	For the three months ended March 31, 2011, the six months ended June 30, 2011 and the nine months ended September 30, 2011
Current Reports on Form 8-K
Filed on March 11, 2011, March 29, 2011, April 5, 2011, April 26, 2011, May 20, 2011, June 1, 2011, June 13, 2011, June 13, 2011, June 15, 2011, July 6, 2011, July 7, 2011, July 13, 2011, July 13, 2011, July 20, 2011, July 25, 2011, July 27, 2011, July 28, 2011, July 29, 2011, August 8, 2011, August 9, 2011, August 12, 2011, August 19, 2011, September, 2, 2011, September, 12, 2011, September 16, 2011, September 19, 2011, September 20, 2011, September 23, 2011, September 26, 2011, September 30, 2011, October 7, 2011, October 11, 2011, October 11, 2011, October 14, 2011, October 21, 2011, October 26, 2011, October 31, 2011, November 1, 2011, November 3, 2011 and November 4, 2011 (other than any portions of any documents not deemed to be filed)

        Validus also incorporates by reference into this proxy statement each document filed by Validus or Transatlantic with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, but before the date of the Special Meeting. To the extent, however, required by the rules and regulations of the SEC, Validus will amend this proxy statement to include information filed after the date of this proxy statement.

        Validus has supplied all of the information contained or incorporated by reference in this proxy statement relating to Validus and has prepared the unaudited pro forma financial information in this proxy statement. All information contained or incorporated by reference in this proxy statement relating to Transatlantic has been obtained from public filings filed by Transatlantic with the SEC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

        The following unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of Transatlantic might have affected the historical financial statements of Validus if it had been consummated at earlier times. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic's books and records. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these unaudited condensed consolidated pro forma financial statements. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus or a combined company. For a summary of the proposed business combination contemplated by a Proposed Transatlantic Acquisition see the section of this proxy statement titled "The Proposed Transatlantic Acquisition."

        The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the Transatlantic 10-Q and the Transatlantic 10-K, each as filed with the SEC. The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at September 30, 2011 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2010 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

        This pro forma information is subject to risks and uncertainties, including those discussed in the section of this proxy statement titled "Risk Factors."

        The following table presents unaudited condensed consolidated pro forma balance sheet data at September 30, 2011 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Transatlantic Shares as if it had occurred at September 30, 2011:

	Historical Validus Holdings, Ltd.	Historical Transatlantic Holdings, Inc.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Assets
Fixed maturities, at fair value	$4,777,686	$12,580,457	$(98,559)	3(b), 3(i), 4	$17,259,584
Short-term investments, at fair value	547,452	138,048	—		685,500
Other investments, at fair value	15,905	798,957	—		814,862
Cash and cash equivalents	855,982	384,574	—		1,240,556

Total investments and cash	6,197,025	13,902,036	(98,559)		20,000,502
Premiums receivable	808,472	748,853	(2,689)	3(e)	1,554,636
Deferred acquisition costs	154,694	277,382	—		432,076
Prepaid reinsurance premiums	141,631	112,598	(2,588)	3(e)	251,641
Securities lending collateral	24,250	—	—		24,250
Loss reserves recoverable	386,200	853,033	(11,367)	3(e)	1,227,866
Paid losses recoverable	80,917	—	(1,532)	3(e)	79,385
Accrued investment income	27,062	145,461	—		172,523
Current taxes recoverable	3,057	—	112,257	3(h)	115,314
Intangible assets	115,773	—	—		115,773
Goodwill	20,393	—	—		20,393
Other assets	41,266	555,457	68,850	3(b), 3(h), 3(i)	665,573

Total assets	$8,000,740	$16,594,820	$64,372		$24,659,932

Liabilities
Reserve for losses and loss expense	$2,565,912	$9,729,925	$488,633	3(e), 3(h)	$12,784,470
Unearned premiums	1,058,593	1,396,541	(2,588)	3(e)	2,452,546
Reinsurance balances payable	103,997	—	(4,221)	3(e)	99,776
Deferred taxation	24,195	—	—		24,195
Securities lending payable	25,000	—	—		25,000
Net payable for investments purchased	12,549	—	—		12,549
Accounts payable and accrued expenses	83,647	167,571	—		251,218
Senior notes payable and credit facility payable	246,955	1,005,890	697,931	3(g)	1,950,776
Debentures payable	289,800	—	—		289,800

Total liabilities	4,410,648	12,299,927	1,179,755		17,890,330
Shareholders' equity
Ordinary shares	23,463	67,852	(51,062)	3(a), 3(d)	40,253
Treasury shares	(6,131)	(285,915)	285,915	3(d)	(6,131)
Additional paid-in capital	1,886,897	335,511	2,258,322	3(a), 3(d)	4,480,730
Accumulated other comprehensive gain (loss)	(4,932)	270,612	(270,612)	3(d)	(4,932)
Retained earnings	1,544,572	3,906,833	(3,337,946)	3(b), 3(d), 3(f) 3(g), 3(h), 3(i)	2,113,459

Total shareholders' equity available to Company	3,443,869	4,294,893	(1,115,383)		6,623,379
Non controlling interest	146,223	—	—		146,223

Total shareholders' equity	3,590,092	4,294,893	(1,115,383)		6,769,602

Total liabilities and shareholders' equity	$8,000,740	$16,594,820	$64,372		$24,659,932

Common shares outstanding	99,039,622	61,644,506	95,943,509		194,983,131
Common shares and common share equivalents outstanding	112,544,943	65,473,117	102,057,999		214,602,942
Book value per share	$34.77	$69.67		7	$33.97
Diluted book value per share	$32.23	$67.55		7	$32.31
Diluted tangible book value per share	$31.02	$67.55		7	$31.68

        The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2010 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Transatlantic Shares as if it had occurred at January 1, 2010:

	Historical Validus Holdings, Ltd.	Historical Transatlantic Holdings, Inc.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,990,566	$4,132,931	$(5,363)	3(e)	$6,118,134
Reinsurance premiums ceded	(229,482)	(251,238)	5,363	3(e)	(475,357)

Net premiums written	1,761,084	3,881,693	—		5,642,777
Change in unearned premiums	39	(23,073)	—		(23,034)

Net premiums earned	1,761,123	3,858,620	—		5,619,743
Net investment income	134,103	473,547	(6,036)	3(b)	601,614
Net realized gains on investments	32,498	38,073	—		70,571
Net unrealized gains (losses) on investments	45,952	—	(63,509)	3(i)	(17,557)
Other-than-temporary impairments charged to earnings	—	(7,972)	7,972	3(i)	—
Loss on early extinguishment of debt	—	(115)	—		(115)
Other income	5,219	—	—		5,219
Foreign exchange gains	1,351	—	—		1,351

Total revenues	1,980,246	4,362,153	(61,573)		6,280,826
Expenses
Losses and loss expense	987,586	2,681,774	—	5	3,669,360
Policy acquisition costs	292,899	929,922	—		1,222,821
General and administrative expenses	209,290	209,397	(35,300)	3(j)	383,387
Share compensation expense	28,911	—	35,300	3(j)	64,211
Finance expenses	55,870	68,272	22,683	3(g)	146,825

Total expenses	1,574,556	3,889,365	22,683		5,486,604

Income before taxes	405,690	472,788	(84,256)		794,222
Income tax expense (benefit)	(3,126)	(70,587)	21,277	3(b) 3(i)	(52,436)

Income after taxes	$402,564	$402,201	$(62,979)		$741,786
Preferred dividend and warrant dividend	6,991	—	—		6,991

Net income available to common shareholders	$395,573	$402,201	$(62,979)		$734,795

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	116,018,364	64,092,000	97,236,888		213,255,252
Diluted	120,630,945	64,930,000	98,541,151		219,172,096
Basic earnings per share	$3.41	$6.28		6	$3.45

Diluted earnings per share	$3.34	$6.19		6	$3.38

        The following table sets forth unaudited condensed consolidated pro forma results of operations for the nine months ended September 30, 2011 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Transatlantic Shares as if it had occurred at January 1, 2010:

	Historical Validus Holdings, Ltd.	Historical Transatlantic Holdings, Inc.	Pro Forma Purchase Adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,846,412	$3,233,907	$(3,855)	3(e)	$5,076,464
Reinsurance premiums ceded	(272,752)	(237,763)	3,855	3(e)	(506,660)

Net premiums written	1,573,660	2,996,144	—		4,569,804
Change in unearned premiums	(259,863)	(138,629)	—		(398,492)

Net premiums earned	1,313,797	2,857,515	—		4,171,312
Net investment income	84,216	344,296	(2,395)	3(b)	426,117
Net realized gains on investments	23,177	71,011	—		94,188
Other-than-temporary impairments charged to earnings	—	(3,140)	3,140	3(i)	—
Net unrealized (losses) gains on investments	(22,150)	—	204,787	3(i)	182,637
Loss on early extinguishment of debt	—	(1,179)	—		(1,179)
Other income	2,201	—	—		2,201
Foreign exchange losses	(22,390)	—	—		(22,390)

Total revenues	1,378,851	3,268,503	205,532		4,852,886
Expenses
Losses and loss expenses	909,572	2,460,499	—	5	3,370,071
Policy acquisition costs	232,931	673,954	—		906,885
General and administrative expenses	145,244	142,274	(26,475)	3(b), 3(j)	261,043
Share compensation expenses	27,059	—	26,475	3(j)	53,534
Transaction expenses	13,583	64,000	(77,583)		—
Finance expenses	41,297	50,386	17,012	3(g)	108,695

Total expenses	1,369,686	3,391,113	(60,571)		4,700,228

Net income (loss) before taxes	9,165	(122,610)	266,103		152,658
Tax benefit (expense)	(1,050)	80,874	(74,038)	3(b), 3(i)	5,786

Net income (loss)	8,115	(41,736)	192,065		158,444
Net income attributable to noncontrolling interest	(14,110)	—	—		(14,110)

Net (loss) income attributable to Validus	$(5,995)	$(41,736)	$192,065		$144,334

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	98,430,686	62,447,000	95,943,509		194,374,195
Diluted	98,430,686	62,447,000	97,331,818		198,128,098
Basic (loss) earnings per share	$(0.12)	$(0.67)		6	$0.71

Diluted (loss) earnings per share	$(0.12)	$(0.67)		6	$0.70

Validus Holdings, Ltd.
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share data)

1.     Basis of Presentation

        The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred pursuant to the Exchange Offer and Second-Step Merger at September 30, 2011 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2010 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and nine months ended September 30, 2011. Note 3(g) below sets forth the changes to this presentation that would be effected if the Proposed Transatlantic Acquisition were instead consummated pursuant to the terms of the Merger Offer. The unaudited condensed consolidated pro forma financial information has been prepared by Validus' management and is based on Validus' historical consolidated financial statements and Transatlantic's historical consolidated financial statements. Certain amounts from Transatlantic's historical consolidated financial statements have been reclassified to conform to the Validus presentation. The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these unaudited condensed consolidated pro forma financial statements. Additional reclassifications of Transatlantic data to conform to the Validus presentation may also be required.

        This unaudited condensed consolidated pro forma financial information is prepared in conformity with United States Generally Acceptable Accounting Principles ("US GAAP"). The unaudited condensed consolidated pro forma balance sheet as of September 30, 2011 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and the nine month period ended September 30, 2011 have been prepared using the following information:

  (a)
  Audited historical consolidated financial statements of Validus as of December 31, 2010 and for the year ended December 31, 2010;

  (b)
  Audited historical consolidated financial statements of Transatlantic as of December 31, 2010 and for the year ended December 31, 2010;

  (c)
  Unaudited historical consolidated financial statements of Validus as of September 30, 2011 and for the nine months ended September 30, 2011;

  (d)
  Unaudited historical consolidated financial statements of Transatlantic as of September 30, 2011 and for the nine months ended September 30, 2011; and

  (e)
  Such other known supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.

        The pro forma adjustments reflecting the consummation of the Exchange Offer and the Second-Step Merger under the acquisition method of accounting are based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the Exchange Offer and the Second-Step Merger and the allocation of the final purchase price will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Transatlantic's operating results between the date of preparation of this unaudited condensed consolidated pro forma financial information and the effective date of the Exchange Offer and the Second-Step Merger. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Validus' management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.

        The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the Exchange Offer and the Second-Step Merger.

        Estimated costs of the transaction as well as the benefit of the negative goodwill have been reflected in the unaudited condensed consolidated pro forma balance sheet, but have not been included on the pro forma income statement due to their non-recurring nature.

        The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the Exchange Offer and the second-step merger been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the Transatlantic 10-Q and the Transatlantic 10-K, as filed with the SEC.

2.     Recent Accounting Pronouncements

        In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU 2011-04"). The objective of ASU 2011-04 is to provide common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the amendments do not result in a change in the application of the requirements in Topic 820 "Fair Value Measurements." ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. Validus is currently evaluating the impact of this guidance, however it is not expected to have a material impact on Validus' consolidated financial statements.

        In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU 2011-05"). The objective of ASU 2011-05 is to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. ASU 2011-05 is effective for interim and annual periods beginning after December 15, 2011. Validus is currently evaluating the impact of this guidance; however, since this update affects disclosures only, it is not expected to have a material impact on Validus' consolidated financial statements.

        In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment" ("ASU 2011-08"). The objective of ASU 2011-08 is to simplify how entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350 "Intangibles—Goodwill and Other." The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity's financial statements for the most recent annual or interim period have not yet been issued. Validus is currently evaluating the impact of this guidance; however it is not expected to have a material impact on Validus' consolidated financial statements.

3.     Purchase Adjustments

        Validus is offering to exchange for each outstanding Transatlantic Share that is validly tendered and not properly withdrawn prior to the expiration time of the Exchange Offer, 1.5564 Validus Shares and $11.00 in cash (less applicable withholding taxes and without interest) and to permit Transatlantic to pay the Special Excess Dividend prior to the expiration time of the Exchange Offer. Transatlantic's share repurchases after October 31, 2011 through November 3, 2011 (based on publicly available information as of November 4, 2011) have already reduced the value of the Special Excess Dividend to $1.75. Validus intends, promptly following acceptance for exchange and exchange of Transatlantic Shares in the Exchange Offer, to effect the Second-Step Merger in accordance with the DGCL pursuant to which Validus will acquire all Transatlantic Shares of those Transatlantic stockholders who choose not to tender their Transatlantic Shares pursuant to the Exchange Offer.

        In connection with the Exchange Offer, transaction costs currently estimated at $55,035 will be incurred and expensed. As a result of the termination of the Allied World Acquisition Agreement, $48,300 of the Allied World termination fee (including $13,300 of expense reimbursement) has been incurred and expensed. In the event that, prior to September 15, 2012, Transatlantic enters into any definitive agreement in respect of any competing transaction or recommends or submits a competing transaction to its stockholders for adoption, or a transaction in respect of a competing transaction is consummated and agreed to, Transatlantic will incur and expense amount in respect of the Allied World termination fee equal to $66,700. The Allied World termination fee is not tax deductible.

        As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including the review of Transatlantic's books and records, and changes in the estimated fair value of net balance sheet assets and operating results of Transatlantic between September 30, 2011 and the date of the consummation of the Exchange Offer and second-step merger. Validus expects to make such adjustments at such time. These adjustments are likely to be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.

        The share prices for both Validus and Transatlantic used in determining the preliminary estimated purchase price are based on the closing share prices on November 2, 2011. The preliminary total purchase price is calculated as follows:

Calculation of Total Purchase Price

Transatlantic Shares outstanding as of September 30, 2011	61,644,506

Exchange ratio	1.5564

Total Validus Shares to be issued	95,943,509
Validus closing share price on November 2, 2011	$27.21

Total value of Validus Shares to be issued	$2,610,623
Total cash consideration paid	$697,931

Total Purchase Price	$3,308,554

        The allocation of the purchase price is as follows:

Allocation of Purchase Price

Transatlantic stockholders' equity	$4,294,893
Allied World termination fee	(66,700)
Less reserve increase, after tax	(325,000)

Transatlantic stockholders' equity, adjusted (B)	$3,903,193
Total purchase price (A)	$3,308,554

Negative goodwill (A-B)	$594,639

(a)
In connection with the exchange offer, 95,943,509 Validus Shares are expected to be issued for all Transatlantic Shares, Transatlantic Shares issued pursuant to option exercises, and Transatlantic Shares issued following vesting of restricted shares, restricted share units and performance share units resulting in additional share capital of $16,790 and additional paid-in capital of $2,593,833.

(b)
It is expected that total transaction costs currently estimated at $55,035, the Allied World termination fee of $115,000, and expenses related to bank debt of $6,107 will be incurred by the consolidated entity. Based on an expected investment return of 2.29% for Validus and 3.70% for Transatlantic per annum, pre-tax investment income of $6,036 would have been foregone during the year end December 31, 2010 had these payments of $176,142 been made.

Approximately $29,283 of the estimated $55,035 total transaction costs and $48,300 of the Allied World termination fee have been incurred and expensed in the nine months ended September 30, 2011. The expenses have been eliminated from the unaudited condensed consolidated pro forma results of operations for the nine months ended September 30, 2011. In addition, an adjustment of $92,452 was made to retained earnings and $6,107 to other assets as deferred financing fees as at September 30, 2011 to reflect the remaining transaction costs, the Allied World termination fee, and the debt refinancing costs. Based on an expected investment return of 1.87% for Validus and 3.60% for Transatlantic per annum, pre tax investment income of $2,395 would have been foregone during the nine months ended September 30, 2011 had these remaining payments of $98,559 been made.

(c)
Employees of Transatlantic hold 2,024,855 options to purchase Transatlantic Shares. The weighted average exercise price of these options is $63.00 per Transatlantic Share. It is expected that no net shares would be issued upon exercise of these options.

On June 30, 2011, the Compensation Committee of the Transatlantic Board approved the form of retention agreements that will be offered to certain executives of Transatlantic, including Steven S. Skalicky, Paul A. Bonny, and Javier E. Vijil, each a named executive officer of Transatlantic. Each of the retention agreements has a term beginning on the date of execution and ending on the earlier of December 31, 2013 or a mutually agreed upon termination date by the executive and Transatlantic. The retention agreements provide for a grant of restricted stock unit awards or phantom stock awards immediately prior to the Allied World Acquisition (or at a date chosen by the Transatlantic Board in its discretion, if the closing of the Allied World Acquisition does not occur), pursuant to Transatlantic's 2009 Long Term Equity Incentive Plan (but only in the case of the RSUs), consisting of that number of Transatlantic Shares equal in value to $1,500 for each of Messrs. Skalicky and Vijil and $2,000 for Mr. Bonny.

Validus has estimated that these grants will result in approximately 100,000 Transatlantic share units being issued, or 155,640 Validus share units after adjusting for the exchange ratio of 1.5564. This share issuance has been included in the calculation of pro forma diluted book value per share at September 30, 2011.

(d)
Elimination of Transatlantic ordinary shares of common stock of $67,852, treasury shares of $285,915, additional paid-in capital of $335,511, accumulated other comprehensive income of $270,612 and retained earnings of $3,906,833.

(e)
A related party balance of $3,855 for the nine months ended September 30, 2011 and $5,363 for the year ended December 31, 2010 representing reinsurance ceded to Transatlantic by Validus was eliminated from gross premiums written and reinsurance ceded. Corresponding prepaid reinsurance premiums and unearned premiums of $2,588 and premiums receivable and reinsurance balances payable of $2,689 have been eliminated from the pro forma balance sheet. Loss reserves recoverable and reserves for losses and loss expenses of $11,367 and paid losses recoverable and reinsurance balances payable of $1,532 have also been eliminated from the pro forma balance sheet.

(f)
The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures. Therefore, with the exception of note 3(h) below, the carrying value of assets and liabilities in Transatlantic's financial statements are considered to be a proxy for fair value of those assets and liabilities, with the difference between the net assets and the total purchase price considered to be negative goodwill. In addition, limited pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are reflected in these unaudited condensed consolidated pro forma financial statements. Pursuant to Accounting Standards Codification Topic 805, "Business Combinations" ("ASC 805"), a bargain purchase is defined as a business combination in which the total fair value of the identifiable net assets acquired on the date of acquisition exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Negative goodwill of $594,639 has been recorded as a credit to retained earnings as upon completion of the acquisition of Transatlantic Shares negative goodwill will be treated as a gain in the consolidated statement of operations.

(g)
Validus is offering to exchange for each outstanding Transatlantic Share that is validly tendered and not properly withdrawn prior to the expiration time of the Exchange Offer, 1.5564 Validus Shares and $11.00 in cash (less applicable withholding taxes and without interest). The terms of the Validus Exchange Offer also permit Transatlantic to pay the Special Excess Dividend prior to the expiration time of the Exchange Offer. This cash consideration of $11.00 per share (excluding any Special Excess Dividend) is expected to total $697,931. Based on an expected interest rate of 3.25% per annum, additional finance expenses of $22,683 would have been incurred during the year end December 31, 2010 had this credit facility been in place. Based on an expected interest rate of 3.25% per annum, additional finance expenses of $17,012 would have been incurred during the nine months ended September 30, 2011 had this credit facility been in place. The effect of a change in the expected interest rate of one-eighth percent in preparation of these unaudited condensed consolidated pro forma financial statements would result in a change to finance expenses of $872 for the year ended December 31, 2010 and $654 for the nine months ended September 30, 2011.

Validus is domiciled in Bermuda, and as such is not subject to corporate income tax and does not benefit from a tax deduction for the additional finance expenses disclosed above. If the Validus Transaction Proposal is structured pursuant to the Validus Merger Offer instead of the Exchange Offer and Second-Step Merger, the $697,931 consideration payable to Transatlantic stockholders would instead be structured as a cash special dividend of $11.00 per Transatlantic Share (which may be increased by the amount of the Special Excess Dividend), paid immediately prior to the expiration time of the Exchange Offer (which would be amended to reflect the terms of the agreement and plan of merger delivered to the Transatlantic Board). If the $11.00 per Transatlantic Share cash special dividend were funded through borrowings of Transatlantic at terms comparable to Validus', it would result in an additional pro forma tax benefit of $7,939 for the year ended December 31, 2010, and revised pro forma consolidated basic earnings per share of $3.48 and revised pro forma diluted earnings per share of $3.42. For the nine months ended September 30, 2011, it would result in an additional pro forma tax benefit of $5,954, and revised pro forma consolidated basic earnings per share of $0.74 and revised pro forma diluted earnings per share of $0.73. This change would have had no effect on the calculation of book value per share or diluted book value per share.

  Validus has obtained a highly confident letter from J.P. Morgan in connection with the arrangement of the full amount of financing required for the $11.00 per Transatlantic Share cash special dividend. While the interest rate payable by Transatlantic in connection with this financing could be greater or less than Validus' interest rates with respect to the financing contemplated in connection with the Exchange Offer, any such difference is not expected to be material.

(h)
The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic books and records. However, it is expected that an additional reserve of $500,000 will be required to recognize potential reserve deficiencies at Transatlantic. This adjustment to loss reserves will also result in a current and deferred tax benefit of $175,000, of which $62,743 is deferred and $112,257 is current. The net charge to the balance sheet of $325,000 has been recorded as a debit to retained earnings.

(i)
Transatlantic reports unrealized gains and losses from fixed maturities available for sale, equities available for sale and other invested assets, as a separate component of AOCI, net of deferred income taxes, in stockholders' equity. Reclassification of these securities as trading would result in these unrealized gains and losses being reported as components of the income statement. Additional unrealized losses on investments of $55,537 with a corresponding tax benefit of $19,438 would have been reported on the income statement during the year ended December 31, 2010 had this reclassification been in place. Additional unrealized gains on investments of $207,927 with a corresponding tax expense of $72,775 would have been reported on the income statement during the nine months ended September 30, 2011 had this reclassification been in place.

In addition, other-than-temporary impairments charged to earnings of $7,972 and $3,140 in the year ended December 31, 2010 and nine months ended September 30, 2011 would have been reallocated to unrealized gains and losses following a reclassification of the securities as trading.

(j)
The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures. Transatlantic does not separately list share compensation expense on its income statement, however disclosure of the amount recorded for the year ended December 31, 2010 was recorded in its notes to the financial statements. This amount of $35,300 was therefore reclassified as share compensation expense on the income statement. Similar disclosure was not given for the nine months ended September 30, 2011, but an estimate of $26,475 was calculated based on the amount recorded for the year ended December 31, 2010, and was reclassified as share compensation expense on the income statement.

(k)
The share prices of both Validus and Transatlantic used in preparing these unaudited condensed consolidated pro forma financial statements are based on the closing share prices on November 2, 2011, and were $27.21 and $52.23, respectively. As of November 4, 2011, the share prices were $28.65 and $54.42, respectively. The effect of using the November 4, 2011 closing share prices in preparation of these unaudited condensed consolidated pro forma financial statements would have resulted in an entry to additional paid in capital of $138,159 reflecting additional purchase price and an offsetting entry to retained earnings of $138,159 reflecting reduced negative goodwill. Using November 4, 2011 share prices would have had no effect on calculation of book value per share, diluted book value per share, basic earnings per share and diluted earnings per share.

4.     Adjustments to Cash and Cash Equivalents

        The acquisition of Transatlantic Shares will result in the payment of cash and cash equivalents by Transatlantic of $78,035 and by Validus of $20,524.

        The unaudited condensed consolidated pro forma statements of operations reflect the impact of these reductions in cash and cash equivalents. Actual transaction costs may vary from such estimates which are based on the best information available at the time the unaudited condensed consolidated pro forma financial information was prepared.

        For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the sources and uses of funds of the acquisition are as follows:

Sources of Funds

Transatlantic cash and cash equivalents	$78,035
Validus cash and cash equivalents	20,524
Validus credit facility	697,931

Total	$796,490

Uses of Funds

Cash consideration	$697,931
Validus transaction costs	14,417
Transatlantic transaction costs	11,335
Refinancing costs for existing Validus debt	6,107
Allied World termination fee	66,700

Total	$796,490

5.     Selected Ratios

        Selected ratios of Validus, Transatlantic and pro forma combined are as follows:

	Year Ended December 31, 2010			Nine Months Ended September 30, 2011
	Validus	Transatlantic	Pro forma combined	Validus	Transatlantic	Pro forma combined
Losses and loss expense ratios	56.1%	69.5%	65.2%	69.2%	86.1%	80.8%
Policy acquisition costs ratios	16.6	24.1	21.8	17.7	23.6	21.7
General and administrative cost ratios	13.5	5.4	8.0	13.1	5.0	7.6

Combined ratio	86.2%	99.0%	95.0%	100.0%	114.7%	110.1%

6.     Earnings per Validus Share

        (a)   Pro forma earnings per common share for the year ended December 31, 2010 and the nine months ended September 30, 2011 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 6(b) below. The historical weighted average number of outstanding Validus Shares was 116,018,364 and 120,630,945 basic and diluted, respectively, for the year ended December 31, 2010 and 98,430,686 and 98,430,686 basic and diluted, respectively, for the nine months ended September 30, 2011.

        (b)   The pro forma weighted average number of Validus Shares outstanding for the year ended December 31, 2010 and nine months ended September 30, 2011, after giving effect to the exchange of shares as if the Exchange Offer had been issued and outstanding for the whole year, is 213,255,252 and 219,172,096, basic and diluted, and 194,374,195 and 198,128,098, basic and diluted, respectively.

        (c)   In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating diluted earnings per share, we consider the application of the treasury stock method and the two-class method and whichever is more dilutive is included into the calculation of diluted earnings per share.

        The following table sets forth the computation of basic and diluted earnings per share for the nine months ended September 30, 2011:

	Historical Validus Holdings	Pro Forma Consolidated
Net (loss) income available to common shareholders	$(11,911)	$138,418

Weighted average shares—basic ordinary shares outstanding	98,430,686	194,374,195
Share equivalents
Warrants	—	—
Restricted Shares	—	2,949,689
Options	—	804,214

Weighted average shares—diluted	98,430,686	198,128,098
Basic (loss) earnings per share	$(0.12)	$0.71

Diluted (loss) earnings per share	$(0.12)	$0.70

        The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2010:

	Historical Validus Holdings	Pro Forma Consolidated
Net Income	$402,564	$741,786
Net income available to common shareholders	$395,573	$734,795

Weighted average shares—basic ordinary shares outstanding	116,018,364	213,255,252
Share equivalents
Warrants	2,657,258	2,657,258
Restricted Shares	1,067,042	2,371,305
Options	888,281	888,281

Weighted average shares—diluted	120,630,945	219,172,096
Basic earnings per share	$3.41	$3.45

Diluted earnings per share	$3.34	$3.38

7.     Book Value per Share

        Validus calculates diluted book value per share using the "as-if-converted" method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding. In its public records, Transatlantic calculates only book value per share and not diluted book value per share. Accordingly, for the purposes of the Pro Forma Condensed Consolidated Financial Statements and notes thereto, Transatlantic's diluted book value per share has been calculated based on the "as-if-converted" method to be consistent with Validus' calculation.

        The following table sets forth the computation of book value and diluted book value per share adjusted for the exchange offer as of September 30, 2011:

	Historical Validus Holdings	Pro Forma Consolidated
Book value per common share calculation
Total shareholders' equity	$3,443,869	$6,623,379
Shares	99,039,622	194,983,131
Book value per common share	$34.77	$33.97
Diluted book value per common share calculation
Total shareholders' equity	$3,443,869	$6,623,379
Proceeds of assumed exercise of outstanding warrants	$137,992	$137,992
Proceeds of assumed exercise of outstanding stock options	$45,584	$173,150
Unvested restricted shares	—	—

	$3,627,445	$6,934,521
Shares	99,039,622	194,983,131
Warrants	7,862,262	7,862,262
Options	2,265,849	5,417,333
Unvested restricted shares	3,377,210	6,340,216

	112,544,943	214,602,942
Diluted book value per common share	$32.23	$32.31

8.     Capitalization

        The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at September 30, 2011, adjusted for the Exchange Offer and Second-Step Merger:

	Historical Validus Holdings	Pro Forma Consolidated
Total debt
Borrowings drawn under credit facility	$—	$697,931
Senior notes payable	246,955	1,252,845
Debentures payable	289,800	289,800

Total debt	$536,755	$2,240,576

Total capitalization
Total shareholders' equity	$3,443,869	$6,623,379
Borrowings drawn under credit facility	—	697,931
Senior notes payable	246,955	1,252,845
Debentures payable	289,800	289,800

Total capitalization	$3,980,624	$8,863,955

Total debt to total capitalization	13.5%	25.3%
Debt (excluding debentures payable) to total capitalization	6.2%	22.0%

9.     Transatlantic Share Repurchase Program

        On September 16, 2011, Transatlantic announced the approval of a $600,000 open market or negotiated share repurchase program, which added $455,000 to Transatlantic's existing share repurchase authorization. Transatlantic committed to repurchasing $300,000 of Transatlantic Shares through December 31, 2011 and plans to repurchase the remaining $300,000 of Transatlantic Shares during 2012. During the quarter ended September 30, 2011, Transatlantic repurchased 844,390 of outstanding Transatlantic Shares under its previously announced share repurchase program for $41,176. From

October 1, 2011 through November 3, 2011, an additional 3,327,220 outstanding Transatlantic Shares have been repurchased for $169,365 under the program. As of November 4, 2011, $389,459 remained under the current share repurchase authorization.

        Validus estimates that the Transatlantic Share repurchases made from October 1, 2011 to November 3, 2011 will result in 5,178,485 fewer Validus Shares issued in the Exchange Offer and the Second-Step Merger after adjusting for the exchange ratio of 1.5564, resulting in 189,804,646 Validus Shares outstanding and 209,424,457 diluted Validus Shares outstanding on a pro forma basis. The effect of these share repurchases on book value per share at September 30, 2011 would be as follows:

	Transatlantic			Pro forma
	As at September 30, 2011	Adjusted for share repurchases from October 1, 2011 to October 31, 2011	Increase due to share repurchases	As at September 30, 2011	Adjusted for share repurchases from October 1, 2011 to October 31, 2011	Increase due to share repurchases
Book value per common share	$69.67	$71.37	$1.70	$33.97	$34.20	$0.23
Diluted book value per common share	$67.55	$69.03	$1.48	$32.31	$32.48	$0.17
Diluted tangible book value per common share	$67.55	$69.03	$1.48	$31.68	$31.83	$0.15

Annex A

SUMMARY OF PROPOSED MERGER AGREEMENT

        The following section contains a summary of the material terms and conditions of the Proposed Merger Agreement. This summary may not contain all of the information about the Proposed Merger Agreement that you, as a shareholder of Validus, may believe is important to you. Validus shareholders should be aware that the Proposed Merger Agreement reflects a proposal by Validus to Transatlantic made on October 16, 2011, and the terms of any definitive merger agreement entered into between Validus and Transatlantic may be different that the terms of the Proposed Merger Agreement summarized below. There are no assurances that Validus and Transatlantic will enter into a definitive agreement relating to a merger, whether reflecting the terms of the Proposed Merger Agreement or otherwise.

Merger Consideration and Pre-Merger Special Dividend

        The Proposed Merger Agreement provides that, on the terms and subject to the conditions set forth in the Proposed Merger Agreement, Validus will seek to acquire all outstanding Transatlantic Shares pursuant to an exchange offer and, thereafter, TV Merger Sub, LLC, a wholly owned subsidiary of Validus, will merge with and into Transatlantic pursuant two a second-step merger in accordance with the DGCL. Transatlantic will be the surviving corporation in the proposed merger and will become a wholly-owned subsidiary of Validus.

        Under the Proposed Merger Agreement, Transatlantic stockholders will receive 1.5564 Validus Shares (the "exchange ratio") plus the cash equivalent of any fractional share in the exchange offer and second-step merger and $11.00 per share in cash (and any Special Excess Dividend) pursuant to a one-time special dividend from Transatlantic immediately prior to the expiration time of the exchange offer, for each Transatlantic Share they own. The exchange ratio is fixed and will not be adjusted for changes in the market value of Transatlantic Shares or Validus Shares. The aggregate number of Validus Shares issuable will be adjusted appropriately and proportionately to fully reflect the effect of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange of shares or other similar event with respect to Validus Shares or Transatlantic Shares prior to the effective time of the proposed merger.

        The Proposed Merger Agreement contemplates that the pre-merger special dividend will be funded by indebtedness incurred by Transatlantic prior to the closing of the merger and the payment of the special dividend. Validus has obtained a highly confident letter from J.P. Morgan in connection with the arrangement of the full amount of financing required by Transatlantic for the Transatlantic pre-merger special dividend. Any Special Excess Dividend will be funded from cash on hand at Transatlantic.

Appraisal Rights

        Validus Shareholders will not be entitled to appraisal rights or dissenters' rights in connection with the second-step merger.

Conditions to Completion of the Proposed Merger

        The Proposed Merger Agreement contemplates the acquisition of Transatlantic by Validus pursuant to an exchange offer and second-step merger. Under the Proposed Merger Agreement, the obligations of Validus to complete the exchange offer is subject to the satisfaction, or to the extent permitted by law, waiver by Validus of the following conditions:

  •
  Transatlantic stockholders shall have validly tendered and withdrawn prior to the expiration time of the exchange offer that number of shares of Transatlantic Shares that, when added to the shares of Transatlantic Shares owned by Validus and its subsidiaries immediately prior to the acceptance by Validus for exchange of Transatlantic Shares in the Exchange Offer, represent a majority of the then-outstanding number of Transatlantic Shares outstanding on a fully diluted basis.

  •
  Each consent of a governmental authority required in connection with the transactions contemplated by the Proposed Merger Agreement, including under applicable antitrust and insurance laws (including approval of the New York State Department of Financial Services pursuant to Section 1506 of the New York Insurance Code) shall have been obtained and shall be in full force and effect, and any applicable waiting period thereunder shall have expired or been terminated, as the case may be.

  •
  The Validus S-4 shall have become effective under the Securities Act of 1933, as amended (the "Securities Act"), no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

  •
  The Validus Shares to be issued to Transatlantic stockholders in exchange for Transatlantic Shares in the exchange offer and the second-step merger contemplated by the Proposed Merger Agreement and in respect of converted Transatlantic equity awards shall have been approved for listing on the NYSE, subject to official notice of issuance.

  •
  Validus shareholders shall have approved the Share Issuance.

  •
  The special dividend shall have been declared and paid by Transatlantic.

  •
  Validus shall have received a written tax opinion of Skadden, Arps, or such other nationally recognized tax counsel reasonably satisfactory to Validus, to the effect that the Validus shares to be issued in the exchange offer and the second-step merger contemplated by the Proposed Merger Agreement should be received on a tax-free basis by Transatlantic stockholders.

  •
  Transatlantic shall have received a written tax opinion of Gibson Dunn, or such other nationally recognized tax counsel reasonably satisfactory to Transatlantic, to the effect that the Validus shares to be issued in the exchange offer and the second-step merger contemplated by the Proposed Merger Agreement should be received on a tax-free basis by Transatlantic stockholders.

        Additionally, the obligations of Validus and Transatlantic to complete the second-step merger contemplated by the Proposed Merger Agreement are subject to the satisfaction, or to the extent permitted by law, waiver by each of the parties of the following conditions:

  •
  Approval by the Transatlantic stockholders of the adoption of the second-step merger contemplated by the Proposed Merger Agreement, if required by applicable;

  •
  If the approval by the Transatlantic stockholders of the adoption of the second-step merger contemplated by the Proposed Merger Agreement is required to be obtained pursuant to applicable law, (i) to the extent required by applicable law, a post-effective amendment to the Validus S-4 shall have been declared effective by the SEC under the Securities Act and (ii) no stop order suspending the effectiveness of the Validus S-4 (or, to the extent required by applicable law, a post-effective amendment to the Validus S-4) shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

  •
  no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity, or other legal restraint or prohibition shall be in effect preventing, the consummation of the exchange offer, the second-step merger and the transactions contemplated by the Proposed Merger Agreement;

  •
  Validus shall have (or shall have caused one or more of its affiliates to have) accepted for payment all Transatlantic Shares validly tendered (and not withdrawn) pursuant to the exchange offer contemplated by the Proposed Merger Agreement.

  •
  None of the following conditions or events shall have occurred following the execution of the Proposed Merger Agreement and be continuing prior to the expiration time of the exchange offer contemplated by the Proposed Merger Agreement:

  •
  there shall be any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint, prohibition or other order enacted, entered, promulgated, enforced or issued by any governmental authority, or other legal restraint or prohibition in effect preventing, the consummation of the exchange offer, the second-step merger and the transactions contemplated by the Proposed Merger Agreement;

  •
  (1) any of Transatlantic's representations and warranties set forth in Proposed Merger Agreement relating to Transatlantic's capitalization and authority to enter into the Proposed Merger Agreement and the absence of brokers shall not be true and correct in all material respects on the date the Proposed Merger Agreement is executed, and as of the expiration time of the exchange offer, as if made at and as of such date or time (except to the extent that any such representation or warranty speaks as of an earlier date, in which case such representation or warranty shall not be true and correct as of such earlier date), (2) any of Transatlantic's representations and warranties set forth in Proposed Merger Agreement relating to the absence of a material adverse effect or liabilities relating to the Allied World Acquisition shall not be true and correct in all respects on the date the Proposed Merger Agreement is executed, and as of the expiration time of the exchange offer, as if made at and as of such date or time and (3) any of the other representations and warranties of Transatlantic set forth in the Proposed Merger Agreement shall not be true and correct in all respects on the date the Proposed Merger Agreement is executed, and as of the expiration time of the exchange offer, as if made at and as of such date or time (except to the extent that any such representation or warranty speaks as of an earlier date, in which case such representation or warranty shall not be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in the merger agreement), individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Transatlantic;

  •
  Transatlantic shall not have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Proposed Merger Agreement at or prior to the expiration time of the exchange offer; or

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  the Proposed Merger Agreement shall have been terminated in accordance with its terms.

        The foregoing conditions are for the sole benefit of Validus and may be asserted by Validus regardless of the circumstances giving rise to any such condition or, other than the first, third and fourth bulleted items above (which may not be waived without Transatlantic's prior written consent), may be waived by Validus in whole or in part at any time and from time to time prior to the expiration time of the exchange offer in its discretion and to the extent permitted by applicable law.

        Under the Proposed Merger Agreement, the number of Transatlantic Shares on a "fully-diluted basis" means, as of any date, the number of Transatlantic Shares then issued and outstanding, plus the number of Transatlantic Shares which Transatlantic may be required to issue as of such date pursuant to options (whether or not then vested or exercisable), rights, convertible, exercisable or exchangeable securities (only to the extent then convertible, exercisable or exchangeable into Transatlantic Shares) or similar obligations then outstanding.

Termination of the Proposed Merger Agreement

        The Proposed Merger Agreement may be terminated at any time prior to the effective time of the proposed merger under the following circumstances:

  •
  by mutual written consent of Validus and Transatlantic;

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  by either the Validus Board or the Transatlantic Board:

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  if any governmental entity issues a final and nonappealable order permanently enjoining or otherwise prohibiting the completion of the proposed merger, except that no party may terminate the Proposed Merger Agreement if such party's breach of its obligations proximately contributed to the issuance of such order;

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  if the Validus Shareholders fail to approve the Share Issuance;

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  if the exchange offer shall have expired or been terminated without any Transatlantic Shares being purchased therein, except that no party may terminate the Proposed Merger Agreement if such party's breach of its obligations under the Proposed Merger Agreement proximately contributed to the failure of the conditions to the exchange offer to be satisfied by the date of such expiration or termination;

  •
  if the acceptance time of the Exchange Offer has not occurred by March 30, 2012, subject to extension by mutual agreement of the parties, provided that no party may terminate the Proposed Merger Agreement if such party's breach of its obligations proximately contributed to the failure to close by the merger end date;

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  by the Validus Board upon a breach of any covenant or agreement on the part of Transatlantic, or if any representation or warranty of Transatlantic fails to be true, in either case such that the conditions to Validus' obligations to complete the exchange offer would not then be satisfied and such failure is not reasonably capable of being cured on or prior to March 30, 2012 or Transatlantic is not using its reasonable best efforts to cure such failure;

  •
  by the Transatlantic board of directors upon a breach of any covenant or agreement on the part of Validus, or if any representation or warranty of Validus other than the representations Validus' capitalization and authority to enter into the Proposed Merger Agreement and the absence of brokers fees fails to be true, in either case such that the conditions to Transatlantic's obligations to complete the merger would not then be satisfied and such failure is not reasonably capable of being cured on or prior to March 30, 2012 or Validus is not using its reasonable best efforts to cure such failure;

  •
  by the Validus Board if, prior to obtaining the approval of the Transatlantic stockholders, the Transatlantic Board makes an adverse recommendation change; or

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  by the Transatlantic Board if, prior to obtaining the approval of the Validus shareholders, the Validus Board makes an adverse recommendation change.

Fees and Expenses

        Under the Proposed Merger Agreement, each party will pay all fees and expenses incurred by it in connection with the proposed merger and the other transactions contemplated by the Proposed Merger Agreement, provided, however, that Validus and Transatlantic will share equally all fees and expenses in relation to the printing, filing and distribution of the disclosure documents prepared in connection with the exchange offer and the second-step merger and any filing fees in connection with the merger pursuant to any antitrust or competition law except, in each case for attorneys' and accountants' fees and expenses.

        If the Proposed Merger Agreement is validly terminated, the Proposed Merger Agreement will become void and have no effect, without any liability or obligation on the part of any party, except as expressly set forth therein, provided that the parties will remain liable for any willful breaches of their representations, warranties or covenants.

        Except as set forth below, if the Proposed Merger Agreement is terminated by Validus or Transatlantic pursuant to a breach by the other party of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in the Proposed Merger Agreement, then the non-terminating party will reimburse the terminating party for all of their reasonable out-of-pocket fees and expenses incurred in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the Proposed Merger Agreement or any of the transactions contemplated thereby, up to a maximum amount to be agreed to by Validus and Transatlantic (the "expense reimbursement"), provided that if the breach is of either party's covenant not to solicit alternative offers or to hold its special stockholder meeting, the non-terminating party will also pay the alternate termination fee (defined below).

        Except as set forth below, if the Proposed Merger Agreement is terminated as a result of the Transatlantic stockholders failing to adopt the Proposed Merger Agreement or approve the other transactions contemplated thereby or Validus Shareholders failing to approve the Share Issuance, Validus will pay to Transatlantic, or Transatlantic will pay to Validus, a termination fee to be agreed to by Validus and Transatlantic (the "alternate termination fee"), plus the expense reimbursement.

        Validus will be obligated to pay a termination fee equal to an amount to be agreed to by Validus and Transatlantic (less any previously paid alternate termination fee and/or expense reimbursement) to Transatlantic if:

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  Transatlantic terminates the Proposed Merger Agreement because, prior to obtaining the approval of the Validus shareholders, the Validus board of directors makes an adverse recommendation change;

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  the Proposed Merger Agreement is terminated due to the failure of the Validus shareholders to approve the Share Issuance proposal and within 12 months after such termination Validus or any of its subsidiaries enters into an agreement providing for a competing transaction or recommends or submits a competing transaction to its shareholders for adoption, or a transaction in respect of a competing transaction is consummated; provided, however, any reference to 10% in the definition of competing transaction will be deemed to be a reference to 50%;

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  the Proposed Merger Agreement is terminated following the failure to complete the exchange offer on or before March 30, 2012, the Validus Special Shareholder Meeting does not occur at least five business days prior to March 30, 2012, and within 12 months after such termination Validus or any of its subsidiaries enters into an agreement providing for a competing transaction or recommends or submits a competing transaction to its shareholders for adoption, or a transaction in respect of a competing transaction is consummated; provided, however, any reference to 10% in the definition of competing transaction will be deemed to be a reference to 50%; or

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  Transatlantic terminates the Proposed Merger Agreement following the breach by Validus of any covenant or agreement or any inaccuracy of any of the representations or warranties set forth in the Proposed Merger Agreement within 12 months after such termination Validus or any of its subsidiaries enters into an agreement providing for a competing transaction or recommends or submits a competing transaction to its shareholders for adoption, or a transaction in respect of a competing transaction is consummated; provided, however, any reference to 10% in the definition of competing transaction will be deemed to be a reference to 50%.

        Transatlantic will be obligated to pay a termination fee equal to an amount to agreed to by Validus and Transatlantic (less any previously paid alternate termination fee and/or expense reimbursement) to Validus under similar circumstances relating to Transatlantic and Transatlantic's stockholders (including, in the case of the second bulleted item above, if certain specified conditions to the exchange offer have been satisfied or waived and the minimum tender condition is not satisfied because a sufficient number of Transatlantic Shares have not been tendered into the exchange offer).

Treatment of Transatlantic Stock Options and Other Equity Awards

  Transatlantic Stock Options

        At the time of the payment of the pre-merger special dividend, each outstanding Transatlantic stock option will be converted into an option to acquire, on the same terms and conditions as were applicable under such Transatlantic stock option prior to payment of the special dividend, a number of Transatlantic Shares, rounded down to the nearest whole Transatlantic Share, determined by multiplying the number of Transatlantic Shares subject to such Transatlantic stock option prior to payment of the pre-merger special dividend by the "special dividend adjustment ratio" (determined by dividing (x) the last reported sale price of Transatlantic Shares on the NYSE on the business day immediately prior to the consummation of the merger (the "special dividend reference price"), by (y) the special dividend reference price minus $11.00 and the amount of any Special Excess Dividend), at a per share exercise price, rounded up to the nearest whole cent, determined by dividing the per share exercise price of such Transatlantic stock option by the special dividend adjustment ratio.

        At the effective time of the proposed second-step merger, each outstanding Transatlantic stock option will be converted into an option to acquire, on the same terms and conditions as were applicable under such Transatlantic stock option following the pre-merger special dividend and immediately prior to the effective time, a number of Validus Shares, rounded down to the nearest whole Validus Share, determined by multiplying the number of Transatlantic Shares subject to such Transatlantic stock option following payment of the special dividend and immediately prior to the effective time by 1.5564, at a per share exercise price, rounded up to the nearest whole cent, determined by dividing the per share exercise price of such Transatlantic stock option by 1.5564.

  Transatlantic Stock-Based Awards

        At the time of the payment of the special dividend, each outstanding Transatlantic stock-based award will be converted into an option to acquire, on the same terms and conditions as were applicable under such Transatlantic stock-based award prior to payment of the special dividend, a number of Transatlantic Shares, rounded down to the nearest whole Transatlantic Share, determined by multiplying the number of Transatlantic Shares subject to such Transatlantic stock option prior to payment of the special dividend by the pre-merger special dividend adjustment ratio.

        At the effective time of the proposed second-step merger, each outstanding Transatlantic stock-based award will be converted into the right to receive, on the same terms and conditions as were applicable under such award following the special dividend and immediately prior to the effective time, a number of Validus Shares, rounded down to the nearest whole share, determined by multiplying the number of shares of Transatlantic common stock subject to such Transatlantic stock-based award following the special dividend and immediately prior to the effective time by 1.5564.

        Prior to the effective time, the Transatlantic Board will adjust the performance goals for, or convert, all converted Transatlantic stock-based awards that vest based on the achievement of performance criteria in the manner mutually agreed to by Transatlantic and Validus to appropriately reflect the proposed merger with respect to performance periods that have not ended prior to the effective time of the proposed second-step merger.

No Solicitation

        Under the Proposed Merger Agreement, each of Validus and Transatlantic, from the time of the execution of the Proposed Merger Agreement until the earlier of the termination of the Proposed Merger Agreement or the completion of the proposed merger, will not and will cause its subsidiaries and its and their directors and officers, and will use its reasonable best efforts to cause its controlled affiliates, employees, agents, consultants and representatives, not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding, or that would reasonably be expected to lead to, any merger, share exchange, amalgamation, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer or exchange offer) or similar transactions that, if consummated, would constitute a competing proposal (as defined below), (ii) solicit, initiate, knowingly encourage or participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or otherwise cooperate in any way with, or knowingly facilitate in any way any effort by any person in connection with any acquisition proposal (as defined below), (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, amalgamation agreement, option agreement, joint venture agreement, partnership agreement or other agreement regarding, or that is intended to result in, or would be reasonably expected to lead to, an acquisition proposal or (iv) waive, amend or otherwise modify the terms or conditions of any confidentiality agreement, standstill agreement or similar obligation of any third person (other than Transatlantic or Validus, as the case may be) to it (provided that a party shall not be prohibited from making an invitation or request to a third person that such person take any action that would otherwise be prohibited by such agreement or obligation if the terms of such agreement or obligation expressly contemplate that such person may take the specified action if invited or requested by the party to do so).

        Under the Proposed Merger Agreement, an "acquisition proposal" with respect to a party means any inquiry or proposal regarding, or that would reasonably be expected to lead to, any merger, share exchange, amalgamation, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer or exchange offer) or similar transaction involving such party or any of its subsidiaries that, if consummated, would constitute a competing transaction. A "competing transaction" with respect to a party means (i) any transaction, including a tender offer, exchange offer or share exchange, pursuant to which any third-party or group, directly or indirectly, acquires or would acquire beneficial ownership of 10% or more of the outstanding shares of such party's common stock or outstanding voting power (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such common stock or ordinary shares or other securities representing such voting power), (ii) a merger, amalgamation, consolidation or business combination pursuant to which any third-party or group would beneficially own 10% or more of such party's outstanding common stock or outstanding voting power or (iii) a recapitalization or any other transaction pursuant to which a third-party or group beneficially owns or would beneficially own 10% or more of such party's outstanding common stock or outstanding voting power or (iv) any transaction pursuant to which any third-party or group, directly or indirectly, acquires or would acquire control of assets of such party or its subsidiaries representing 10% or more of consolidated revenues, net income, earnings before interest, taxes, depreciation and amortization for the last 12 months or the fair market value of all of such party's assets and its subsidiaries, taken as a whole.

        Notwithstanding the restrictions described above, under the Proposed Merger Agreement, prior to obtaining shareholder approval (in the case of Validus) or the consummation of the exchange offer (in the case of Transatlantic), the board of directors of each of Validus and Transatlantic is permitted to furnish information with respect to Validus or Transatlantic, as applicable, and enter into discussions with, and only with, a person who has made an unsolicited bona fide written acquisition proposal if the board of directors of such party (i) determines in good faith (after consultation with its outside legal counsel and financial advisors) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below) and the failure to enter into discussions regarding such proposal would result in a breach of such board's fiduciary duties, (ii) provides at least three business days' notice to the other party of its intent to furnish information to, or enter into discussions with, such person and (iii) obtains from such person an executed confidentiality agreement based on a form of agreement. A "superior proposal" with respect to a party means a bona fide written acquisition proposal made by a third-party or group (and not obtained in breach of the Proposed Merger Agreement) for a merger, amalgamation, consolidation, business combination or other similar transaction involving such party pursuant to which the Validus shareholders or Transatlantic stockholders, as applicable, immediately preceding the transaction would hold less than 50% of the outstanding common stock or voting power of such party or the surviving or parent entity following the consummation of such transaction that the board of directors of such party (after consultation with its outside legal counsel and financial advisors) determines in good faith to be more favorable to such party's shareholders or stockholders than the merger. In making such determination, the board of directors of such party will take into account all relevant factors, including value and other financial considerations, legal and regulatory considerations, and any conditions to, and expected timing and risks of, completion, as well as any changes to the terms of the merger proposed by the other party in response to such superior proposal.

        The Proposed Merger Agreement requires that the parties notify each other within 24 hours of, among other things, the receipt of any acquisition proposal or inquiry or request for non-public information that is reasonably likely to lead to an acquisition proposal. Any such notification will include the identity of the person making the inquiry and the material terms and conditions of any acquisition proposal. In addition, the Proposed Merger Agreement requires the parties to continue to update each other of material changes to any acquisition proposal and provide to each other, within 24 hours of receipt, all correspondence and other written material received from any third party in connection with an acquisition proposal. The Proposed Merger Agreement also requires both Validus and Transatlantic to cease, and cause to be terminated, all discussions or negotiations with any person conducted prior to the execution of the Proposed Merger Agreement with respect to any acquisition proposal and request the prompt return or destruction of all confidential information previously furnished in connection therewith.

Changes in Board Recommendations; Adverse Recommendation Change

        Under the Proposed Merger Agreement, neither the Validus Board nor the Transatlantic Board will (A) (i) withdraw (or modify in a manner adverse to the other party) the approval, recommendation or declaration of advisability by such board of the Proposed Merger Agreement or the transactions contemplated by the Proposed Merger Agreement, (ii) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any acquisition proposal or (iii) resolve, agree or publicly propose to take any such actions (any such action set forth in clause (A), an "adverse recommendation change"), or (B) cause or permit such party to enter into, or resolve, agree or propose publicly to do so with respect to, any agreement regarding an acquisition proposal.

        Notwithstanding the restrictions described above, at any time prior to obtaining the relevant stockholder approvals, the Validus Board or the Transatlantic Board, as applicable, may make an adverse recommendation change if such board determines in good faith that the failure to do so would result in a breach of the board's fiduciary duties under applicable law, taking into account all adjustments to the terms of the Proposed Merger Agreement that may be offered by the other party.

Prior to taking any such action, such board of directors must (x) inform the other party in writing of its decision at least three business days prior to changing its recommendation and specify the reasons therefor, including the terms and conditions of, and the identity of any person making, any acquisition proposal and (y) in the event the other party adjusts the terms of the Proposed Merger Agreement, determine that the adverse recommendation change is still required in the exercise of its fiduciary duties after giving effect to all relevant factors, including the payment of any applicable termination fees.

        If the Validus Board withdraws or modifies its recommendation, it will nonetheless continue to be obligated to hold its stockholders meeting and submit the proposals described in this proxy statement to its stockholders for their vote, as applicable. Likewise, the Transatlantic Board may not terminate the Proposed Merger Agreement if it withdraws or modifies its recommendation.

Annex B

SUMMARY OF EXCHANGE OFFER CONDITIONS

        The following section contains a summary of terms of the Exchange Offer that are material to Validus Shareholders. This summary may not contain all of the information about the Exchange Offer that you, as a shareholder of Validus, may believe is important to you. The terms of the Exchange Offer are set forth in full in the Offer to Exchange, which is incorporated herein by reference, and other public filings that Validus has made and may make with the SEC, which are available without charge at www.sec.gov.

        Validus is offering to exchange for each outstanding Transatlantic Share that is validly tendered and not properly withdrawn prior to the expiration time of the exchange offer, 1.5564 Validus Shares and $11.00 in cash (less applicable withholding taxes and without interest). The terms of the Exchange Offer also permit Transatlantic to pay the Special Excess Dividend prior to the expiration time of the Exchange Offer. The terms and conditions of the Exchange Offer are set forth in the Validus Prospectus, as amended by Amendment No. 20 to Validus' Schedule TO filed with the SEC on November 3, 2011.

        The term "expiration time of the exchange offer" means 5:00 p.m., Eastern time, on Friday, November 25, 2011, unless Validus extends the period of time for which the Exchange Offer is open, in which case the term "expiration time of the Exchange Offer" means the latest time and date on which the exchange offer, as so extended, expires.

        The exchange offer is subject to conditions which are described in the section of the Validus Prospectus to Exchange titled "The Exchange Offer—Conditions of the Exchange Offer." Validus expressly reserves the right, subject to the applicable rules and regulations of the SEC, to waive any condition of the exchange offer described herein in its discretion, except for the conditions described under the subheadings "Shareholder Approval Condition," "Registration Statement Condition," "NYSE Listing Condition," "Competition Condition," "New York Department of Insurance Condition," and "Regulatory Condition" in the section of the Prospectus/Offer to Exchange titled "The Exchange Offer—Conditions of the Exchange Offer" below, each of which cannot be waived. Validus expressly reserves the right to make any changes to the terms and conditions of the exchange offer (subject to any obligation to extend the exchange offer pursuant to the applicable rules and regulations of the SEC).

        Subject to the applicable rules of the SEC and the terms and conditions of the Exchange Offer, Validus also expressly reserves the right (but will not be obligated) (1) to extend, for any reason, the period of time during which the Exchange Offer is open, (2) to delay acceptance for exchange of, or exchange of, Transatlantic Shares in order to comply in whole or in part with applicable law (any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act, which requires Validus to pay the consideration offered or to return Transatlantic Shares deposited by or on behalf of Transatlantic stockholders promptly after the termination or withdrawal of the Exchange Offer), (3) to terminate the Exchange Offer without accepting for exchange, or exchanging, any Transatlantic Shares if any of the conditions have not been satisfied immediately prior to the expiration time of the Exchange Offer; (4) to amend or terminate the Exchange Offer without accepting for exchange or exchanging any Transatlantic Shares if Validus or any of its affiliates enters into a definitive agreement or announces an agreement in principle with Transatlantic providing for a merger or other business combination or transaction with or involving Transatlantic or any of its subsidiaries, or the purchase or exchange of securities or assets of Transatlantic or any of its subsidiaries, or Validus and Transatlantic reach any other agreement or understanding, in either case, pursuant to which it is agreed or provided that the Exchange Offer will be terminated; and (5) to amend the Exchange Offer or to waive any conditions to the Exchange Offer at any time, in each case by giving oral or written notice of such delay, termination, waiver or amendment to the exchange agent and by making public announcement thereof.

Conditions of the Exchange Offer

        Notwithstanding any other provision of the Exchange Offer, and in addition to (and not in limitation of) Validus' right to extend and amend the Exchange Offer at any time, in its discretion, Validus shall not be required to accept for exchange any Transatlantic Shares tendered pursuant to the Exchange Offer, shall not be required to make any exchange for Transatlantic Shares accepted for exchange, and may extend, terminate or amend the Exchange Offer, if immediately prior to the expiration time of the Exchange Offer (or substantially concurrently therewith), in the judgment of Validus, any one or more of the following conditions shall not have been satisfied:

  Minimum Tender Condition

        Transatlantic stockholders shall have validly tendered and not withdrawn prior to the expiration time of the exchange offer at least that number of Transatlantic Shares that, when added to the Transatlantic Shares then owned by Validus or any of its subsidiaries, shall constitute a majority of the then-outstanding number of Transatlantic Shares on a fully-diluted basis.

  Allied World Transaction Condition

        The Allied World Acquisition Agreement shall have been validly terminated, and Validus shall reasonably believe that Transatlantic has no liability, and Allied World shall not have asserted any claim of liability or breach against Transatlantic in connection with the Allied World Acquisition Agreement, other than with respect to the possible payment of a maximum of $115 million in the aggregate in termination fees and reimbursement of permitted Allied World expenses thereunder.

  Registration Statement Condition

        The registration statement of which the prospectus/offer to exchange filed by Validus with the SEC on July 25, 2011 and the accompanying letter of transmittal is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Validus shall have received all necessary state securities law or "blue sky" authorizations.

  Section 203 Condition

        The Transatlantic Board shall have approved the acquisition of Transatlantic Shares pursuant to the Exchange Offer and Second-Step Merger under Section 203 of the DGCL, or Validus shall be satisfied that Section 203 of the DGCL does not apply to or otherwise restrict such acquisition.

  Rights Agreement Condition

        The Transatlantic Board shall have redeemed the rights issued pursuant to the Rights Agreement, dated as of July 27, 2011, between Transatlantic and American Stock Transfer & Trust Company, LLC, as Rights Agent, or the rights shall have been redeemed or otherwise rendered inapplicable to the Exchange Offer and the Second-Step Merger.

  Shareholder Approval Condition

        The shareholders of Validus shall have approved the issuance of the Validus Shares pursuant to the Exchange Offer and the Second-Step Merger as required under the rules of the NYSE.

  NYSE Listing Condition

        The Validus Shares to be issued to Transatlantic stockholders as a portion of the Exchange Offer consideration in exchange for Transatlantic Shares in the Exchange Offer and the Second-Step Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

  Pending Litigation Condition

        There shall be no pending litigation, suit, claim, action, proceeding, hearing or investigation by or before any foreign, supranational, national, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body (each of which we refer to as a "governmental authority") (and Validus shall not have disclosed the receipt of written notice from any person stating that such person intends to commence any litigation, suit, claim, action, proceeding or investigation against Validus): (1) challenging or seeking to, or which, in the judgment of Validus is reasonably expected to, make illegal, delay or otherwise, directly or indirectly, restrain or prohibit or in which there are allegations of any violation of law, rule or regulation relating to, the making of or terms of the Exchange Offer or the provisions of the Validus Prospectus and the letter of transmittal filed by Validus with the SEC on July 25, 2011 or, the acceptance for exchange and exchange of any or all of the Transatlantic Shares by Validus or any other affiliate of Validus or the Second-Step Merger; or (2) seeking to, or which in the judgment of Validus is reasonably expected to, prohibit or limit the full rights of ownership of Transatlantic Shares by Validus or any of its affiliates, including, without limitation, the right to vote any Transatlantic Shares acquired by Validus pursuant to the Exchange Offer or otherwise on all matters properly presented to Transatlantic stockholders.

  No Material Adverse Change Condition

        Since December 31, 2010, there shall not have been any change, state of facts, circumstance or event that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of Transatlantic and its subsidiaries, taken as a whole, excluding any such change, state of facts, circumstance or event to the extent caused by or resulting from: (1) changes in economic, market, business, regulatory or political conditions generally in the United States or any other jurisdiction in which Transatlantic and its subsidiaries operates or United States or global financial markets; (2) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in the geographic areas in which Transatlantic and its subsidiaries operate; (3) changes, circumstances or events resulting in liabilities under property and casualty insurance and reinsurance agreements to which Transatlantic or any of its subsidiaries is a party, including any effects resulting from any earthquake, hurricane, tornado, windstorm, terrorist act, act of war or other natural or man-made disaster; (4) the commencement, occurrence or continuation of any war or armed hostilities; (5) changes in any applicable law, statute, ordinance, common law, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any governmental authority; (6) changes in generally accepted accounting principles or in statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board; (7) any change or announcement of a potential change in Transatlantic's or any of its subsidiaries' credit or claims paying rating or A.M. Best rating or the ratings of any of Transatlantic's or its subsidiaries' businesses or securities; (8) suspension in trading or a change in the trading prices or volume of Transatlantic Shares; or (9) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date of the prospectus/offer to exchange, filed by Validus on July 25, 2011 except that (A) in the case of the foregoing clauses (7), (8) and (9), such exceptions shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances or events underlying a failure described in any such clause has resulted in, or contributed to, a material adverse effect on Transatlantic and its subsidiaries taken as a whole and (B) in the case of the foregoing clauses (1), (2), (3) and (4), to the extent those changes, state of facts, circumstances or events have a materially disproportionate effect on Transatlantic and its subsidiaries taken as a whole relative to other similarly situated persons in the property and casualty insurance and reinsurance industry in similar geographic areas to those in which Transatlantic and its subsidiaries operate.

  Conduct of Business Condition

        Each of Transatlantic and its subsidiaries shall have carried on their respective businesses in the ordinary course consistent with past practice at all times on or after July 25, 2011 and prior to the expiration time of the Exchange Offer.

  Credit Facilities Condition

        All amendments or waivers under Validus' and its subsidiaries' credit facilities necessary to consummate the Exchange Offer, the Second-Step Merger and the other transactions contemplated by the Validus Prospectus shall have been obtained and be in full force and effect. Validus has obtained amendments to its applicable credit facilities, satisfying this condition to the Exchange Offer.

  New York State Department of Insurance Condition

        The New York State Insurance Department shall have approved Validus' application for acquisition of control of Transatlantic Reinsurance Company and Putnam Reinsurance Company, New York domiciled insurance companies and wholly-owned subsidiaries of Transatlantic, pursuant to Section 1506 of the New York Insurance Code and such approval shall be in full force and effect. Effective as of October 3, 2011, the New York State Insurance Department was reconstituted to form a part of the New York State Department of Financial Services.

  Competition Condition

        Any applicable waiting period under the HSR Act and, if applicable, any agreement with the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice not to accept Transatlantic Shares in the Exchange Offer, shall have expired or shall have been terminated prior to the expiration time of the Exchange Offer. On August 17, 2011 at 11:59 p.m. Eastern time, the applicable waiting period under the HSR Act for the acquisition by Validus of Transatlantic Shares pursuant to a Proposed Transatlantic Acquisition expired.

  Other Regulatory Approvals Condition

        Any clearance, approval, permit, authorization, waiver, determination, favorable review or consent of any governmental authority, other than in connection with the New York State Department of Insurance Condition and the Competition Condition, shall have been obtained and such approvals shall be in full force and effect, or any applicable waiting periods for such clearances or approvals shall have expired.

        The Exchange Offer is subject to additional conditions that are described in the Offer to Exchange, including that Transatlantic stockholders shall not have adopted the Allied World Acquisition Agreement and that there shall have been no business combination consummated between Allied World and Transatlantic.

VALIDUS HOLDINGS, LTD. 29 RICHMOND ROAD PEMBROKE HM 08 BERMUDA VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690 6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VALIDUS HOLDINGS, LTD. VOTE ON PROPOSALS VALIDUS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS. For Against Abstain 1. To approve the issuance of voting common shares, $.0175 par value per share, of Validus Holdings, Ltd., in connection with the proposed acquisition of all of the outstanding shares of common stock, par value $1.00 per share, of Transatlantic Holdings, Inc. 0 0 0 2. To approve one or more adjournments of the Special Meeting in the event that the chairman of the Special Meeting determines, in his sole discretion, that the Special Meeting should be adjourned to a future date. For Against Abstain 0 0 0 In their judgment, the proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2011 YOUR VOTE IS IMPORTANT Please complete, date, sign and mail your proxy card in the postage-paid envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. M31345-P08211 PROXY VALIDUS HOLDINGS, LTD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned holder of voting common shares, $0.175 par value per share (the "Validus Shares"), of Validus Holdings, Ltd. hereby appoints Edward J. Noonan and Joseph E. Consolino, and/or each of them with full power of substitution, to be its proxy and to vote for the undersigned on all matters arising at the Validus special meeting of shareholders (the "Special Meeting") or any adjournment or postponement thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held at a.m., Atlantic time, on , 2011 at . THE VALIDUS SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF A SIGNED PROXY CARD IS RETURNED AND NO INSTRUCTION IS GIVEN, THE VALIDUS SHARES WILL BE VOTED "FOR" THE PROPOSALS ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED , 2011, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. THIS PROXY WILL REVOKE (OR BE USED BY THE PROXIES TO REVOKE) ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE SPECIAL MEETING. YOUR VOTE IS VERY IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE POSTAGE- PAID ENCLOSED ENVELOPE. (Continued and to be completed, dated and signed, on the other side)